           As filed with the Securities and Exchange Commission on June 27, 1997
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               SHS BANCORP, INC.
            ------------------------------------------------------
              (Exact name of registrant as specified in charter)

        Pennsylvania                       6035                  applied for
-------------------------------      ------------------      -------------------
(State or other jurisdiction of      (Primary SICC No.)        (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              112 Federal Street
                        Pittsburgh, Pennsylvania 15212
                                (412) 231-0809
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                         John F. Breyer, Jr., Esquire
                           Aaron M. Kaslow, Esquire
                               BREYER & AGUGGIA
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C.  20005
                    ---------------------------------------
                    (Name and address of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                            Calculation of Registration Fee
===============================================================================================================================
Title of Each Class of Securities      Proposed Maximum         Proposed Offering   Proposed Maximum      Amount of
Being Registered                       Amount Being             Price(1)            Aggregate Offering    Registration Fee
                                       Registered(1)                                Price(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value            819,950                    $10.00             $8,199,500             $2,485

Participation interests                   25,000                      --                     --                 (2)
===============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2) The securities of SHS Bancorp, Inc. to be purchased by the Spring Hill Savings Bank 401(k) Profit Sharing Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT

                               SHS BANCORP, INC.

                       SPRING HILL SAVINGS BANK, F.S.B.
                          401(K) PROFIT SHARING PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Spring Hill Savings Bank, F.S.B. 401(k) Profit Sharing Plan ("Plan" or "401(k) Plan") of participation interests and shares of SHS Bancorp, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Spring Hill Savings Bank, F.S.B. ("Savings Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock savings bank, a holding company, SHS Bancorp, Inc. ("Holding Company"), has been formed. The simultaneous conversion of the Savings Bank to stock form, the issuance of the Savings Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus dated ______, 1997 of the Holding Company ("Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "-- Limitations on Purchases of Shares" in the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is ______, 1997.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                                   PAGE
The Offering
     Securities Offered................................................................
     Election to Purchase Common Stock in the Conversion...............................
     Value of Participation Interests..................................................
     Method of Directing Transfer......................................................
     Time for Directing Transfer.......................................................
     Irrevocability of Transfer Direction..............................................
     Direction to Purchase Common Stock After the Conversion...........................
     Purchase Price of Common Stock....................................................
     Nature of a Participant's Interest in the Holding Company Common Stock............
     Voting and Tender Rights of Common Stock..........................................

Description of the Plan................................................................
     Introduction......................................................................
     Eligibility and Participation.....................................................
     Contributions Under the Plan......................................................
     Limitations on Contributions......................................................
     Investment of Contributions.......................................................
     The Employer Stock Fund...........................................................
     Benefits Under the Plan...........................................................
     Withdrawals and Distributions from the Plan.......................................
     Administration of the Plan........................................................
     Reports to Plan Participants......................................................
     Plan Administrator................................................................
     Amendment and Termination.........................................................
     Merger, Consolidation or Transfer.................................................
     Federal Income Tax Consequences...................................................
     Restrictions on Resale............................................................

Legal Opinions.........................................................................

Investment Form........................................................................

                                 THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to ______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 112 Federal Street, Pittsburgh, Pennsylvania 15212. The Savings Bank's telephone number is
(412) 231-0809.

Election to Purchase Common Stock in the Conversion

     In connection with the Savings Bank's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustee") to transfer up to ___% of a Participant's beneficial interest in the assets of the Plan to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN--Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a monthly basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is _______, 1997. The Investment Form should be returned to ___________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction to Purchase Common Stock After the Conversion

     After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a monthly basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act").

Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

     The Holding Company Stock purchased for an account of a Participant will be held in the name of the Trustees of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

Introduction

     The Savings Bank adopted the Plan effective July 1, 1997 as an amendment and restatement of the Savings Bank's prior retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank will apply a determination from the Internal Revenue Service ("IRS") that the Plan, as amended and restated, is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of six months of service with the Savings Bank within a consecutive 12 month period of employment and the attainment of age 18. The Plan fiscal year is the calendar year ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1996, approximately _____ employees participated in the Plan.

Contributions Under the Plan

     Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustee of the Plan on a periodic basis.

     Employer Contributions. The Savings Bank currently matches employee deferral contributions on a discretionary basis in an amount determined annually by the Board of

Directors. In addition, the Savings Bank may make additional discretionary contributions in proportion to each Participant's Compensation.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees.
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (i.e.,
                                                                         ----
the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (i.e., the average
                                                              ----
of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contributions percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e.,
                                                                          ----
owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted periodically under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer,
(3) a 5% owner of the employer (i.e.,
                                ----
owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee. The Trustees are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, prior to the effective date of the Conversion, the Accounts of Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following managed portfolios:

Investment Fund A -

Investment Fund B -

Investment Fund C -

Investment Fund D -

Investment Fund E -

     Effective upon the Conversion, a Participant may invest all or a portion of his or her Accounts in the portfolios described above and in Fund F, described below:

Investment Fund F -  The Employer Stock Fund which invests in common stock of the Holding Company.

     A Participant may elect, to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other managed portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Fund __.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a _________ basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustees will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustees may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the Conversion, the Board of the Holding Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Holding Company regarding the amount or timing of dividends, if any.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" on pages 1 through __ in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of six years of service under the Plan's vesting schedule (20% per year beginning with the completion of two years of service).

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustees.  The Trustees with respect to the Plan are ____________________.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     Except as otherwise provided under the Plan, the Trustees have full power to vote any corporate securities in the Trust in person or by proxy. Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees are not compensated for their services. The expenses incurred in the administration of the Trust are paid out of the Trust except to the extent such expenses are paid by the Association.

     The Trustees must render at least annual reports to the Association and to the Participants in such form and containing such information that the Trustees deems necessary.

Reports to Plan Participants

     The administrator will furnish to each Participant a statement at least ____________ showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     The Savings Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and

501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the
----
distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the
             ----
nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives

(or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of the Holding Company.

                                Investment Form
                             (Employer Stock Fund)

                       SPRING HILL SAVINGS BANK, F.S.B.
                          401(K) PROFIT SHARING PLAN


Name of Participant:______________________________________

Social Security Number:___________________________________


     1. Instructions. In connection with the proposed conversion of Spring Hill Savings Bank, F.S.B. ("Savings Bank") to a stock savings bank and the simultaneous formation of a holding company ("Conversion"), participants in the Spring Hill Savings Bank, F.S.B. 401(k) Profit Sharing Plan ("Plan") may elect to direct the investment of up to ___% of their ___________, 1997 account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of SHS Bancorp, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ___________ at the Savings Bank, no later than the close of business on ________, 1997. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ___________.

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Please transfer this amount from the following investments in the amounts indicated:______________________________________________________________________
________________________________________________________________________________


     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



--------------------------------             ---------------------------------
          Signature                                        Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


--------------------------------             ---------------------------------
      Plan Administrator                                   Date

PROSPECTUS                     SHS BANCORP, INC.
        (Proposed Holding Company for Spring Hill Savings Bank, F.S.B.)
             713,000 Shares (Anticipated Maximum) of Common Stock
                               $10.00 per share

     SHS Bancorp, Inc. (the "Holding Company"), a Pennsylvania corporation, is offering between 527,000 and 713,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), in connection with the conversion of Spring Hill Savings Bank, F.S.B. (the "Savings Bank") from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the simultaneous issuance of the Savings Bank's capital stock to the Holding Company. In certain circumstances, the Holding Company may increase the amount of Common Stock offered hereby to 819,950 shares. See Footnote 3 to the table below. (cover continued on following page)

     FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK, CALL THE STOCK INFORMATION CENTER AT (___) __________.

     FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE BANK INSURANCE FUND ("BIF"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OTS, THE FDIC OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               RYAN, BECK & CO.



             The date of this Prospectus is _______________, 1997.

--------------------------------------------------------------------------------------------------------------
                                                                 Estimated Underwriting
                                            Purchase                Commissions and             Estimated Net
                                            Price(1)           Other Fees and Expenses(2)          Proceeds
--------------------------------------------------------------------------------------------------------------
Minimum Per Share.......................       $10.00                      $.78                        $9.22
--------------------------------------------------------------------------------------------------------------
Midpoint Per Share......................       $10.00                      $.73                        $9.27
--------------------------------------------------------------------------------------------------------------
Maximum Per Share.......................       $10.00                      $.65                        $9.35
--------------------------------------------------------------------------------------------------------------
Maximum Per Share, as adjusted(3).......       $10.00                      $.56                        $9.44
--------------------------------------------------------------------------------------------------------------
Minimum Total...........................   $5,270,000                  $445,000                   $4,825,000
--------------------------------------------------------------------------------------------------------------
Midpoint Total..........................   $6,200,000                  $450,000                   $5,750,000
--------------------------------------------------------------------------------------------------------------
Maximum Total...........................   $7,130,000                  $463,000                   $6,667,000
--------------------------------------------------------------------------------------------------------------
Maximum Total, as.......................   $8,199,500                  $463,000                   $7,736,500
--------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by Feldman Financial Advisors, Inc. ("Feldman Financial") as of June 23, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Savings Bank, as converted, ranged from $5,270,000 to $7,130,000, with a midpoint of $6,200,000 ("Estimated Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Consists of estimated costs to the Holding Company and the Savings Bank arising from the Conversion, including fees to be paid to Ryan, Beck & Co., Inc. ("Ryan, Beck") in connection with the Offerings. Such fees may be deemed to be underwriting fees and Ryan, Beck may be deemed to be an underwriter. The Holding Company and the Savings Bank have agreed to indemnify Ryan, Beck against certain liabilities, including liabilities that may arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION -- Marketing and Underwriting Arrangements."
(3) Gives effect to the sale of up to an additional 15% of the shares offered, without the resolicitation of subscribers or any right of cancellation, due to an increase in the pro forma market value of the Holding Company and the Savings Bank, as converted. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."


     Pursuant to the Plan of Conversion, nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the Savings Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan,
(iii) depositors with $50.00 or more on deposit at the Savings Bank as of June 30, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Savings Bank as of ____________ ("Voting Record Date") and borrowers of the Savings Bank with mortgage loans outstanding as of the Voting Record Date ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision ("OTS") or another agency of the U.S. Government. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares."

     Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock to certain members of the general public through a direct community offering ("Direct Community Offering") with preference being given to natural persons and trusts of natural persons who are residents of Allegheny, Beaver, Butler, Washington, Westmoreland and Armstrong Counties of Pennsylvania ("Local Community"), subject to the right of the Holding Company to accept or reject orders in the Direct Community Offering in whole or in part. The Subscription Offering and the Direct Community Offering are referred to herein as the "Subscription and Direct Community Offering." It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription and Direct Community Offering, if any, will be offered to eligible members of the general public in a best efforts syndicated offering ("Syndicated Community Offering") (the Subscription Offering, Direct Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings").

     With the exception of the ESOP, which is expected to purchase 8% of the shares of Common Stock issued in the Conversion, no person or entity may purchase more than $50,000 of Common Stock (or 5,000 shares based on the Purchase Price); and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than $85,000 of Common Stock (or 8,500 shares based on the Purchase Price) in the Conversion. Under certain circumstances, the maximum purchase limitation may be increased or decreased at the sole discretion of the Savings Bank and the Holding Company subject to any required regulatory approval. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Limitations on Purchases of Shares" and "--Procedure for Purchasing Shares in the Subscription and Direct Community Offering" for other purchase and sale limitations. The minimum order is 25 shares.

     The Subscription Offering will expire at 12:00 Noon, Eastern Time, on ___________, 1997 ("Expiration Date"), unless extended by the Savings Bank and the Holding Company for up to __ days to ___________, 1997. Such extension may be granted without additional notice to subscribers. The Direct Community Offering will also terminate at 12:00 Noon, Eastern Time, on the Expiration Date unless extended by the Holding Company and the Savings Bank, with approval of the OTS, if necessary. The Holding Company must receive a properly completed and signed stock order form and certification ("Order Form") along with full payment (or appropriate instructions authorizing a withdrawal of the full payment from a deposit account at the Savings Bank) of $10.00 per share for all shares subscribed for or ordered. Funds so received will be placed in a segregated account created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate from the date payment is received until the Conversion is consummated or terminated; these funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Conversion is consummated or terminated. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Order Forms. If the Conversion is not consummated within 45 days after the last day of the Subscription Offering (which date will be no later than ________ __, 1997) and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their orders. Such extensions may not go beyond _________ __, 1999.

     The Savings Bank and the Holding Company have engaged Ryan, Beck, a registered broker-dealer, to consult with and advise them in the sale of the Common Stock in the Offerings. In addition, in the event the Common Stock is not fully subscribed for in the Subscription and Direct Community Offering, Ryan, Beck will manage the Syndicated Community Offering. Neither Ryan, Beck nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. The Holding Company and the Savings Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community or Syndicated Community Offerings either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. See "THE CONVERSION --Marketing and Underwriting Arrangements."

     Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. The Holding Company has received conditional approval to have its Common Stock listed on the Nasdaq SmallCap Market under the symbol "____." Ryan, Beck has advised the Holding Company that it intends to act as a market maker for the Common Stock following consummation of the Conversion. See "RISK FACTORS -- Absence of Active Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                        [map to be filed by amendment]



     THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE SAVINGS BANK'S PLAN OF CONVERSION BY ITS ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 527,000 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND RECEIPT OF ALL REGULATORY APPROVALS.

--------------------------------------------------------------------------------

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE BIF, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                              PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

SHS Bancorp, Inc.

     The Holding Company is a Pennsylvania corporation organized in June 1997 at the direction of the Savings Bank for the purpose of serving as the holding company of the Savings Bank upon consummation of the Conversion. The Holding Company has not engaged in any significant business to date. The Holding Company has received the approval of the OTS to become a savings and loan holding company and to acquire 100% of the capital stock of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, that portion of the net investable proceeds of the Offerings permitted by the OTS to be retained by the Holding Company, and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Savings Bank's ESOP. Funds retained by the Holding Company will be used for general business activities, including a loan by the Holding Company directly to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. See "USE OF PROCEEDS." Management believes that the holding company structure and retention of proceeds may facilitate the expansion and diversification of its operations, should it decide to do so. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions and waiting periods. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. The main office of the Holding Company is located at 112 Federal Street, Pittsburgh, Pennsylvania 15212, and its telephone number is
(412) 231-0809.

Spring Hill Savings Bank, F.S.B.

     The Savings Bank, founded in 1893, is a federally chartered mutual savings bank located in Pittsburgh, Pennsylvania. The Savings Bank, which was formed as a Pennsylvania mutual savings and loan association, converted to a federal mutual savings bank in 1991. In connection with the Conversion, the Savings Bank will convert to a federally chartered capital stock savings bank and will become a subsidiary of the Holding Company. The Savings Bank is currently regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Savings Bank's deposits are insured by the FDIC's Savings Association Insurance Fund ("SAIF") to the maximum extent permitted by law. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1933. At March 31, 1997, the Savings Bank, which operates three full-service offices in the city of Pittsburgh, Pennsylvania, had total assets of $82.8 million, total deposits of $64.8 million and total retained earnings of $4.4 million on a consolidated basis. The main office of the Savings Bank is located at 112 Federal Street, Pittsburgh, Pennsylvania 15212, and its telephone number is (412) 231-0809.

     Beginning in late 1988 and continuing through 1990, the Savings Bank experienced a sharp increase in the level of non-performing loans and real estate owned ("REO"). REO increased from $314,000 at December 31, 1988 to $2.7 million in December 1990. This accumulated REO and other distressed borrowers required greater staff attention, and resulted in increased costs and contributed to net losses in 1989 through 1992. The Savings Bank's capital levels were significantly affected from the establishment of reserves, expenses connected with the acquisition, holding and disposal of REO, and lost earnings from under-performing and non-performing assets, including certain high-risk investments. Numerous factors, including loan activities in the mid 1980s, loan concentrations and

                                      (i)
deficiencies in documentation and underwriting influenced the level and severity of the non-performing loans and REO.

     In the mid-1980s, the Savings Bank was actively engaged in originating and selling mortgage loans. In 1987, as a result of accumulating a large portfolio of fixed-rate mortgage loans whose interest rates were less than current market rates, the Savings Bank established as a subsidiary, Spring Hill Funding Corporation ("SHFC"), to issue a collateralized mortgage obligation ("CMO"). The Savings Bank's results of operations have been adversely affected by the issuance of the CMO by SHFC. The CMO was comprised of three classes with a total par value of $32.1 million and an original issue discount of $4.2 million and was secured by a pool of mortgage-backed securities. As a result of the lower interest rate environment in recent years and the resulting faster prepayment speeds on the collateral, the paydown on the CMO was accelerated. This resulted in SFHC recognizing the original issue discount and deferred debt issuance costs faster than originally anticipated, causing significant charges to the Savings Bank's operations. See "BUSINESS OF THE SAVINGS BANK -- Deposit Activities and Other Sources of Funds -- Borrowings."

     A portion of the proceeds from the CMO issued by SHFC was invested in various CMO residuals of other issuers. As a result of lower market interest rates in the years following the purchase of these CMO residuals and their corresponding reduction in market value, the Savings Bank took charges against earnings to write down the carrying value of these investments, which adversely affected income primarily in 1992 and 1993. The last of these CMO residual investments were redeemed during the quarter ended March 31, 1997. See Note 3 of the Notes to Consolidated Financial Statements.

     As a result of the Savings Bank's poor asset quality, marginal capital level and continued operating losses, the Savings Bank entered into a Supervisory Agreement with the OTS on March 7, 1991. This Supervisory Agreement required the Savings Bank, among other things, to establish additional loan loss reserves, develop a strategic plan and procedures to resolve problem assets, discontinue investing in certain mortgage derivative products, limit the growth of the Savings Bank, develop a capital plan to improve the Savings Bank's capital position, develop an operating plan to increase net interest margin, develop a compliance review program and correct certain compliance exceptions. As a result of remedial actions taken by the Savings Bank and the improvement in its financial condition, the OTS released the Savings Bank from the Supervisory Agreement on May 26, 1995 at which time the Savings Bank was no longer subject to growth restrictions.

     The Savings Bank responded to the foregoing events by taking the following actions to return the Savings Bank to profitability and to achieve the capital levels required by applicable federal regulations:

     . The Board of Directors elevated Thomas F. Angotti, who joined the Savings Bank in 1987, to President in 1989 and hired Vincent C. Ashoff as Vice President/Finance and Treasurer in 1990. More recently, the Board of Directors added Paul F. Hoyson as Senior Vice President/Retail Banking.

     . The Savings Bank ceased its loan sale activities and from 1989 to 1992 substantially restricted certain lending activities (generally higher risk loans such as loans for real estate acquisition and development, speculative construction loans and loans to borrowers with large loan concentrations) so that it could focus on problem asset management and disposition of REO. The Savings Bank initiated a formal asset quality program and a more thorough risk analysis of its lending activities. As of March 31, 1997, REO and other repossessed assets totalled $52,000, which is down from $2.7 million in 1990. In connection therewith, the Savings Bank focused its lending activities on residential real estate loans (including investor owned one-to four-family properties) and improved its underwriting procedures.

     . The Savings Bank has managed its asset size in order to maintain compliance with regulatory capital requirements. As a result of the losses incurred in the early 1990s, the Savings Bank adopted a down-sizing strategy to improve its regulatory capital ratios. From $148.2 million in assets at December 31, 1988, the Savings Bank contracted to $81.7 million in assets at December 31, 1995. Since that time the size of the

                                     (ii)

     Savings Bank has remained essentially unchanged. As a result, at March 31, 1997, the Savings Bank had tangible, core and risk-based capital ratios of 5.4%, 5.4% and 12.5%, respectively. The reduction in size was accomplished through asset repayments, prepayments and sales, which funded the run-off of wholesale and brokered deposits and the repayment of borrowings.

     . The Savings Bank has sought to aggressively control operating expenses. Since 1992, the Savings Bank has sought to maintain non-interest expenses near 2% of average total assets.

     . The Savings Bank has sought to unwind SHFC.  In the quarter ended
     March 31, 1997, the Savings Bank repurchased the outstanding $4.8 million par value of the class C CMO bonds. The repurchase was funded through FHLB advances. The Savings Bank anticipates that replacing the class C CMO bonds with lower cost FHLB advances will improve the Savings Bank's interest rate spread. As of March 31, 1997, $2.6 million par value of the CMO remained outstanding and there was $107,000 in original issuance discount and $26,000 in deferred debt issuance costs remaining to be charged to operations.

     Although the Savings Bank has improved its asset quality and financial performance, its regulatory capital, while above the minimum requirements, remains low relative to the Savings Bank's peers. Without increased capital, the Savings Bank's ability to grow is limited. In recent years the Savings Bank has considered a variety of means of increasing capital, including growth through retained earnings, a merger/conversion, a merger with another mutual savings association and a mutual-to-stock conversion. Having evaluated its strategic options, the Savings Bank has determined to pursue the Conversion in order to raise additional capital.

     The Savings Bank operates as a community-oriented financial institution that engages primarily in the business of attracting deposits from the general public and using those funds to originate residential mortgage loans within the Savings Bank's primary market area including in recent years an increased emphasis on loans secured by investor-owned one- to four-family properties. At March 31, 1997, one- to four-family residential mortgage loans totalled
$42.7 million, or 76.2% of total loans receivable. To a lesser extent, the Savings Bank also originates multi-family, construction, commercial real estate and consumer loans. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities." In 1996, as part of its strategy to provide a fuller range of services to its retail customers, the Savings Bank expanded its offering of consumer loans by introducing home equity lines of credit and consumer installment loans.

The Conversion

     The Savings Bank is in the process of converting from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and, in connection with the Conversion, has formed the Holding Company. As part of the Conversion, the Savings Bank will issue all of its capital stock to the Holding Company in exchange for the greater of 50% of the net proceeds of the Offerings or the amount of net proceeds sufficient to increase the Savings Bank's tangible capital to 10% of total assets. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. After consummation of the Conversion, depositors and borrowers of the Savings Bank will have no voting rights in the Holding Company unless they become stockholders.

     Consummation of the Conversion is subject to the approval of the Plan of Conversion by the Savings Bank's members and approval by the OTS of the Plan of Conversion and the Holding Company's acquisition of the Savings Bank.

     The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank as converted. Feldman Financial has advised the Savings Bank that in its opinion, at June 23, 1997, the aggregate estimated pro forma market value of the Holding Company and the Savings Bank as converted ranged from $5,270,000 to $7,130,000. The appraisal of the pro forma market value of the Holding Company and the Savings Bank as converted is based on a number of factors and should not be considered a

                                     (iii)
recommendation to buy shares of the Common Stock or any assurance that after the Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to consummation of the Conversion.

     The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank's members and its communities. The Conversion is intended: (i) to improve the competitive position of the Savings Bank in its primary market area and support possible future expansion and diversification of operations (currently, there are no specific plans, arrangements or understandings, written or oral, regarding any such activities);
(ii) to afford members of the Savings Bank and others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank; and (iii) to provide future access to capital markets. See "THE CONVERSION."

The Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company is offering up to 713,000 shares of Common Stock at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Savings Bank's ESOP;
(iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the Savings Bank's ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock issued in the Offerings. Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock in the Direct Community Offering to certain members of the general public with preference being given to natural persons and trusts of natural persons who are permanent residents of the Local Community. Once tendered, subscription orders cannot be revoked or modified without the consent of the Savings Bank and the Holding Company. The Savings Bank has engaged Ryan, Beck to consult with and advise the Holding Company and the Savings Bank in the Offerings, and Ryan, Beck has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Ryan, Beck is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Conversion are not sold through the Subscription and Direct Community Offering, then the Holding Company expects to offer the remaining shares in a Syndicated Community Offering managed by Ryan, Beck, which would occur as soon as practicable following the close of the Subscription and Direct Community Offering. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Direct Community Offering. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at 12:00 Noon, Eastern Time, on the Expiration Date, unless extended by the Savings Bank and the Holding Company for up to __ days. The Direct Community Offering will also terminate on the Expiration Date unless extended by the Holding Company and the Savings Bank to no later than 45 days after the expiration of the Subscription Offering, unless further extended with the consent of the OTS. The Syndicated Community Offering, if one is held, will terminate no later than 45 days after the expiration of the Subscription Offering, unless extended with the consent of the OTS.

Prospectus Delivery and Procedure for Purchasing Shares

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt of the Prospectus in accordance with Rule 15c2-8. Order Forms will only be distributed with a prospectus. The Savings Bank is not obligated to accept for processing orders not submitted on original Order Forms. Payment by check, money order, bank draft, cash or debit authorization to an existing account at the Savings Bank must accompany the order and certification forms. No wire transfers will be accepted. The Savings Bank is prohibited from lending funds to any person or entity for the purpose of purchasing shares of Common Stock in the Conversion. See "THE CONVERSION -- Procedure for Purchasing Shares in Subscription and Direct Community Offering."

                                     (iv)

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of December 31, 1995 (the "Eligibility Record Date"), June 30, 1997 (the "Supplemental Eligibility Record Date") or _____ __, 1997 ("Voting Record Date") and borrowers with mortgage loans outstanding as of the Voting Record Date must list all deposit and/or loan accounts on the Order Form, giving all names on each account and the account numbers. Failure to list all account numbers may result in the inability of the Holding Company or the Savings Bank to fill all or part of a subscription order. In addition, registration of shares in a name or title different from the names or titles listed on the account may adversely affect such subscriber's purchase priority. See "THE CONVERSION -- Procedure for Purchasing Shares in Subscription and Direct Community Offering."

Restrictions on Transfer of Subscription Rights

     No person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the Subscription Rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Each person exercising Subscription Rights will be required to certify that a purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The Holding Company and the Savings Bank will pursue any and all legal and equitable remedies in the event they become aware of the transfer of Subscription Rights and will not honor orders known by them to involve the transfer of such rights.

Purchase Limitations

     With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, no person or entity may purchase more than $50,000 of Common Stock (or 5,000 shares based on the Purchase Price); and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than $85,000 of Common Stock (or 8,500 shares based on the Purchase Price) in the Conversion. This maximum purchase limitation may be increased or decreased as consistent with OTS regulations in the sole discretion of the Holding Company and the Savings Bank subject to any required regulatory approval. The minimum purchase is 25 shares. In addition, stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Savings Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

Stock Pricing and Number of Shares to be Issued in the Conversion

     The Purchase Price in the Offerings is a uniform price for all subscribers, including members of the Holding Company's and the Savings Bank's Boards of Directors, their management and tax-qualified employee plans, and was set by the Board of Directors. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Savings Bank as converted. The aggregate pro forma market value was estimated by Feldman Financial to range from $5,270,000 to $7,130,000 as of June 23, 1997. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Savings Bank as converted will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% to $8,199,500 and the number of shares of Common Stock to be issued in the Conversion may be increased to 819,950 shares due to material changes in the financial condition or performance of the Savings Bank or changes in market conditions or general financial and economic conditions.
No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. The appraisal is not intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Offerings nor can

                                      (v)
assurance be given that purchasers of the Common Stock in the Offerings will be able to sell such shares after consummation of the Conversion at a price that is equal to or above the Purchase Price. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

Use of Proceeds

     The net proceeds from the sale of the Common Stock are estimated to range from $4.8 million to $6.7 million, or up to $7.7 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion. The Holding Company has received the approval of the OTS to purchase all of the capital stock of the Savings Bank to be issued in the Conversion in exchange for the lesser of 85% of the net proceeds of the Offerings or that amount of net proceeds sufficient to increase the Savings Bank's tangible capital to 10% of total assets. Net proceeds to be used to purchase the capital stock of the Savings Bank are estimated to be between $4.1 million and $4.2 million. The remainder of the net proceeds will be retained by the Holding Company.

     Receipt of up to 85% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including increased local lending and purchases of investments, and possible future acquisitions of branches. The Savings Bank may also use a portion of the funds contributed to it to retire outstanding borrowings. Pending deployment of funds, the Savings Bank plans initially to invest the net proceeds in short- to intermediate-term U.S. Government and agency securities and mortgage-backed securities. Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. As a result, the net amount of funds available to the Savings Bank for investment following receipt of the Conversion proceeds will be reduced by the amount of deposit withdrawals used to fund stock purchases.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the Savings Bank's ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Conversion. Such loan would fund the entire purchase price of the ESOP shares ($570,400 at the maximum of the Estimated Valuation Range) and would be repaid principally from the Savings Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested in short- to intermediate-term U.S. Government and agency securities and mortgage-backed securities. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Pennsylvania law and OTS regulations. Currently, as discussed below under "USE OF PROCEEDS," there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any of such activities.

Market for Common Stock

     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq SmallCap Market under the symbol "____." Although under no obligation to do so, Ryan, Beck has indicated its intention to act as a market maker for the Common Stock following consummation of the Conversion. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "RISK FACTORS -- Absence of Active Market for the Common Stock" and "MARKET FOR COMMON STOCK."

                                     (vi)

Dividends

     The Board of Directors of the Holding Company has not formulated a dividend policy, but intends to develop a policy of paying cash dividends in the future. Declarations and payments of dividends by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Savings Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue. The Holding Company may pay stock dividends in lieu of or in addition to cash dividends. See "DIVIDEND POLICY."

Risk Factors

     See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                     (vii)

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiary at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.



                                                  At                         At December 31,
                                               March 31,    -------------------------------------------------
                                                 1997       1996       1995       1994       1993        1992
                                                 ----       ----       ----       ----       ----        ----
                                                                             (In Thousands)
FINANCIAL CONDITION DATA:
Total assets..................................  $82,809    $81,688    $81,656    $83,920    $92,476    $108,076
Loans receivable, net.........................   55,268     54,789     52,526     54,888     49,963      55,229
Cash and cash equivalents.....................    3,030      2,101      1,703      3,137      6,637       5,051
Mortgage-backed securities....................   19,679     19,557     21,291     22,381     28,682      34,595
Investment securities.........................    1,993      2,744      3,286      4,025      4,592       9,012
Deposits......................................   64,776     64,294     65,160     60,836     68,709      77,713
Collateralized mortgage obligation............    2,454      6,937      8,251      9,546     14,107      18,407
Borrowed funds................................    9,254      3,772      1,778      7,313      2,500       4,500
Total retained earnings.......................    4,449      4,840      4,441      4,212      4,226       4,225

                                                       Three
                                                    Months Ended
                                                     March 31,                      Year Ended December 31,
                                                 ---------------       -------------------------------------------------
                                                 1997       1996       1996       1995       1994        1993       1992
                                                 ----       ----       ----       ----       ----        ----       ----
                                                                                        (In Thousands)
SELECTED OPERATING DATA:
Interest income...............................   $1,596     $1,617     $6,314     $6,503     $6,386      $6,777     $7,763
Interest expense..............................    1,018      1,088      4,155      4,460      4,663       5,424      7,040
                                                 ------     ------     ------     ------     ------      ------     ------
Net interest income...........................      578        529      2,159      2,043      1,723       1,353        723
Provision for loan losses.....................       28         30        239         64         61          --        253
                                                 ------     ------     ------     ------     ------      ------     ------
Net interest income
  after provision for loan losses.............      550        499      1,920      1,979      1,662       1,353        470
Non-interest income...........................      148         29      1,024        124        202         598        941
Non-interest expense..........................      414        425      2,320      1,760      1,718       2,052      2,435
                                                 ------     ------     ------     ------     ------      ------     ------
Income (loss) before income taxes,
  extraordinary items and cumulative
  effect of accounting change.................      284        103        624        343        146        (101)    (1,024)
Income taxes (benefit)........................      109         43        231        112         46         (39)      (328)
                                                 ------     ------     ------     ------     ------      ------     ------
Income (loss) before extraordinary items and
  cumulative effect of accounting change......      175         60        393        231        100         (62)      (696)
Extraordinary items, net of tax(1)............     (562)        --         --         --         --         (86)       (49)
Cumulative effect of accounting change(2).....       --         --         --         --         --         148         --
                                                 ------     ------     ------     ------     ------      ------     ------
Net income (loss).............................    ($387)    $   60     $  393     $  231     $  100      $    0      ($745)
                                                 ======     ======     ======     ======     ======      ======     ======

-----------------
(1) Reflects loss recorded upon the extinguishment of the Savings Bank's class C CMO bonds in the three months ended March 31, 1997 and early extinguishment of FHLB advances in the years ended December 31, 1993 and 1992.

(2) Reflects adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                    (viii)


                                                     At                             At December 31,
                                                  March 31,      ----------------------------------------------------
                                                    1997         1996        1995        1994        1993        1992
                                                    ----         ----        ----        ----        ----        ----
OTHER DATA:
Number of:
 Real estate loans outstanding..................      976         965         916         929         872          925
 Deposit accounts...............................    8,802       8,762       8,849       8,586       9,327       10,404
 Full-service offices...........................        3           3           3           3           3            3

                                                       At or For
                                                    the Three Months                            At or For the
                                                     Ended March 31,                       Year Ended December 31,
                                                    -----------------        --------------------------------------------------
                                                    1997         1996        1996        1995        1994        1993      1992
                                                    ----         ----        ----        ----        ----        ----      ----
KEY FINANCIAL RATIOS:
Performance Ratios (1):
 Return (loss) on average assets (2).............   (1.88)%      0.29%       0.49%       0.28%       0.12%        0.00%    (0.64)%
 Return (loss) on average retained earnings (3)..  (32.31)       5.36        8.54        5.31        2.40         0.00    (15.38)
 Average retained earnings to average assets (4).    5.82        5.41        5.68        5.18        4.88         4.30      4.18
 Retained earnings to total assets at end of
   period........................................    5.37        5.49        5.93        5.44        5.02         4.57      3.91
 Interest rate spread (5)........................    2.64        2.40        2.49        2.32        1.89         1.33      0.55
 Net interest margin (6).........................    2.87        2.63        2.73        2.51        2.07         1.42      0.66
 Average interest-earning assets
   to average interest-bearing liabilities.......  104.60      104.22      104.69      103.51      103.16       101.63    101.68
 Non-interest expense as a
   percent of average total assets...............    2.01        2.06        2.86        2.10        2.01         2.06      2.11

Capital Ratios:
 Core capital....................................    5.38        5.50        5.93        5.44        5.13         4.53      3.88
 Tangible capital................................    5.38        5.50        5.93        5.44        5.13         4.53      3.88
 Risk-based capital..............................   12.46       12.56       13.39       12.37       11.24        10.20      9.03

Asset Quality Ratios:
 Nonaccrual and 90 days or more past due
   loans as a percent of loans receivable, net...    2.03        1.84        2.03        1.43        0.37         4.46      3.54
 Nonperforming assets as a
   percent of total assets.......................    1.42        1.35        1.41        2.10        1.55         2.99      3.12
 Allowance for loan losses as a
   percent of total loans receivable.............    0.75        0.57        0.75        0.52        0.48         0.69      0.66
 Allowance for loan losses as a
   percent of nonperforming loans................   37.40       31.12       37.39       36.70      132.67        15.63     18.87
 Net charge-offs to average
   loans outstanding.............................    0.04        0.02        0.19        0.10        0.26         0.04      0.30

---------------
(1)  Ratios for the three-month periods are annualized.
(2)  Net income (loss) divided by average total assets.
(3)  Net income (loss) divided by average retained earnings.
(4)  Average total retained earnings divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.

                                     (ix)

                                  RISK FACTORS

     Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

Interest Rate Risk Exposure

     The financial condition and operations of the Savings Bank, and of savings institutions in general, are influenced significantly by general economic conditions, by the related monetary and fiscal policies of the federal government and by the regulations of the OTS and the FDIC. The Savings Bank's profitability, like that of most financial institutions, is dependent to a large extent on its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. The interest earned by the Savings Bank on such loans and paid by the Savings Bank on such accounts and borrowings are significantly impacted by market interest rates. Accordingly, the Savings Bank's results of operations are significantly influenced by movements in market interest rates and the Savings Bank's ability to manage its assets and liabilities in response to such movements.

     To manage the impact of changes in interest rates, the Savings Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by (i) shortening the life of its fixed-rate loan portfolio by offering fixed-rate loans with terms to maturity of no more than 20 years on owner-occupied residential properties and 15 years on investment properties,
(ii) offering adjustable-rate loans on investment properties, (iii) emphasizing adjustable-rate investment and shorter term mortgage-backed securities, and
(iv) extending the life of its liabilities by emphasizing longer term certificates of deposit during periods of low market interest rates and utilizing longer term borrowings. Unlike many savings institutions, the Savings Bank does not offer adjustable-rate mortgage ("ARM") loans for the purchase of owner-occupied, residential real estate. However, the Savings Bank does offer ARM loans for the purchase of non-owner-occupied, one- to four-family real estate, multi-family real estate and commercial real estate. At March 31, 1997, out of total interest-earning assets of $79.9 million, the Savings Bank had $16.7 million of ARM loans and adjustable-rate mortgage-backed securities and floating-rate investments. As a result of its asset and liability structure, the Savings Bank's results of operations would be adversely affected by a material or prolonged increase in market interest rates. For further information regarding the Savings Bank's asset and liability management, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Changes in the level of interest rates affect the market value of the Savings Bank's investment securities and other interest-earning assets. Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates that are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

Risks of Dependence on Local Economy

     The Savings Bank has been and intends to continue to operate as a community-oriented financial institution, with a focus on servicing customers in its primary market area. At March 31, 1997, most of the Savings Bank's loan portfolio consisted of loans made to borrowers and collateralized by properties located in its primary market area. As a result of this concentration, a downturn in the economy of the Savings Bank's primary market area could increase the risk of loss associated with the Savings Bank's loan portfolio.

Competition Within Market Area

     The Savings Bank faces competition both in originating loans and attracting deposits. Its most direct competition for savings deposits has historically come from commercial banks, credit unions and other thrifts operating in its primary market area. The Savings Bank's competitors include large regional and superregional banks. These institutions are significantly larger than the Savings Bank and therefore have greater financial and marketing resources than the Savings Bank. In recent years, the Savings Bank has experienced an increased level of competition for deposits from securities firms, insurance companies and other investment vehicles, such as money market and mutual funds. This competition could adversely affect the Savings Bank's future growth prospects. The Savings Bank's competition for loans comes from commercial banks and other thrifts operating in its market as well as from mortgage bankers and brokers and consumer finance companies. The market for attracting savings deposits and originating loans is very competitive, which may limit the ability of the Savings Bank to originate loans and attract savings deposits that provide a desirable interest rate margin. See "BUSINESS OF THE SAVINGS BANK -- Market Area" and "-- Competition."

Certain Lending Risks

     At March 31, 1997, the Savings Bank's loan portfolio included an aggregate of $16.1 million of loans secured by non-owner-occupied one- to four-family real estate, multi-family real estate or commercial real estate. These loans are generally viewed as exposing the lender to greater credit risk than residential loans secured by owner-occupied residences and, with respect to multi-family and commercial real estate loans, typically involve higher loan principal amounts. Repayment of loans secured by investment property is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. In addition, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the security for such loans or the future cash flow of the affected properties. Furthermore, with respect to such loans that have adjustable interest rates, it is possible that during periods of rising interest rates the risk of default on such loans may increase as a result of repricing and the increased payments required by the borrower. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

     At March 31, 1997, the Savings Bank's loan portfolio also included $2.3 million of mobile home loans. Mobile home loans generally entail greater risk than do residential mortgage loans, as they are secured by rapidly depreciating assets. Accordingly, any repossessed collateral for a defaulted mobile home loan may not provide an adequate source of repayment of the outstanding loan balance. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

Anti-takeover Considerations

     Provisions in the Holding Company's Governing Instruments and Pennsylvania and Federal Law. Certain provisions included in the Holding Company's Articles of Incorporation and in the Pennsylvania Business Corporation Law ("PBCL") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors.
As a result, these provisions might preclude takeover attempts that certain stockholders may deem to be in their best interest and might tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock, supermajority voting requirements for certain business combinations, staggered terms for directors, non-cumulative voting for directors, the removal of directors without cause only upon the vote of holders of 75% of the outstanding voting shares, limitations on the calling of special meetings, and specific notice requirements for stockholder nominations and proposals. Certain provisions of the Articles of Incorporation of the Holding Company cannot be amended by stockholders unless a 75% stockholder vote is obtained. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, federal regulations prohibit for three years after consummation of the Conversion the ownership of more than 10% of the Savings Bank or the Holding Company without prior OTS approval. Federal law also requires regulatory approval prior to the acquisition of "control" (as defined in federal regulations) of an insured institution. For a more detailed discussion of these provisions, see "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     Voting Control by Insiders. Directors and executive officers of the Savings Bank and the Holding Company expect to purchase 37,200 shares of Common Stock, or 7.1% and 5.2% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion through the ESOP. Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares.

     At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Savings Bank. Assuming the receipt of stockholder approval, the Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Conversion, or 21,080 and 28,520 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases or from authorized but unissued shares of Common Stock. Under the terms of the MRP, the MRP committee or the MRP trustees will have the power to vote unallocated and unvested shares.

     Assuming (i) the receipt of stockholder approval for the MRP, (ii) the open market purchase of shares on behalf of the MRP, and (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, directors, officers and employees of the Holding Company and the Savings Bank would have voting control of 19.1% and 17.2% of the Common Stock, based on the issuance of Common Stock at the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate existing management.

     Severance Payments Upon Change in Control. The proposed employment agreements with the Chief Executive Officer and Chief Financial Officer and proposed severance agreements with other senior officers provide for cash severance payments in the event of involuntary termination of employment in connection with a change in control of the Holding Company or the Savings Bank. Severance payments also will be provided in connection with a voluntary termination of employment following a change in control in certain circumstances. Such agreements also provide for the continuation of certain employee benefits following the change in control. Assuming a change in control occurred as of March 31, 1997, the aggregate amounts payable under these agreements would have been approximately $______. In connection with the Conversion, the Board of Directors of the Savings Bank intends to adopt an Employee Severance Compensation Plan ("Severance Plan") to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank. Officers who enter into separate employment or severance agreements with the Holding Company and the Savings Bank will not be eligible to participate in the Severance Plan. Assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $__ million. These provisions may have the effect of increasing the cost of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank.

     See "MANAGEMENT OF THE SAVINGS BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

Absence of Active Market for the Common Stock

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq SmallCap Market under the symbol "_______," there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market listing requirements, which currently include a minimum number of publicly held shares, a minimum market capitalization, at least two market makers and a minimum number of holders of record. Furthermore, because The Nasdaq Stock Market has filed proposed rule changes with the SEC that strengthen the listing requirements for the Nasdaq SmallCap Market, there can be no assurance that if the Holding Company initially meets the Nasdaq SmallCap Market listing requirements that it will be able to maintain its listing. In the event that the Holding Company is unable to obtain or maintain the listing of the Common Stock on the Nasdaq SmallCap Market, it is anticipated that the Common Stock will be quoted on the OTC Bulletin Board. Although under no obligation to do so, Ryan, Beck has indicated its intention to act as a market maker. While Ryan, Beck will assist the Holding Company in encouraging another market maker to establish and maintain a market in the Common Stock, there can be no assurance that another market maker will make a market in the Common Stock. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

Possible Dilutive Effect of Benefit Programs

     At a meeting to be held no earlier than six months following consummation of the Conversion, the Holding Company intends to seek stockholder approval of the MRP. If approved, the MRP intends to acquire an amount of Common Stock equal to 4% of the shares issued in the Conversion. Such shares of Common Stock may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan."

     At a meeting to be held no earlier than six months following consummation of the Conversion, the Holding Company intends to seek stockholder approval of the Stock Option Plan. If approved, the Stock Option Plan will provide for options for up to a number of shares of Common Stock equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE SAVINGS
BANK -- Benefits -- Stock Option Plan."

     If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income) to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by Feldman Financial that such rights have no value; however, Feldman Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Tax Effects."

Possible Increase in Estimated Price Range and Number of Shares Issued

     The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Direct Community Offering. In the event that the Estimated Price Range is so increased, it is expected that the Holding Company will issue up to 819,950 shares of Common Stock at the Purchase Price for an aggregate price of up to $8,199,500. An increase in the number of shares will decrease pro forma net earnings per share and stockholders' equity per share and will increase the Holding Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share.

Potential Operational Restrictions Associated with Regulatory Oversight

     The Savings Bank is, and the Holding Company upon consummation of the Conversion will be, subject to extensive government regulation and oversight. Such regulation and supervision govern the activities in which an institution can engage and is designed primarily to protect the federal deposit insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the determination of the adequacy of an institution's allowance for loan losses. See "REGULATION."


                               SHS BANCORP, INC.

     The Holding Company is a Pennsylvania corporation organized in June 1997 at the direction of the Savings Bank for the purpose of serving as the holding company of the Savings Bank upon consummation of the Conversion. The Holding Company has not engaged in any significant business to date. The Holding Company has received the approval of the OTS to become a savings and loan holding company and to acquire 100% of the capital stock of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, that portion of the net proceeds of the Offerings permitted by the OTS to be retained by the Holding Company and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Savings Bank's ESOP. See "BUSINESS OF THE HOLDING COMPANY."

     The holding company structure will allow the Holding Company to expand the financial services currently offered through the Savings Bank should it choose to do so. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will facilitate the expansion and diversification of its operations. The holding company structure also will enable the Holding Company to repurchase its stock without adverse tax consequences. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such activities or repurchases. See "REGULATION -- Savings and Loan Holding Company Regulation."


                        SPRING HILL SAVINGS BANK, F.S.B.

     The Savings Bank, founded in 1893, is a federally chartered mutual savings bank located in Pittsburgh, Pennsylvania. The Savings Bank, which was formed as a Pennsylvania mutual savings and loan association, converted to a federal mutual savings bank in 1991. In connection with the Conversion, the Savings Bank will convert to a federally chartered capital stock savings bank and will become a subsidiary of the Holding Company. The Savings Bank is currently regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Savings Bank's deposits are insured by the SAIF to the maximum permitted by law. The Savings Bank has been a member of the FHLB System since 1933. At March 31, 1997, the Savings Bank had total assets of $82.8 million, total deposits of $64.8 million and total retained earnings of $4.4 million on a consolidated basis.

     The Savings Bank operates as a community-oriented financial institution that engages primarily in the business of attracting deposits from the general public and using those funds to originate residential mortgage loans within the Savings Bank's primary market area. At March 31, 1997, one- to four-family residential mortgage loans totalled $42.7 million, or 76.2% of total loans receivable. The Savings Bank also originates multi-family, construction, commercial real estate and consumer loans. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities." In 1996, as part of its strategy to provide a fuller range of services to its retail customers, the Savings Bank expanded its offering of consumer loans, introducing home equity lines of credit and consumer installment loans.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $4.8 million to $6.7 million, or up to $7.7 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received the approval of the OTS to purchase all of the capital stock of the Savings Bank to be issued in the Conversion in exchange for the lesser of 85% of the net proceeds of the Offerings or that amount of net proceeds sufficient to increase the Savings Bank's tangible capital to 10% of total assets.

     The following table presents the estimated net proceeds of the Offering based on the number of shares set forth below together with the amount to be retained by the Holding Company and the amount to be contributed to the Savings Bank.

                         527,000      620,000      713,000      819,950
                         Shares at    Shares at    Shares at    Shares at
                         $10.00       $10.00       $10.00       $10.00
                         Per Share    Per Share    Per Share    Per Share
                         ---------    ---------    ---------    ---------
                                          (In Thousands)

Gross proceeds.........  $5,270       $6,200       $7,130       $8,200
Less expenses..........     445          450          463          463
                         ------       ------       ------       ------
Net proceeds...........  $4,825       $5,750       $6,667       $7,737
                         ======       ======       ======       ======

Amount retained by
 Holding Company.......    $724       $1,501       $2,418       $3,488

Amount contributed to
 Savings Bank..........  $4,101       $4,249       $4,249       $4,249

     Receipt of up to 85% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including increased local lending and purchases of investments, and possible future acquisitions of branches. The Savings Bank may also use a portion of the funds contributed to it to retire outstanding borrowings. Pending deployment of funds, the Savings Bank plans initially to invest the net proceeds in short- to intermediate-term U.S. Government and agency securities and mortgage-backed securities. Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amount of such purchases. As a result, the net amount of funds available to the Savings Bank for investment following receipt of the Conversion proceeds will be reduced by the amount of deposit withdrawals used to fund stock purchases.

     In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of Common Stock sold in the Conversion. The Holding Company's loan to fund the ESOP may range from $421,600 to $570,400 based on the sale to the ESOP of 42,160 shares (at the minimum of the Estimated Valuation Range) and 57,040 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 819,950 shares, are sold in the Conversion, the Holding Company's loan to the ESOP would be approximately $655,960. It is anticipated that the ESOP loan will have a ten-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Conversion. The loan will be repaid principally from the Savings Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

     The remaining proceeds retained by the Holding Company initially will be invested in short- to intermediate-term U.S. Government and agency securities and mortgage-backed securities. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Pennsylvania law and federal regulations. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

     Following consummation of the Conversion, the Board of Directors will have the authority to adopt plans for repurchases of Common Stock or other returns of capital to stockholders, subject to statutory and regulatory requirements.
Since the Holding Company has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future may include but are not limited to:
(i) market and economic factors, such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases or return of capital will be subject to a determination by the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases or return of capital and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. See "THE CONVERSION -- Restrictions on Repurchase of Stock."


                                DIVIDEND POLICY

General

     The Board of Directors of the Holding Company has not formulated a dividend policy, but intends to develop a policy of paying cash dividends in the future. The payment of dividends on the Common Stock will be subject to the requirements of applicable law and the determination by the Board of Directors of the Holding Company that the net income, capital and financial condition of the Holding Company, industry trends and general economic conditions justify the payment of dividends. The rate of such dividends and the initial or continued payment thereon will depend upon various factors at the intended time of declaration and payment, including the Savings Bank's profitability and liquidity, alternative investment opportunities, and regulatory restrictions on dividend payments and on capital levels applicable to the Savings Bank. Accordingly, there can be no present assurance that any dividends will be paid. Periodically, the Board of Directors, if market, economic and regulatory conditions permit, may combine or substitute periodic special dividends with or for regular dividends. In addition, since the Holding Company initially will have no significant source of income other than dividends from the Savings Bank and earnings from investment of the net proceeds of the Conversion retained by the Holding Company, the payment of dividends by the Holding Company will depend in part upon the amount of the net proceeds from the Conversion retained by the Holding Company and the Holding Company's earnings thereon and the receipt of dividends from the Savings Bank, which are subject to various tax and regulatory restrictions on the payment of dividends. Dividend payments by the Holding Company are subject to applicable provisions of Pennsylvania corporate law. Under Pennsylvania law, dividends may be paid unless, after giving effect thereto, the Holding Company would be unable to pay its debts as they become due in the usual course of its business, or the Holding Company's total assets would be less than its total liabilities plus the amount which would be needed, under certain circumstances, to satisfy any preferential rights of shareholders. For additional information, see "REGULATION."

Current Regulatory Restrictions

     Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Savings Bank because the Holding Company initially will have no source of income other than dividends from the Savings Bank and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require savings associations to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends.
The OTS imposes certain limitations on the payment of dividends which utilizes a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. In addition, the Savings Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account to be established pursuant to the Savings Bank's Plan of Conversion. The Savings Bank currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. See "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account" and Note 20 of the Notes to the Consolidated Financial Statements included elsewhere herein.

     Additionally, in connection with the Conversion, the Holding Company and the Savings Bank have committed to the OTS that during the one-year period following consummation of the Conversion, the Holding Company will not take any action, including any preliminary action, to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.


                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq SmallCap Market under the symbol "____," there can be no assurance that the Holding Company will meet Nasdaq SmallCap Market listing requirements, which currently include a minimum number of publicly held shares, a minimum market capitalization, at least two market makers and a minimum number of record holders. Furthermore, because The Nasdaq Stock Market has filed proposed rule changes with the SEC that strengthen the listing requirements for the Nasdaq SmallCap Market, there can be no assurance that if the Holding Company initially meets the Nasdaq SmallCap Market listing requirements that it will be able to maintain its listing. In the event that the Holding Company is unable to obtain or maintain the listing of the Common Stock on the Nasdaq

SmallCap Market, it is anticipated that the Common Stock will be quoted on the OTC Bulletin Board. Although under no obligation to do so, Ryan, Beck has indicated its intention to make a market for the Holding Company's Common Stock following consummation of the Conversion and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. While the Holding Company anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least one additional broker-dealer to act as market maker for the Common Stock, there can be no assurance that there will be two or more market makers for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the Nasdaq SmallCap Market as contemplated.

                                 CAPITALIZATION

     The following table presents the historical capitalization of the Savings Bank at March 31, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock set forth below in the Conversion at the minimum, midpoint and maximum of the Estimated Valuation Range, and based on the sale of 819,950 shares (representing the shares that would be issued in the Conversion after giving effect to an additional 15% increase in the maximum valuation in the Estimated Valuation Range, subject to receipt of an updated appraisal confirming such valuation and OTS approval). A change in the number of shares to be issued in the Conversion may materially affect pro forma consolidated capitalization.

                                                                       Holding Company
                                                             Pro Forma Consolidated Capitalization
                                                                     Based Upon the Sale of
                                                       ------------------------------------------------------------
                                                     527,000         620,000          713,000          819,950
                                     Capitalization  Shares at       Shares at        Shares at        Shares at
                                     as of           $10.00          $10.00           $10.00           $10.00
                                     March 31, 1997  Per Share(1)    Per Share(1)     Per Share(1)     Per Share(2)
                                     --------------  ------------    ------------     ------------     ------------
                                                                     (In Thousands)
Deposits(3)........................     $64,776        $64,776           $64,776         $64,776          $64,776
Borrowed funds (including CMO).....      11,708         11,708            11,708          11,708           11,708
                                         ------         ------            ------          ------           ------
Total deposits and
 borrowings........................     $76,484        $76,484           $76,484         $76,484          $76,484
                                         ======         ======            ======          ======           ======

Stockholders' equity:

   Preferred stock:
     5,000,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding................          --             --                --              --               --

   Common Stock:
     10,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(4)................     $    --        $     5           $     6         $     7          $     8

   Additional paid-in capital......          --          4,820             5,744           6,660            7,728

   Retained earnings(5)............       4,449          4,449             4,449           4,449            4,449
   Less:
     Common Stock acquired
       by ESOP(6)..................          --           (422)             (496)           (570)            (656)
     Common Stock to be acquired
       by MRP(7)...................          --           (211)             (248)           (285)            (328)
                                         ------         ------            ------          ------           ------

Total stockholders' equity.........     $ 4,449        $ 8,641           $ 9,455         $10,261          $11,201
                                         ======         ======            ======          ======           ======

                         (footnotes on following page)

_______________
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or performance of the Savings Bank or changes in market conditions or general financial and economic conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) The Savings Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Conversion.
(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Savings Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank --Liquidation Account."
(6) Assumes that 8% of the Common Stock sold in the Conversion will be acquired by the ESOP in the Conversion with funds borrowed from the Holding Company. In accordance with generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are committed to be released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF The Savings Bank -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the voting and ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

    The following table presents the Savings Bank's historical and pro forma capital position relative to the OTS capital requirements at March 31, 1997.
The amount of capital infused into the Savings Bank for purposes of the following table is the lesser of 85% of the net proceeds of the Offerings or that amount of net proceeds sufficient to increase the Savings Bank's tangible capital to 10% of total assets. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Savings Bank, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements."


                                                                  PRO FORMA AT MARCH 31, 1997
                             -------------------------------------------------------------------------------------------------------
                                                                                                                     15% above
                                                     Minimum of           Midpoint of           Maximum of           Maximum of
                                                      Estimated            Estimated             Estimated           Estimated
                                                   Valuation Range      Valuation Range      Valuation  Range     Valuation Range
                                                 -------------------  --------------------  -------------------  -------------------
                                                                                                                   819,950 Shares
                                                   527,000 Shares        620,000 Shares       713,000 Shares         at $10.00
                               March 31, 1997    at $10.00 Per Share  at $10.00 Per Share   at $10.00 Per Share      Per Share
                             ------------------  -------------------  --------------------  -------------------  -------------------

                                     Percent of           Percent of            Percent of           Percent of           Percent of
                                       Total                Total                 Total                Total                Total
                             Amount  Assets (1)  Amount   Assets (1)   Amount   Assets (1)  Amount   Assets (1)   Amount  Assets (1)
                             ------  ----------  -------  ----------  --------  ----------  -------  ----------  -------- ----------
                                                                     (Dollars in Thousands)

Tangible capital...........  $4,459       5.38%   $8,560       9.85%    $8,708      10.00%   $8,708      10.00%     $8,708   10.00%
Tangible capital
 requirement...............   1,242       1.50     1,304       1.50      1,306       1.50     1,306       1.50       1,306    1.50
                             ------      -----    ------      -----     ------      -----    ------      -----      ------   -----
Excess.....................  $3,217       3.88%   $7,256       8.35%    $7,402       8.50%   $7,402       8.50%     $7,402    8.50%
                             ======      =====    ======      =====     ======      =====    ======      =====      ======   =====

Core capital...............  $4,459       5.38%   $8,560       9.85%    $8,708      10.00%   $8,708      10.00%     $8,708   10.00%
Core capital requirement(2)   2,485       3.00     2,608       3.00      2,612       3.00     2,612       3.00       2,612    3.00
                             ------      -----    ------      -----     ------      -----    ------      -----      ------   -----
Excess.....................  $1,974       2.38%   $5,952       6.85%    $6,096       7.00%   $6,096       7.00%     $6,096    7.00%
                             ======      =====    ======      =====     ======      =====    ======      =====      ======   =====

Risk-based capital(3)......  $4,879      12.46%   $8,980      21.79%    $9,128      22.11%   $9,128      22.11%     $9,128   22.11%
Risk-based
 capital requirement.......   3,132       8.00     3,296       8.00      3,302       8.00     3,302       8.00       3,302    8.00
                             ------      -----    ------      -----     ------      -----    ------      -----      ------   -----
Excess.....................  $1,747       4.46%   $5,684      13.79%    $5,826      14.11%   $5,826      14.11%     $5,826   14.11%
                             ======      =====    ======      =====     ======      =====    ======      =====      ======   =====

___________________
(1) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as percentage of total adjusted assets. Risk based capital levels are shown as a percentage of risk-weighted assets.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

                                 PRO FORMA DATA

    Under the Plan of Conversion, the Common Stock must be sold at an aggregate price equal to the estimated pro forma market value of the Holding Company and the Savings Bank as converted, based upon an independent valuation. The Estimated Valuation Range as of June 23, 1997 is from a minimum of $5,270,000 to a maximum of $7,130,000 with a midpoint of $6,200,000 or, at a price per share of $10.00, a minimum number of shares of 527,000, a maximum number of shares of 713,000 and a midpoint number of shares of 620,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Ryan, Beck will receive a fee equal to $25,000 plus 1.5% of the aggregate Purchase Price of shares sold in the Subscription and Direct Community Offering, excluding shares purchased by directors, officers, employees and any immediate family member thereof, and the ESOP, subject to a minimum fee of $100,000 and a maximum fee equal to $25,000 plus 1.5% of the aggregate gross proceeds at the midpoint of the Estimated Valuation Range; (ii) all of the Common Stock will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion expenses, excluding the fees paid to Ryan, Beck, will total approximately $345,000. Actual expenses may vary from those estimated.

    The following tables summarize the historical net income and retained earnings of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. The pro forma consolidated net income of the Savings Bank for the three months ended March 31, 1997 and the year ended December 31, 1996 has been calculated as if the Conversion had been consummated at the beginning of each such period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 6.02% at the beginning of each period, which represents the one year U.S. Treasury Bill yield as of March 31, 1997. While OTS regulations provide for the use of a yield representing the arithmetic average of the weighted average yield earned by the Savings Bank on its interest-earning assets and the rates paid on its deposits, the Holding Company believes that the U.S. Treasury Bill represents a more realistic yield on the Savings Bank's investments. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain up to 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.71% is used for both the Holding Company and the Savings Bank for the three months ended March 31, 1997 and the year ended December 31, 1996, after giving effect to an incremental combined federal and state tax rate of 38.4%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at the dates indicated, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion;
(ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

    The following pro forma information may not be representative of the financial effects of the Conversion at the date on which the Conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.


                             At or For the Three Months Ended March 31, 1997
                             ------------------------------------------------
                                          Midpoint                15% Above
                             Minimum of      of      Maximum of   Maximum of
                             Estimated   Estimated   Estimated    Estimated
                             Valuation   Valuation   Valuation    Valuation
                               Range       Range       Range        Range
                             ----------  ----------  ----------  ------------
                             527,000     620,000     713,000     819,950(1)
                             Shares      Shares      Shares      Shares
                             at $10.00   at $10.00   at $10.00   at $10.00
                             Per Share   Per Share   Per Share   Per Share
                             ---------   ---------   ---------   ---------
                                 (In Thousands, Except Per Share Amounts)
Gross proceeds.............   $  5,270    $  6,200    $  7,130    $  8,200
Less: estimated expenses...        445         450         463         463
                              --------    --------    --------    --------
Estimated net proceeds.....      4,825       5,750       6,667       7,737
---------------------------   --------    --------    --------    --------
Less: Common Stock
 acquired by ESOP..........       (422)       (496)       (570)       (656)
Less: Common Stock to be
 acquired by MRP...........       (211)       (248)       (285)       (328)
                              --------    --------    --------    --------
  Net investable proceeds..   $  4,192    $  5,006    $  5,812    $  6,753
                              ========    ========    ========    ========

Consolidated net income:
---------------------------
Historical.................   $   (387)   $   (387)   $   (387)   $   (387)
Pro forma income on net
 proceeds(2)...............         39          46          54          63
Pro forma ESOP
 adjustments(3)............         (6)         (8)         (9)        (10)
Pro forma MRP
 adjustments(4)............         (6)         (8)         (9)        (10)
                              --------    --------    --------    --------
 Pro forma net income
  (loss)...................   $   (360)   $   (357)   $   (351)   $   (344)
                              ========    ========    ========    ========

Consolidated net income
 per share(5)(6):
Historical.................   $  (0.80)   $  (0.68)   $  (0.59)   $  (0.51)
Pro forma income on net
 proceeds..................       0.08        0.08        0.08        0.08
Pro forma ESOP
 adjustments(3)............      (0.01)      (0.01)      (0.01)      (0.01)
Pro forma MRP
 adjustments(4)............      (0.01)      (0.01)      (0.01)      (0.01)
                              --------    --------    --------    --------
 Pro forma net income
  (loss) per share.........   $  (0.74)   $  (0.62)   $  (0.53)   $  (0.45)
                              ========    ========    ========    ========

Consolidated stockholders'
 equity (book value):
---------------------------
Historical.................   $  4,449    $  4,449    $  4,449    $  4,449
Estimated net proceeds.....      4,825       5,750       6,667       7,737
Less: Common Stock
 acquired by ESOP..........       (422)       (496)       (570)       (656)
Less: Common Stock to be
 acquired by MRP(4)........       (211)       (248)       (285)       (328)
                              --------    --------    --------    --------
 Pro forma stockholders'
  equity(7)................   $  8,641    $  9,455    $ 10,261    $ 11,202
                              ========    ========    ========    ========

Consolidated stockholders'
 equity per share(6)(8):
Historical(6)..............   $    844    $   7.18    $   6.24    $   5.43
Estimated net proceeds.....        916        9.27        9.35        9.43
Less: Common Stock
 acquired by ESOP..........      (0.80)      (0.80)      (0.80)      (0.80)
Less: Common Stock to be
 acquired by MRP(4)........      (0.40)      (0.40)      (0.40)      (0.40)
                              --------    --------    --------    --------
 Pro forma stockholders'
  equity per share(9)......   $  16.40    $  15.25    $  14.39    $  13.66
                              ========    ========    ========    ========

Purchase Price as a
 multiple of pro forma
 net income per share(10)..         NM          NM          NM          NM

Purchase Price as a
 percentage of pro forma
 stockholders' equity per
 share.....................      60.98%      65.57%      69.49%      73.21%

                             (footnotes on page 16)

                                At or For the Year Ended December 31, 1996
                             ------------------------------------------------
                                          Midpoint                15% Above
                             Minimum of      of      Maximum of   Maximum of
                             Estimated   Estimated   Estimated    Estimated
                             Valuation   Valuation   Valuation    Valuation
                               Range       Range       Range        Range
                             ----------  ----------  ----------  ------------
                             527,000     620,000     713,000     819,950(1)
                             Shares      Shares      Shares      Shares
                             at $10.00   at $10.00   at $10.00   at $10.00
                             Per Share   Per Share   Per Share   Per Share
                             ---------   ---------   ---------   ---------
                                (In Thousands, Except Per Share Amounts)
Gross proceeds.............   $  5,270    $  6,200    $  7,130    $  8,200
Less: estimated expenses...        445         450         463         463
                              --------    --------    --------    --------
Estimated net proceeds.....      4,825       5,750       6,667       7,737
Less: Common Stock
 acquired by ESOP..........       (422)       (496)       (570)       (656)
Less: Common Stock to be
 acquired by MRP...........       (211)       (248)       (285)       (328)
                              --------    --------    --------    --------
  Net investable proceeds..   $  4,192    $  5,006    $  5,812    $  6,753
                              ========    ========    ========    ========

Consolidated net income:
Historical.................   $    393    $    393    $    393    $    393
Pro forma income on net
 proceeds(2)...............        156         186         216         251
Pro forma ESOP
 adjustments(3)............        (26)        (31)        (35)        (40)
Pro forma MRP
 adjustments(4)............        (26)        (31)        (35)        (40)
                              --------    --------    --------    --------
 Pro forma net income......   $    497    $    517    $    539    $    564
                              ========    ========    ========    ========

Consolidated net income
 per share (5)(6):
Historical.................   $   0.80    $   0.68    $   0.59    $   0.52
Pro forma income on net
 proceeds..................       0.32        0.32        0.33        0.33
Pro forma ESOP
 adjustments(3)............      (0.05)      (0.05)      (0.05)      (0.05)
Pro forma MRP
 adjustments(4)............      (0.05)      (0.05)      (0.05)      (0.05)
                              --------    --------    --------    --------
 Pro forma net income per
  share....................   $   1.02    $   0.90    $   0.82    $   0.75
                              ========    ========    ========    ========

Consolidated stockholders'
 equity (book value):
Historical.................   $  4,840    $  4,840    $  4,840    $  4,840
Estimated net proceeds.....      4,825       5,750       6,667       7,737
Less: Common Stock
 acquired by ESOP..........       (422)       (496)       (570)       (656)
Less: Common Stock to be
 acquired by MRP(4)........       (211)       (248)       (285)       (328)
                              --------    --------    --------    --------
 Pro forma stockholders'
  equity(7)................   $  9,032    $  9,846    $ 10,652    $ 11,593
                              ========    ========    ========    ========

Consolidated stockholders'
 equity per share(6)(8):
Historical(6)..............   $   9.18    $   7.81    $   6.79    $   5.90
Estimated net proceeds.....       9.16        9.27        9.35        9.44
Less: Common Stock
 acquired by ESOP..........      (0.80)      (0.80)      (0.80)      (0.80)
Less: Common Stock to be
 acquired by MRP(4)........      (0.40)      (0.40)      (0.40)      (0.40)
                              --------    --------    --------    --------
 Pro forma stockholders'
  equity per share(9)......   $  17.14    $  15.88    $  14.94    $  14.14
                              ========    ========    ========    ========

Purchase Price as a
 multiple of pro forma
 net income per share......      9.80x      11.11x      12.20x      13.33x

Purchase Price as a
 percentage of pro forma
 stockholders' equity per
 share.....................      58.34%      62.97%      66.93%      70.72%

                         (footnotes on following page)

___________________
(1) Gives effect to the sale of an additional 106,950 shares in the Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Savings Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination of the independent appraiser that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Savings Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion.
(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion, which rate is currently _____%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Savings Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a ten-year period, assuming a combined federal and state tax rate of 38.4%. Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan.
    No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, "Employers' Accounting for Employee Stock Ownership Plans," which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
(4) Gives effect to the MRP expected to be adopted by the Holding Company following the Conversion. If the MRP is approved by stockholders, the MRP intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in the Conversion either through open market purchases or from authorized but unissued shares of Common Stock. In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting and ownership interests of existing stockholders by approximately 3.85% and pro forma net income (loss) per share would be $(0.71), $(0.60), $(0.51) and $(0.43) at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the three months ended March 31, 1997, and $0.98, $0.87, $0.79 and $0.72 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended December 31, 1996, and pro forma stockholders' equity per share would be $15.77, $14.66, $13.84 and $13.14 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at March 31, 1997 and $16.48, $15.27, $14.37 and $13.60 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at December 31, 1996. Shares issued under the MRP vest over a five-year period at 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date of stockholder approval of the MRP, total MRP expense would increase. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Conversion, the Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.09%. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Stock Option Plan" and "-- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 485,894, 571,640, 657,386 and 755,994 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the three months ended March 31, 1997 and 489,056, 575,360, 661,664, and 760,914 at the
    minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, for the year ended December 31, 1996, which includes the shares of Common Stock sold in the Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion.
(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 527,000, 620,000, 713,000 and 819,950 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.
(10)  Annualized.

                         SPRING HILL SAVINGS BANK, FSB
                     CONSOLIDATED STATEMENTS OF OPERATIONS

  The following Consolidated Statements of Income of Spring Hill Savings Bank, FSB and Subsidiary for the fiscal years ended December 31, 1996 and 1995 have been audited by S.R. Snodgrass A.C., Wexford, Pennsylvania, independent auditors, whose report thereon appears elsewhere in this Prospectus. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included elsewhere herein. The Consolidated Statements of Income for the three months ended March 31, 1997 and 1996 are unaudited but, in the opinion of management, reflect all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the results of such periods. The results for the three month period ended March 31, 1997 are not necessarily indicative of the results of the Savings Bank that may be expected for the entire fiscal year.



                                Three Months Ended
                                     March 31,          Year Ended December 31,
                             -------------------------  -----------------------
                                1997           1996        1996         1995
                             ----------     ----------  ----------   ----------
                                     (unaudited)
Interest Income:
  Loans receivable.........   $1,169,828   $1,133,569   $4,526,633  $4,580,733
  Interest-bearing
   deposits with other
   banks...................       39,406       31,836      102,592     103,487
  Investment securities....       30,768       56,044      162,043     189,362
  Mortgage-backed
   securities..............      347,164      386,499    1,485,049   1,590,183
  Dividends on Federal Home
   Loan Bank stock.........        9,359        9,191       37,491      39,238
                              ----------   ----------   ----------  ----------
    Total interest and
     dividend income.......    1,596,525    1,617,139    6,313,808   6,503,003
                              ----------   ----------   ----------  ----------

Interest Expense:
  Deposits.................      758,374      804,368    3,040,296   3,075,480
  Advances by borrowers
   for taxes
   and insurance...........        3,164        3,764       13,080      15,514
  Collaterized mortgage
   obligation..............      172,361      246,624      930,669   1,060,807
  Borrowed funds...........       84,380       33,166      171,169     307,740
                              ----------   ----------   ----------  ----------
   Total interest expense..    1,018,279    1,087,922    4,155,214   4,459,541
                              ----------   ----------   ----------  ----------

    Net interest income....      578,246      529,217    2,158,594   2,043,462

Provision for loan losses..       27,943       29,528      239,370      64,000
                              ----------   ----------   ----------  ----------

   Net interest income
    after provision for
    loan losses............      550,303      499,689    1,919,224   1,979,462
                              ----------   ----------   ----------  ----------

Non-interest Income:
  Service fees.............       17,213       15,364       65,025      74,493
  Net securities gains
   (losses)................      116,541           --      902,488      (7,971)
  Other income.............       14,609       13,045       56,706      56,677
                              ----------   ----------   ----------  ----------
    Total non-interest
     income................      148,363       28,409    1,024,219     123,199
                              ----------   ----------   ----------  ----------

Non-interest Expense:
  Compensation and
   employee benefits.......      187,687      201,354      869,422     744,922
  Occupancy and equipment..       54,232       47,174      207,790     157,147
  Federal insurance
   premiums................       10,143       42,806      577,941     173,172
  Data processing..........       27,832       24,180       89,092      91,713
  Real estate operations,
   net.....................        9,212      (12,443)      93,286      87,373
  Other operating expenses.      125,320      122,035      481,921     505,570
                              ----------   ----------   ----------  ----------
    Total non-interest
     expense...............      414,426      425,106    2,319,452   1,759,897
                              ----------   ----------   ----------  ----------

 Income before income
  taxes and
   extraordinary item......      284,240      102,992      623,991     342,764

                               Three Months Ended
                                     March 31,          Year Ended December 31,
                             -------------------------  -----------------------
                                1997           1996        1996         1995
                             ----------     ----------  ----------   ----------
                                     (unaudited)
Income tax expense.........      109,104       42,843      231,247     111,703
                              ----------   ----------   ----------  ----------

Income before
 extraordinary item........      175,136       60,149      392,744     231,061

Extraordinary item:
Loss on extinguishment of
 debt, net of related income
 taxes of $400,537..........     562,525           --           --          --
                              ----------   ----------   ----------  ----------

Net income (loss)..........   $ (387,389)  $   60,149   $  392,744  $  231,061
                              ==========   ==========   ==========  ==========

          See accompanying Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Savings Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

     The profitability of the Savings Bank's operations depends primarily on its net interest income, which is the difference between the income the Savings Bank receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is a function of the Savings Bank's interest rate spread, which is the difference between the yield earned on interest-earning assets and the rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to the average balance of interest-bearing liabilities. The Savings Bank's net income is also affected by its level of non-interest income and non-interest expenses. Non-interest income is comprised of service fees, gain (loss) on the sale of securities and miscellaneous fees and income. Non-interest expenses include compensation and employee benefits, occupancy and equipment expenses, deposit insurance premiums, data processing expenses, expenses associated with real estate operations, and other miscellaneous operating costs.

Operating Strategy

     The Savings Bank has been, and intends to continue to be, a community oriented financial institution. The Savings Bank's goals include (i) serving the borrowing and savings needs of the Savings Bank's communities, (ii) maintaining strong asset quality, (iii) controlling the exposure of earnings to fluctuations in interest rates, and (iv) maintaining a stable stream of earnings to produce a competitive return on equity.

     In the late 1980s, the Savings Bank suffered asset quality problems that contributed to losses through 1992. In response, the Savings Bank temporarily reduced its lending activities and devoted significant resources to resolving its asset quality problems and reducing REO. Since 1993, the Savings Bank has returned to, and maintained a competitive posture in, its residential and consumer lending activities. These efforts, coupled with expense control, allowed the Savings Bank to return to improved financial health. This is reflected in the increase since 1992 in income before income taxes, extraordinary items and cumulative effect of accounting changes. Despite these improvements, the Savings Bank's operating performance has lagged behind institutions of similar operations and size. This has partly been the result of a CMO issued in 1987, which has had a material negative impact on operating earnings. In March 1997, the Savings Bank extinguished a significant portion of the remaining CMO through the repurchase of $4.8 million par value of the remaining $7.4 million of bonds. With the recent extinguishment of much of this debt, the Savings Bank anticipates that its earnings performance will improve. See "BUSINESS OF THE SAVINGS BANK -- Deposit Activities and Other Sources of Funds -- Borrowings."

Comparison of Financial Condition at March 31, 1997 and December 31, 1996

     Total assets increased $1.1 million, or 1.4%, from $81.7 million at December 31, 1996 to $82.8 million at March 31, 1997. Loans receivable increased $479,000 from $54.8 million at December 31, 1996 to $55.3 million at March 31, 1997 while investment securities held to maturity decreased $744,000. A portion of these funds were invested in higher yielding loans. Cash and due from banks and interest-bearing deposits with other banks increased by a total of $928,000 as the Savings Bank kept available funds in short-term liquid investments pending investment in loans.

     Total liabilities increased $1.5 million, or 2.0%, from $76.8 million at December 31, 1996 to $78.4 million at March 31, 1997. Deposits increased $482,000 from $64.3 million to $64.8 million primarily as a result of interest credited. The Savings Bank's CMO obligation decreased from $6.9 million at December 31, 1996 to $2.5 million at March 31, 1997 primarily as a result of the repurchase of the class C CMO bond. The repurchase was funded with advances from the FHLB. Primarily as a result of the CMO repurchase, borrowed funds increased from $3.8 million at December 31, 1996 to $9.3 million at March 31, 1997.

     Total retained earnings decreased from $4.8 million at December 31, 1996 to $4.4 million at March 31, 1997 as a result of the net loss incurred in the three months ended March 31, 1997 primarily as a result of the CMO repurchase.

Comparison of Operating Results for the Three Months Ended March 31, 1997 and
1996

     Net Income. The Savings Bank incurred a net loss for the three months ended March 31, 1997 of $387,000, compared to net income of $60,000 for the same period in 1996. The loss incurred in 1997 was the result of the Savings Bank repurchasing from a third party the class C bond of the CMO issued by its subsidiary. As a result of the transaction, the Savings Bank recorded an extraordinary loss on the extinguishment of the class C bond amounting to $562,000 (net of related income tax benefit of $401,000). Income for the three months ended March 31, 1997 also reflected a gain of $121,000 from the redemption of a CMO residual held by the Savings Bank. Without the repurchase of the class C bond and the gain on the sale of the CMO residual, the Savings Bank would have had net income of $91,000 for the three months ended March 31, 1997.

     Net Interest Income. Net interest income increased by $49,000, or 9.3%, from $529,000 for the three months ended March 31, 1996 to $578,000 for the same period in 1997. This improvement resulted from an increase of 24 basis points in the Savings Bank's interest rate spread from 2.40% in 1996 to 2.64% in 1997. The Savings Bank's interest rate spread improved as the average rate paid on its interest-bearing liabilities decreased more than the yield on its interest-earning assets.

     Interest Income. Total interest income decreased by $21,000, or 1.3%, between the three months ended March 31, 1996 and the three months ended March 31, 1997. This slight decrease was the result of a $74,000 decrease in average interest-earning assets coupled with a 10 basis point decline in the average yield on interest-earning assets. In an effort to improve earnings, management has been restructuring the Savings Bank's assets by reinvesting maturing investments and principal repayments on mortgage-backed securities in higher yielding assets such as loans. Interest income on loans increased $36,000 between the periods as the average balance of loans increased from $51.8 million for the three months ended March 31, 1996 to $54.9 million for the three months ended March 31, 1997. Most of the growth in the loan portfolio was in one- to four-family residential mortgage loans. The average yield on loans receivable declined 22 basis points from 8.75% for the three months ended March 31, 1996 to 8.53% for the three months ended March 31, 1997 as a result of decreases in market interest rates. Interest income on investment and mortgage-backed securities decreased a total of $64,000 between the periods primarily as the result of smaller average balances.

     Interest Expense. Total interest expense declined by $70,000, or 6.4%, from $1.1 million for the three months ended March 31, 1996 to $1.0 million for the three months ended March 31, 1997. This decline was the result of a decrease of $358,000 in the average balance of interest-bearing liabilities and a 34 basis point decrease in the average rate paid on interest-bearing liabilities. In an effort to improve the Savings Bank's interest rate spread, the Savings Bank extinguished the class C bond of the CMO on March 7, 1997 through the purchase of the bond from a third party for $4.9 million. To fund this purchase, the Savings Bank borrowed $5.0 million from the FHLB at an average rate of 6.53%, which was significantly lower than the cost of the Savings Bank's CMO obligation. As a result of the repurchase of the class C bond and the reduction in rates paid on FHLB advances, the total cost of the CMO and borrowed funds decreased $24,000 between the periods. Total interest paid on deposits decreased $46,000 between the periods primarily as a result of a smaller average balance of time certificates of deposits in 1997 and a decrease in the average rate paid on these deposits.

     Provision for Loan Losses. Provisions for loan losses are charged to operations to bring the total allowance for loan losses to a level considered by management to be adequate to provide for estimated losses based on management's evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The Savings Bank's provision for loan losses remained relatively constant for the three month periods ended March 31, 1997 and 1996.

     The Savings Bank's allowance for loan losses was $420,000, or 0.8% of total loans receivable, at March 31, 1997, compared to $295,000, or 0.6% of total loans receivable, at March 31, 1996. Net loan charge-offs during the three months ended March 31, 1997 were $23,000 compared to $10,000 during the same period in 1996. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Savings Bank's control. While the Savings Bank maintains its allowance for loan losses at a level which it considers to be adequate to provide for estimated future losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed the estimated amounts.

     Non-interest Income. Noninterest income increased by $120,000 almost entirely as a result of gains associated with the redemption of a CMO residual investment owned by the Savings Bank. During the time these securities were held, the Savings Bank was required to estimate future cash flows for the purpose of assessing the appropriate carrying value. Based on these estimates, the Savings Bank incurred charges from time to time to write down these securities to the present value of estimated future cash flows. In March 1997, the Savings Bank collected cash payments from the sale of collateral held in trust in which the Savings Bank had a residual interest. These proceeds totalled $121,000, which was recorded as a gain on the sale of securities. See
Note 3 of the Notes to the Consolidated Financial Statements.

     Non-interest Expense. Total noninterest expense declined by $11,000 to $414,000 in 1997 compared to $425,000 in 1996. The decrease was primarily the result of decreases in salaries and employee benefits of $14,000 and in federal insurance premiums of $33,000, offset by an increase in real estate operations of $22,000.

     Salaries and employee benefits decreased by $14,000, or 6.8%. This decline reflected an increase in deferred loan origination costs of $8,000, resulting from higher levels of loan originations, and reduction in pension expense of $6,000. Normal salary increases were offset by a temporary reduction of full time equivalent employees.

     Federal insurance premiums declined by $33,000 as a result of the decrease in the Savings Bank's assessment rate. Following the recapitalization of the SAIF in the fourth quarter of 1996, the FDIC reduced deposit insurance premiums. As a result, the Savings Bank's deposit insurance assessment rate decreased from 0.23% of deposits to 0.0648% of deposits beginning January 1, 1997.

     Expenses for real estate operations (i.e., costs associated with maintaining and selling real estate owned) increased $22,000 between the periods. The Savings Bank recognized gains on the sale of real estate owned amounting to $22,000 for the three months ended March 31, 1996, whereas there were no such gains during the same period in 1997.

     Income Taxes. Federal income tax expense increased $66,000 to $109,000 in 1997, as a result of higher levels of pre-tax income.

     Extraordinary Charge. Net income during the three months ended March 31, 1997 was adversely affected by a $963,000 charge ($562,000 net of related income tax benefit) taken in connection with the extinguishment of the class C CMO bond. Of this charge, $727,000 was for accelerated recognition of the remaining unamortized original issue discount, $107,000 was for the accelerated recognition of deferred debt issuance costs and $129,000 was the premium paid to repurchase the bond. See Note 20 of the Notes to the Consolidated Financial Statements for further discussion.

Comparison of Operating Results for the Years Ended December 31, 1996 and 1995

     Net Income. The Savings Bank recorded net income for the year ended December 31, 1996 of $393,000 compared to net income of $231,000 for 1995. The increase in net income was the result of higher levels of net interest income of $116,000 and net gains recognized on the sale or redemption of securities of $902,000, partly offset by an increased provision for loan losses of $175,000, increased salaries and benefits of $125,000, the one-time special assessment to recapitalize the SAIF of $414,000, and increased income tax expense of $120,000.

     Net Interest Income. Net interest income increased by $116,000, or 5.7%, from $2.0 million for the year ended December 31, 1995 to $2.2 million for 1996. This increase resulted from an increase in the Savings Bank's interest rate spread of 17 basis points from 2.32% in 1995 to 2.49% in 1996, and an increase in the ratio of average interest-earning assets to average interest-bearing liabilities.

     Interest Income. Total interest income decreased by $189,000, or 2.9%, from $6.5 million in 1995 to $6.3 million in 1996. The decrease was the result of a decline of $2.3 million in average interest-earning assets. Interest income on loans decreased $54,000 from 1995 to 1996 as a result of a slightly smaller average balance of loans in 1996. Interest income on investment and mortgage-backed securities decreased a total $132,000 from 1995 to 1996 primarily as a result of smaller average balances.

     Interest Expense. Total interest expense decreased by $305,000, or 6.8% from $4.5 million for 1995 to $4.2 million for 1996. This decrease was the result of a combined reduction of $3.2 million in the average balance of the CMO and borrowed funds and a 17 basis point decline in the average rate paid on interest-bearing liabilities. As a result of excess liquidity, the Savings Bank reduced its average borrowed funds in 1996 by $1.8 million using funds available from maturing investments and mortgage-backed securities repayments. The reduction of $1.4 million in the average CMO obligation of the Savings Bank was a function of cash receipts on the underlying mortgage-backed securities during the period. Interest paid on deposits decreased by a total of $38,000 from 1995 to 1996 as a decrease in the average rate paid offset a small increase in the average balance of deposits. The decline in the Savings Bank's cost of funds was the result of changes in market interest rates. The majority of the change related to time certificates of deposit and borrowed funds. During 1996, the Savings Bank had a significant volume of three and five year time certificates of deposits mature and reprice at the current market rates which were below those paid on the maturing deposits. Borrowed funds are comprised of short and long term borrowings with the FHLB. Throughout 1995 and 1996 higher rate FHLB borrowing were repaid at maturity so that the weighted average rate declined 53 basis points between the periods.

     Provision for Loan Losses. The Savings Bank's provision for loan losses increased by $175,000 from $64,000 in 1995 to $239,000 in 1996. The increase reflected management's decision to increase the allowance for loan losses due to increased charge-offs in 1996 and management's reassessment of the loan portfolio. Total loans at December 31, 1996 totaled $55.6 million compared to $52.9 million at December 31, 1995. The allowance for loan losses was 0.75% of total loans at December 31, 1996 and 0.52% of total loans at December 31, 1995.

     Non-interest Income. Noninterest income increased by $901,000 as a result of gains associated on the sale and redemption of CMO residuals owned by the Savings Bank. During the time these securities were held, the Savings Bank was required to estimate future cash flows for the purpose of assessing the appropriate carrying value. Based on these estimates, over time the Savings Bank incurred charges to write down the securities to the present value of estimated future cash flows. During 1996, the Savings Bank sold two of these residual investments and two additional ones were redeemed, resulting in total gains of $902,000. See Note 3 of the Notes to the Consolidated Financial Statements.

     Non-interest Expense.   Total noninterest expense increased $560,000 in
1996 compared to 1995. This increase was comprised of increases in salaries and benefits amounting to $125,000, occupancy expense of $51,000 and federal deposit insurance of $405,000.

     The increase in salaries and benefits was primarily the result of larger bonus payments, a profit sharing contribution and, to a lesser extent, normal salary adjustments.

     Occupancy and equipment expense increased by $51,000 as a result of increased depreciation associated with the renovation of the Spring Hill office, leasehold improvements at the North Shore office and equipment upgrades.

     Federal insurance premiums increased by $405,000 due to the SAIF special assessment of $414,000 which was recognized by the Savings Bank in the third quarter of 1996. Pursuant to legislation passed on September 30, 1996, the FDIC imposed a special assessment on SAIF members to capitalize the SAIF to the designated reserve level of 1.25% as of October 1, 1996.

     Income Taxes. Federal income tax expense increased $120,000 to $231,000 in 1996, from $112,000 in 1995. The increase in tax expense is principally the result of higher levels of pre-tax income in 1996.

Average Balances, Interest and Average Yields/Cost

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented.



                                                        Three Months Ended March 31,
                                        ---------------------------------------------------------------
                                                     1997                             1996
                                        ------------------------------     ----------------------------
                                                  Interest     Average               Interest   Average
                                        Average   and          Yield/      Average   and        Yield/
                                        Balance   Dividends    Cost(1)     Balance   Dividends  Cost(1)
                                        -------   ---------    -------     -------   ---------  -------
                                                          (Dollars in Thousands)
Interest-earning assets:
 Loans receivable(2)................    $54,859      $1,170      8.53%     $51,828      $1,134    8.75%
 Investment securities..............      1,860          31      6.67        3,460          56    6.47
 Mortgage-backed securities.........     20,132         347      6.89       22,223         386    6.95
 Other interest-earning assets......      3,618          48      5.31        3,032          41    5.41
                                        -------   ---------    -------     -------   ---------  ------
   Total interest-earning
    assets..........................     80,469       1,596      7.93       80,543       1,617    8.03
                                                  ---------                          ---------

Non-interest-earning
 assets.............................      1,917                              2,128
                                        -------                            -------
   Total assets.....................    $82,386                            $82,671
                                        =======                            =======

Interest-earning liabilities:
 NOW and money market accounts......    $10,133          69      2.72      $ 9,246          61    2.64
 Savings accounts...................     12,751          98      3.07       13,435         105    3.13
 Time certificates of deposit.......     42,947         595      5.54       44,676         642    5.75
 Collateralized mortgage obligation.      5,875         172     11.71        8,151         247   12.12
 Borrowed funds.....................      5,221          84      6.44        1,777          33    7.43
                                        -------   ---------    -------     -------   ---------  ------
   Total interest-bearing
    liabilities.....................     76,927       1,018      5.29       77,285       1,088    5.63
                                        -------   ---------                -------
Non-interest-bearing
 liabilities........................        668                                912
                                        -------                            -------
   Total liabilities................     77,595                             78,197
                                        -------                            -------
Total equity........................      4,791                              4,474
                                        -------                            -------
   Total liabilities and
    total equity....................    $82,386                            $82,671
                                        =======                            =======

Net interest income.................                   $578                               $529
                                                  =========                          =========

Interest rate spread................                             2.64%                            2.40%

Net interest margin.................                             2.87%                            2.63%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities................                           104.60%                          104.22%



                                                              Year Ended December 31,
                                        ---------------------------------------------------------------
                                                     1996                             1995
                                        ------------------------------     ----------------------------
                                                  Interest     Average               Interest   Average
                                        Average   and          Yield/      Average   and        Yield/
                                        Balance   Dividends     Cost       Balance   Dividends   Cost
                                        -------   ---------    -------     -------   ---------  -------
                                                          (Dollars in Thousands)
Interest-earning assets:
 Loans receivable(2)................    $53,215      $4,527      8.51%     $53,925      $4,581    8.50%
 Investment securities..............      2,628         162      6.16        3,220         189    5.87
 Mortgage-backed securities.........     20,883       1,485      7.11       21,950       1,590    7.24
 Other interest-earning assets......      2,340         140      5.98        2,286         143    6.26
                                        -------   ---------    ------      -------   ---------  ------
   Total interest-earning
    assets..........................     79,066       6,314      7.99       81,381       6,503    7.99
                                                  ---------                          ---------

Non-interest-earning
 assets.............................      1,907                              2,492
                                        -------                            -------
   Total assets.....................    $80,973                            $83,873
                                        =======                            =======

Interest-earning liabilities:
 NOW and money market accounts......    $ 9,480         258      2.72      $ 9,145         241    2.64
 Savings accounts...................     13,334         416      3.12       14,139         439    3.10
 Time certificates of deposit.......     42,515       2,379      5.60       41,985       2,411    5.74
 Collateralized mortgage obligation.      7,565         931     12.31        8,968       1,061   11.83
 Borrowed funds.....................      2,629         171      6.50        4,382         308    7.03
                                        -------   ---------    ------      -------   ---------  ------
   Total interest-bearing
    liabilities.....................     75,523       4,155      5.50       78,619       4,460    5.67
                                        -------   ---------    ------      -------   ---------  ------
Non-interest-bearing
 liabilities........................        849                                906
                                        -------                            -------
   Total liabilities................     76,372                             79,525
                                        -------                            -------
Total equity........................      4,601                              4,348
                                        -------                            -------
   Total liabilities and
    total equity....................    $80,973                            $83,873
                                        =======                            =======

Net interest income.................                 $2,159                             $2,043
                                                  =========                          =========

Interest rate spread................                             2.49%                            2.32%

Net interest margin.................                             2.73%                            2.51%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities................                           104.69%                          103.51%

-------------------------
(1)  Yields and ratios for the three-month periods are annualized.
(2)  Average balances include non-accrual loans.

Yields Earned and Rates Paid

     The following table sets forth (on a consolidated basis) for the periods and at the date indicated the weighted average yields earned on the Savings Bank's assets and the weighted average interest rates paid on the Savings Bank's
liabilities, together with the net yield on interest-earning assets.   Amounts
for the three month periods are annualized.


                                             Three Months Ended   Year Ended
                                                  March 31,      December 31,
                                 At March 31, ----------------   ------------
                                    1997       1997      1996    1996    1995
                                    ----       ----      ----    ----    ----

Weighted average yield
 earned on:
   Loans receivable........         8.55%      8.53%     8.75%   8.51%   8.50%
   Investment securities...         6.69       6.67      6.47    6.16    5.87
   Mortgage-backed
    securities.............         7.15       6.89      6.95    7.11    7.24
   Other interest-earning
    assets.................         5.63       5.31      5.41    5.98    6.26
   Total interest-earning
    assets.................         8.05       7.93      8.03    7.99    7.99

Weighted average rate paid
 on:
   NOW and money market
    accounts...............         2.94       2.72      2.64    2.72    2.64
   Savings accounts........         3.14       3.07      3.13    3.12    3.10
   Time certificates of
    deposit................         5.63       5.54      5.75    5.60    5.74
   Collateralized mortgage
    obligation.............        11.60      11.71     12.12   12.31   11.83
   Borrowed funds..........         6.47       6.44      7.43    6.50    7.03
   Total interest-bearing
    liabilities............         5.20       5.29      5.63    5.50    5.67

Interest rate spread
   (spread between
   weighted average yield
   earned on all
   interest-earning assets
   and weighted
   average rate paid on
   all interest-
   bearing liabilities)....         2.85       2.64      2.40    2.49    2.32

Net interest margin (net
   interest income
   as a percentage of
   average
   interest-earning assets)           --       2.87      2.63    2.73    2.51

Rate/Volume Analysis

     The following table sets forth the effects of changing rates and volumes on the interest income and interest expense of the Savings Bank. Information is provided with respect to: (i) effects attributable to changes in rate (changes in rate multiplied by prior volume); (ii) effects attributable to changes in volume (changes in volume multiplied by prior rate); and (iii) effects attributable to changes in rate/volume (changes in rate multiplied by changes in volume).

                                      Three Months Ended March 31,               Year Ended December 31,
                                     1997 Compared to March 31, 1996       1996 Compared to December 31, 1995
                                            Increase (Decrease)                   Increase (Decrease)
                                                 Due to                                 Due to
                                  -------------------------------------  --------------------------------------
                                                        Rate/                                 Rate/
                                   Volume     Rate      Volume     Net    Volume     Rate     Volume      Net
                                  --------  ---------  ---------  -----  --------  --------  ---------  -------
                                                                 (In Thousands)
Interest-earning assets:
 Loans receivable...............     $ 66       $(29)       $(1)  $ 36     $ (60)     $  5        $ 1    $ (54)
 Investment securities..........      (26)         2         (1)   (25)      (35)        9         (1)     (27)
 Mortgage-backed securities.....      (36)        (3)        --    (39)      (77)      (29)         1     (105)
 Other interest-earning assets..        8         (1)        --      7         3        (6)        --       (3)
                                     ----       ----        ---   ----     -----      ----        ---    -----
Total interest-earning assets...       12        (31)        (2)   (21)     (169)      (21)         1     (189)
                                     ----       ----        ---   ----     -----      ----        ---    -----

Interest Expense:
 NOW and money
  market accounts...............        6          2         --      8         9         7          1       17
 Savings accounts...............       (5)        (2)        --     (7)      (25)        3         (1)     (23)
 Certificates of deposit........      (25)       (23)         1    (47)       30       (59)        (3)     (32)
 Collateralized mortgage
  obligation....................      (69)        (8)         2    (75)     (166)       43         (7)    (130)
 Borrowed funds.................       64         (4)        (9)    51      (123)      (23)         9     (137)
                                     ----       ----        ---   ----     -----      ----        ---    -----
Total interest-bearing
 liabilities....................      (29)       (35)        (6)   (70)     (275)      (29)        (1)    (305)
                                     ----       ----        ---   ----     -----      ----        ---    -----

Net change in net interest
  income........................     $ 41       $  4        $ 4   $ 49     $ 106      $  8        $ 2    $ 116
                                     ====       ====        ===   ====     =====      ====        ===    =====


Asset and Liability Management

     The Savings Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating interest rates. The Savings Bank has sought to reduce exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal objective of the Savings Bank's interest rate risk management is to evaluate the interest rate risk included in certain balance sheet accounts, determine the level of risk appropriate given the Savings Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives and manage the risk consistent with Board of Directors' approved guidelines. Through such management, the Savings Bank seeks to limit the vulnerability of its operations to changes in interest rates. The Savings Bank's management meets at least quarterly to review the Savings Bank's asset/liability policies and interest rate risk position.

     In recent years, the Savings Bank has primarily utilized the following strategies to manage interest rate risk: (i) shortening the life of its fixed-rate loan portfolio by offering fixed-rate loans with terms to maturity of no more than 20 years on owner-occupied residential properties and 15 years on investment properties, (ii) offering adjustable-rate loans on investment properties, (iii) emphasizing adjustable-rate investment and shorter term mortgage-backed securities, and (iv) extending the life of its liabilities by emphasizing longer term certificates of deposit during periods of low market interest rates and utilizing longer term borrowings.

     Using data from the Savings Bank's quarterly reports to the OTS, the Savings Bank receives a report which measures interest rate risk by modeling the change in Net Portfolio Value ("NPV") over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the difference in the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under OTS regulations, an institution with a greater than "normal" level of interest rate risk is subject to a deduction from total capital for purposes of calculating its risk-based capital. However, the OTS has postponed the implementation of the capital adjustment portion of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. Assuming this proposed rule was in effect at March 31, 1997 and that it applied to the Savings Bank, the Savings Bank's level of interest rate risk would have caused it to be treated as an institution with greater than "normal" interest rate risk.

     The following table is provided by the OTS and illustrates the change in NPV at March 31, 1997, based on OTS assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counter the effect of that interest rate movement.

                                                                      Net Portfolio as % of
                                        Net Portfolio Value         Portfolio Value of Assets
                                     --------------------------  --------------------------------
     Basis Point ("bp")
     Change in Rates       $ Amount  $ Change(1)     % Change    NPV Ratio(2)     Change(bp)(3)
-------------------------  --------  -----------     ---------   ------------     -----------
                                     (Dollars in Thousands)

           400               $2,524      $(4,267)          (63)%         3.28%           (477) bp
           300                3,645       (3,146)          (46)          4.62            (342)
           200                4,798       (1,993)          (29)          5.94            (211)
           100                5,884         (907)          (13)          7.12             (93)
           0                  6,791           --            --           8.05              --
           (100)              7,279          488             7           8.49              44
           (200)              7,094          303             4           8.21              16
           (300)              6,733          (58)           (1)          7.74             (31)
           (400)              6,601         (190)           (3)          7.52             (53)

--------------------
(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets ("PV").
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

     The following table is provided by the OTS and is based on the calculations in the above table. At March 31, 1997, the change in NPV as a percentage of portfolio value of total assets is negative 2.36%, which is greater than negative 2.0%, indicating that the Savings Bank has a greater than "normal" level of interest rate risk.

                                                                      At             At             At
                                                                   March 31,      December 31,    March 31,
                                                                     1997           1996           1996
                                                                  ----------    -------------   ----------
RISK MEASURES:  200 BP RATE SHOCK:

Pre-Shock NPV Ratio:  NPV as % of PV of Assets................      8.05%           7.51%         6.64%
Exposure Measure:  Post-Shock NPV Ratio.......................      5.94%           6.14%         5.22%
Sensitivity Measure:  Change in NPV Ratio.....................      (211) bp        (137) bp      (142) bp
Change in NPV as a % of PV of Assets..........................     (2.36)%         (1.61)%       (1.60)%


     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

     The Savings Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on loans, proceeds from maturities, sales and repayments of investment and mortgage-backed securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The Savings Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. The Savings Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At March 31, 1997, cash and deposits with other banks totalled $3.0 million, or 3.7% of total assets, and investment and mortgage-backed securities that matured in one year or less totalled $719,000, or 0.9% of total assets. Investment and mortgage-backed securities available for sale totalled $3.1 million at March 31, 1997. In addition, the Savings Bank maintains a credit facility with the FHLB-Pittsburgh, which provides for immediately available advances. Advances under this credit facility totalled $9.3 million at March 31, 1997.

     The OTS requires a savings institution to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Savings Bank's actual long- and short-term liquidity ratios at March 31, 1997 were 10.9% and 6.2%, respectively.

     The primary investing activity of the Savings Bank is the origination of mortgage loans. During the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, the Savings Bank originated loans in the amounts of $2.9 million, $11.7 million, and $6.6 million, respectively. At March 31, 1997, the Savings Bank had loan commitments totalling $1.1 million and undisbursed loans in process totalling $390,000. The Savings Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Time certificates of deposit that are scheduled to mature in less than one year from March 31, 1997 totalled $26.2 million. Management of the Savings Bank believes that it can adjust the offering rates of deposits to retain deposits in changing interest rate environments.

     The Savings Bank is required to maintain specific amounts of capital pursuant to OTS requirements. As of March 31, 1997, the Savings Bank was in compliance with all regulatory capital requirements which were effective as of such date with tangible, core and risk-based capital ratios of 5.4%, 5.4% and 12.5%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Associations -- Capital Requirements." See also "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

Impact of New Accounting Standards

     Accounting for Stock-Based Compensation. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management of the Savings Bank has not completed an analysis of the potential effects of this statement on its financial condition or results of operations.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement applies prospectively in fiscal years beginning after December 31, 1996, and establishes new standards that focus on control whereas, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The Savings Bank does not expect adoption of SFAS No. 125 to have a material impact on the Savings Bank's results of operations or financial position.

     Deferral of the Effective Date of Certain Provisions of SFAS No. 125. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." SFAS No. 127 defers for one year the effective date of portions of SFAS No. 125 that address secured borrowings and collateral for all transactions. Additionally, SFAS No. 127 defers for one year the effective date of transfers of financial assets that are part of repurchase agreements, securities lending and similar transactions. The Savings Bank does not expect adoption of SFAS No. 127 to have a material impact on the Savings Bank's results of operations or financial position.

     Earnings Per Share. SFAS No. 128, "Earnings Per Share," standardizes the international calculation for earnings per share and requires companies with complex capital structures that have publicly held common stock or potential common stock to present both basic and diluted earnings per share on the face of the income statement. SFAS No. 128 becomes effective for periods ending after December 31, 1997. The Savings Bank does not expect adoption of SFAS No. 128 to have a material impact on the Savings Bank's results of operations or financial position.

Effect of Inflation and Changing Prices

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                        BUSINESS OF THE HOLDING COMPANY

General

     The Holding Company was organized as a Pennsylvania business corporation at the direction of the Savings Bank in June 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion. Upon completion of the Conversion, the Savings Bank will be a wholly-owned subsidiary of the Holding Company.

Business

     Prior to the Conversion, the Holding Company has not and will not engage in any significant operations. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the stock of the Savings Bank and investment of the net proceeds of the Offerings retained by it. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law.

     Since the Holding Company will only hold the capital stock of the Savings Bank, the competitive conditions applicable to the Holding Company will be the same as those currently confronting the Savings Bank. See "BUSINESS OF The Savings Bank -- Competition."


                          BUSINESS OF THE SAVINGS BANK

General

     The Savings Bank is a community oriented financial institution that engages primarily in the business of attracting deposits from the general public in the areas surrounding its branch offices and using those funds, together with funds generated from operations and borrowings, to originate one- to four-family residential mortgage loans within the Savings Bank's primary market area, including in recent years an increased emphasis on loans secured by investor owned one- to four-family properties. To a lesser extent, the Savings Bank also originates multi-family, construction, commercial real estate and consumer loans. The Savings Bank generally retains for its portfolio all of the loans that it originates. To complement its loan portfolio and to assist in asset/liability management, the Savings Bank maintains a portfolio of investment and mortgage-backed securities.

Market Area

     The Savings Bank is headquartered in Pittsburgh, Pennsylvania and operates three full-service offices in the city of Pittsburgh. Most of the Savings Bank's depositors reside in the communities surrounding the Savings Bank's offices and most of the Savings Bank's loans are made to borrowers residing in Allegheny County.

     Several large industrial firms are headquartered in the Pittsburgh area including USX Corp., Westinghouse Electric Corp. and Aluminum Company of America. The largest employers in the Pittsburgh area also include USAirways, the University of Pittsburgh and the Mellon Bank Corporation. In addition, seven colleges and universities are also located in the Pittsburgh area. The economy in the Pittsburgh area experienced a significant restructuring during the early 1980s from a heavy manufacturing and industrial base (notably steel) to a more diversified, service-oriented economy. During this period, many of the area's industrial plants reduced their operations and staff or were closed. Although the economy in the Pittsburgh area has improved in recent periods, there can be no assurance that the economy will continue to improve.

     The Savings Bank faces competition from many financial institutions for deposits and loan originations. See "-- Competition" and "RISK FACTORS -- Competition Within Market Area."

Lending Activities

     General. At March 31, 1997, the Savings Bank's total loans receivable amounted to $56.0 million, or 67.6% of total assets. The principal lending activity of the Savings Bank is the origination of conventional mortgage loans for the purpose of purchasing or refinancing one- to four-family residential property. At March 31, 1997, $42.6 million, or 76.2%, of the Savings Bank's total loan portfolio consisted of loans secured by one- to four-family residential real estate. To a lesser extent, the Savings Bank also originates multi-family real estate, construction, commercial real estate and consumer loans. Historically, the Savings Bank's lending activities have been concentrated in its primary market of Allegheny County, Pennsylvania.

     Loan Portfolio Analysis. The following table sets forth the composition of the Savings Bank's loan portfolio by type of loan at the dates indicated. The Savings Bank had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.

                                                                    At December 31,
                                     At March 31,         ------------------------------------
                                        1997                    1996                1995
                                 -------------------      ----------------    ----------------
                                 Amount      Percent      Amount   Percent    Amount   Percent
                                 ------      -------      ------   -------    ------   -------
                                                    (Dollars in Thousands)
Mortgage loans:
 One- to four-family (1)......  $42,654       76.16%     $41,767     75.10%  $39,475     74.63%
 Multi-family.................    5,792       10.34        5,677     10.21     5,380     10.17
 Construction.................    1,687        3.01        1,727      3.10     1,384      2.62
 Commercial real estate.......    2,925        5.22        3,296      5.93     3,191      6.03
                                -------      ------      -------    ------   -------    ------
   Total mortgage loans.......   53,058       94.73       52,467     94.34    49,430     93.45

Consumer loans:
 Mobile home..................    2,297        4.10        2,454      4.41     3,161      5.98
 Other........................      568        1.02          611      1.10       167      0.31
                                -------      ------      -------    ------   -------    ------
   Total consumer loans.......    2,865        5.12        3,065      5.51     3,328      6.29

Commercial loans..............       86        0.15           86      0.15       136      0.26
                                -------      ------      -------    ------   -------    ------

   Total loans................   56,009      100.00%      55,618    100.00%   52,894    100.00%
                                -------      ======      -------    ======   -------    ======

Less:

Undisbursed portion of loans..      390                      509                 322
Deferred premiums.............      (12)                     (11)                (13)
Deferred loan origination
 costs, net...................      (57)                     (84)               (217)
Allowance for loan losses.....      420                      415                 276
                                -------                  -------             -------
   Loans receivable, net......  $55,268                  $54,789             $52,526
                                =======                  =======             =======

------------------
(1) Includes $1.2 million, $1.2 million and $1.0 million at March 31, 1997 and December 31, 1996 and 1995, respectively, of home equity loans where the combined loan-to-value ratio of loans secured by the borrowers residence is less than 80%.

    One- to Four-Family Residential Real Estate Lending. The principal lending activity of the Savings Bank is the origination of mortgage loans to enable borrowers to purchase existing one- to four-family residential real estate. At March 31, 1997, $42.6 million, or 76.2%, of the Savings Bank's total loan portfolio consisted of loans secured by one- to four-family residential real estate. Substantially all of the Savings Bank's residential mortgage loans are secured by property located in the Savings Bank's primary market area. The Savings Bank generally retains for its portfolio all of the loans that it originates. As a result, the Savings Bank believes it is better able to vary the terms of its loan products to meet the needs of its customers.

    The Savings Bank's primary product is owner-occupied, fixed-rate mortgage loans. The Savings Bank's fixed-rate loans generally have maturities ranging from ten to 20 years. In late 1994, the Savings Bank began originating ten- and 15-year balloon loans with a 30-year amortization schedule. These loans currently account for a majority of the Savings Bank's originations of one- to four-family loans. Generally, the Savings Bank originates all fixed-rate loans under terms, conditions and documentation that would permit them to be sold in the secondary market to United States government sponsored agencies, although the Savings Bank has not sold any loans in recent years.

    From 1992 through 1995, the Savings Bank originated residential mortgage loans that repriced once during the loan term at the end of the third year. The interest rate adjustment on these loans is based on the index value of the Federal National Mortgage Association ("FNMA") net yield on 30-year fixed-rate mortgage loans plus a margin. The amount of any interest rate increase is limited to 2.00%. At March 31, 1997, the Savings Bank had $1.5 million of these loans that will reprice within 13 months. The balance of these loans have already repriced. The Savings Bank discontinued this product in 1995. The Savings Bank does not currently offer ARM loans secured by owner-occupied real estate. From 1983 to 1989, the Savings Bank originated such loans based on the One Year U.S. Treasury Note Constant Maturity Rate and a portion of these loans remain in the portfolio.

    The Savings Bank also offers mortgage loans for non-owner-occupied one- to four-family residences both on a fixed- and adjustable-rate basis. At March 31, 1997, $8.5 million, or 19.9%, of the Savings Bank's one- to four-family mortgage loans were secured by non-owner-occupied property. The Savings Bank offers fixed-rate loans for terms not to exceed 15 years with a matching amortization and adjustable-rate loans for terms not to exceed 20 years with a matching amortization. These adjustable-rate loans have interest rates that adjust annually based on the prime rate as published in The Wall Street Journal. The periodic interest rate cap (the maximum amount by which the interest rate may be increased or decreased in a given period) on such loans is generally 2% per adjustment period and the lifetime interest rate cap is generally 5% over the initial interest rate of the loan. The terms and conditions of the non-owner-occupied one- to four-family loans offered by the Savings Bank may vary from time to time. At March 31, 1997, the Savings Bank's portfolio of non-owner-occupied one- to four-family loans was composed of 79.9% with a fixed interest rate and 20.1% with an adjustable interest rate. Loans secured by non-owner-occupied residences generally involve greater risks than loans secured by owner-occupied residences. Payments on loans secured by such properties are often dependent on successful operation or management of the properties. Repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. While several borrowers have more than one loan outstanding with the Savings Bank that are secured by non-owner-occupied residences, the maximum amount that the Savings Bank currently will lend to one borrower is $500,000.

    At March 31, 1997, the Savings Bank's one- to four-family mortgage loans included $4.9 million of ARM loans. The retention of ARM loans in the Savings Bank's loan portfolio helps reduce the Savings Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to increased rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. Another consideration is that although ARM loans allow the Savings Bank to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, the Savings Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Savings Bank's cost of funds.

    While one- to four-family residential real estate loans are normally originated with ten to 20 year terms, such loans typically remain outstanding for shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in the Savings Bank's loan portfolio contain due-on-sale clauses providing that the Savings Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. Typically, the Savings Bank enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

    The Savings Bank generally obtains title insurance insuring the status of its lien on all loans where real estate is the primary source of security. The Savings Bank also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

    The Savings Bank's residential mortgage loans typically do not exceed 80% of the appraised value of the property securing the loan. Pursuant to the Savings Bank's underwriting guidelines, the Savings Bank can lend up to 95% of the appraised value of the property securing a one- to four-family residential loan; however, the Savings Bank almost always requires mortgage insurance when the loan-to-value ratio is greater than 80%.

    Multi-Family Real Estate Lending. The Savings Bank is actively involved in originating loans secured by multi-family real estate. At March 31, 1997, $5.8 million, or 10.3%, of the Savings Bank's total loan portfolio consisted of loans secured by multi-family real estate. All of these loans are secured by property located in the Savings Bank's market area. Such properties generally consist of 5 to 30 dwelling units. Generally, the maximum amount that the Savings Bank will lend to one borrower is $500,000. At March 31, 1997, the Savings Bank had 35 multi-family real estate loans, the largest of which was $559,000 and which was performing in accordance with its original terms.

    The Savings Bank originates multi-family residential real estate loans with fixed and adjustable interest rates. Fixed-rate loans have a term of 15 years while adjustable-rate loans have a maximum term of 20 years with matching amortizations. Adjustable-rate loans adjust annually based on the prime rate. Loan-to-value ratios on the Savings Bank's multi-family residential real estate loans are generally limited to 70% on purchase transactions and 65% on refinancings. The Savings Bank requires appraisals of all properties securing multi-family residential real estate loans. Appraisals are performed by independent appraisers designated by the Savings Bank and are reviewed by management. The Savings Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. It is the Savings Bank's general policy to obtain personal guarantees from the principals of its corporate borrowers.

    Multi-family residential real estate lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to four-family mortgage loans. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family residential properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by supply and demand conditions in the market for apartments, as well as adverse conditions in the real estate market or the economy.

    Construction Lending. The Savings Bank originates residential construction loans primarily to local contractors with whom it has an established relationship. To a significantly lesser extent, the Savings Bank originates construction loans to individuals who have a contract for the construction of their personal residence. At March 31, 1997, construction loans totalled $1.7 million, or 3.0% of total loans. All of the Savings Bank's construction loans are secured by property located in the Savings Bank's primary market area.

    Construction loans made by the Savings Bank to professional home builders are primarily those for which purchasers for the finished homes are identified either during or following the construction period (i.e., speculative loans). The Savings Bank generally limits the number of unsold homes under construction by its borrowers, with the amount dependent on the reputation of the borrower, the current exposure of the borrower, the location of the property and prior sales of homes in the development. Construction loans to professional home builders are typically made for a term of 18 months with an interest rate that adjusts monthly based on the prime rate. Loan-to-value ratios are generally limited to 80%. Prior to making a commitment to fund a construction loan, the Savings Bank requires an appraisal of the property by an independent fee appraiser. The Savings Bank also reviews and inspects each project at the commencement of construction and throughout the term of the construction loan. Loan proceeds are disbursed after inspections of the project by the appraiser based on a percentage of completion. The Savings Bank requires monthly interest payments during the construction term.

    The Savings Bank's construction loans to individuals are typically made in connection with the granting of a permanent loan on the property. Such loans provide for interest only payments during the construction period (typically nine months) after which they convert to a fully amortizing fixed-rate loan.

    Construction lending affords the Savings Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its one- to four-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than one-to four-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Savings Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Savings Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan is dependent on the builder's ability to sell the property prior to the time that the construction loan is due. The Savings Bank has sought to address these risks by limiting the extent of its construction lending as a proportion of the total loan portfolio, by limiting its construction lending to residential properties and by limiting the amount outstanding to any one builder to $500,000. In addition, the Savings Bank has adopted underwriting guidelines that impose stringent loan-to-value, debt service and other requirements for loans which are believed to involve higher elements of credit risk, by limiting the geographic area in which the Savings Bank will do business to its existing market, and by generally working with builders with whom it has established relationships. It is also the Savings Bank's general policy to obtain personal guarantees from the principals of its corporate borrowers on its construction loans.

    Commercial Real Estate Lending. The Savings Bank invests a portion of its loan portfolio in commercial real estate loans. At March 31, 1997, the Savings Bank's commercial real estate loan portfolio totalled $2.9 million, or 5.2% of total loans. The Savings Bank does not solicit commercial real estate loans and generally offers such loans to accommodate its current and past customers. The Savings Bank's commercial real estate loans include loans secured by office buildings, warehouses, undeveloped land and mixed-use buildings comprised of offices and apartments. All of the Savings Bank's commercial real estate loans are secured by property in the Savings Bank's primary market area. At March 31, 1997, the Savings Bank had 24 commercial real estate loans, the largest of which was $633,000 and which was performing in accordance with its original terms.

    The Savings Bank originates commercial real estate loans with fixed and adjustable interest rates. Fixed-rate loans have a term of 15 years while adjustable-rate loans have a maximum term of 20 years with matching amortizations. Adjustable rate loans adjust annually based on the prime rate. Loan-to-value ratios on the Savings Bank's commercial real estate loans are generally limited to 70% on purchase transactions and 65% on refinancings. The Savings Bank requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by independent appraisers designated by the Savings Bank and are reviewed by management. The Savings Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. It is the Savings Bank's general policy to obtain personal guarantees from the principals of its corporate borrowers.

    Commercial real estate lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to four-family residential mortgage loans. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy.

    Consumer Lending. The Savings Bank currently offers a variety of consumer loans, including secured, partially secured and unsecured personal loans, vehicle loans and loans secured by savings deposits. At March 31, 1997, the Savings Bank's consumer loans totaled $2.9 million, or 5.1% of the Savings Bank's total loan portfolio. In 1996, as a part of its strategy to provide a fuller range of services to its retail customers, the Savings Bank expanded its offering of consumer loans. Consumer loans are generally made to existing customers as the Savings Bank advertises these loans only on a limited basis.

    The largest component of the Savings Bank's consumer loan portfolio consists of mobile home loans. At March 31, 1997, mobile home loans totaled $2.3 million, or 80.2% of the Savings Bank's consumer loan portfolio. From 1987 through 1992, the Savings Bank originated mobile home loans through a broker located in Ohio. Since 1992, the Savings Bank has not originated any mobile home loans other than loans to facilitate the sale of repossessed mobile homes. At March 31, 1997, the Savings Bank's mobile home loan portfolio consisted of 179 loans with an average loan balance of approximately $12,800. Mobile homes securing this portfolio are located primarily in Kentucky, South Carolina, West Virginia, Indiana, Illinois, and Georgia. Mobile home loans involve a greater degree of risk than one-to four-family mortgage loans, but are typically made at a higher interest rate and for a shorter maturity. The Savings Bank's mobile home loans have fixed interest rates and terms of 12 to 15 years. Of the 414 mobile home loans originated by the Savings Bank, the Savings Bank has repossessed 65 mobile homes of which five were held by the Savings Bank at March 31, 1997, with a carrying value of $39,000. At March 31, 1997, the Savings Bank had seven mobile home loans totalling $82,000 that were 30 to 59 days delinquent, three mobile home loans totalling $41,000 that were 60 to 89 days delinquent and two mobile home loans totalling $21,000 that were 90 days or more delinquent. The Savings Bank may resume originating mobile home loans in the future, although it has no current plans to do so.

    The underwriting standards employed by the Savings Bank for consumer loans include a determination of the applicant's payment history on other debts and an assessment of the ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, in relation to the proposed loan amount.

    Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured, or are secured by rapidly depreciable assets, such as automobiles or mobile homes. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

    Commercial Loans. In recent years, the Savings Bank has purchased office equipment leases through two leasing companies. At March 31, 1997, commercial leases amounted to $86,000, or 0.1%, of the Savings Bank's total loan portfolio. Leases generally have shorter terms than mortgage loans, but generally involve more credit risk since payment may be dependent on successful operation of the lessee's business. As of March 31, 1997, as a result of the bankruptcy filing of the originator of the remaining lease balances, the Savings Bank's commercial leases were classified as non-performing. Subsequent to March 31, 1997, the Savings Bank received a pay-off of $47,000 in settlement of the lease obligation and charged-off the remaining $39,000. The Savings Bank may review the purchase of additional leases in the future, although it currently has no plans to do so.

    Maturity of Loan Portfolio. The following table sets forth certain information at March 31, 1997 regarding the maturity of the Savings Bank's loan portfolio. All loans are included in the period in which the final contractual payment is due. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause the Savings Bank's actual repayment experience to differ from that shown below.

                                                  After        After       After      After 10
                                                 One Year    3 Years     5 Years       Years
                                     Within      Through     Through     Through      Through       Beyond
                                    One Year     3 Years     5 Years     10 Years     15 Years     15 Years      Total
                                    --------     -------     -------     --------     --------     --------     -------
                                                                   (In Thousands)
Mortgage loans:
 One- to four-family..............    $   20        $123      $  600      $ 6,863      $16,744      $18,304     $42,654
 Multi-family.....................        --          --          63        1,801        3,285          643       5,792
 Construction.....................     1,115         572          --           --           --           --       1,687
 Commercial real estate...........        --          27         640          362        1,698          198       2,925
Consumer loans:
 Mobile home......................        10          48         110        1,989          140           --       2,297
 Other............................       346          70         110           36            6           --         568
Commercial loans..................        32          54          --           --           --           --          86
                                      ------        ----      ------      -------      -------      -------     -------
   Total loans....................    $1,523        $894      $1,523      $11,051      $21,873      $19,145     $56,009
                                      ======        ====      ======      =======      =======      =======     =======

    The following table sets forth the dollar amount of all loans due after March 31, 1998, that have fixed interest rates and have floating or adjustable interest rates.

                                     Fixed          Floating or
                                     Rates        Adjustable Rates
                                    -------       ----------------
                                         (In Thousands)
Mortgage loans:
 One- to four-family............    $37,774           $ 4,861
 Multi-family...................      3,379             2,412
 Construction...................         --               572
 Commercial real estate.........        697             2,228
Consumer loans:
 Mobile home....................      2,287                --
 Other..........................        222                --
Commercial loans................         54                --
                                    -------           -------
  Total loans...................    $44,413           $10,073
                                    =======           =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Savings Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     Loan Solicitation and Processing. Loan applicants come primarily through referrals by business and industry contacts, local advertising and current and past customers. The Savings Bank also has relationships with local mortgage brokers who underwrite mortgage loans in accordance with the Savings Bank's loan underwriting procedures. During 1996, these mortgage brokers accounted for approximately one-third of the Savings Bank's loan originations.

     Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by an independent fee appraiser.

     Loan applications originated by the Savings Bank are processed at the Savings Bank's main office. A loan application is initially processed by a loan processor or loan officer and, once completed, is submitted to the Savings Bank's Loan Committee. The Loan Committee may approve consumer loans up to $50,000, loans up to $300,000 that are to be secured by one- to four-family residential real estate, and loans up to $250,000 that are to be secured by other real estate. Loans greater than these amounts are submitted for approval to the Savings Bank's Board of Directors with a report and recommendation from the Loan Committee.

     Loan Originations, Sales and Purchases. During the first quarter of 1997, the Savings Bank originated $2.9 million of loans, compared with $1.4 million during the first quarter of 1996. Originations were greater in 1997 over 1996 as the low interest rate environment in early 1996 led the Savings Bank to reduce loan originations rather than add low yielding loans to its portfolio. During 1996, the Savings Bank originated $11.7 million of loans compared to $6.6 million in 1995. The increase in originations in 1996 over 1995 was due to increased referrals from local business and industry contacts coupled with more competitive interest rates.

     In recent years, the Savings Bank has not been an active purchaser of whole loans or participation interests in loans nor has the Savings Bank been a seller of loans. During 1996, the Savings Bank purchased participation interests in loans aggregating $27,000. These participation interests were made in conjunction with other area financial institutions to foster community development. During 1995, the Savings Bank purchased whole loans totalling $345,000 and a participation interest in the amount of $50,000 for a private, non-profit housing program. These loans are primarily secured by one- to four-family real estate in the Savings Bank's primary market area. During 1994, the Savings Bank purchased $1.5 million of whole loans secured by one- to four-family residential real estate in the Savings Bank's primary market area.

     The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                          Three Months
                                                             Ended
                                                            March 31,                    Year Ended December 31,
                                                   -------------------------            -------------------------
                                                   1997                 1996            1996                 1995
                                                   ----                 ----            ----                 ----
                                                                           (In Thousands)
Gross loans at beginning of period.............    $55,618           $52,894            $52,894          $55,784

Loans originated:
Mortgage loans:
 One- to four-family...........................      2,214               284              8,118            4,277
 Multi-family..................................        273                --              1,089              777
 Construction..................................        291               303              1,129            1,293
 Commercial real estate........................         --               639                639              106
Consumer loans:
 Mobile home...................................         23                --                 --               25
 Other.........................................        136               136                760              166
                                                   -------           -------            -------          -------
    Total loans originated.....................      2,937             1,362             11,735            6,644
                                                   -------           -------            -------          -------

Loans purchased:
 Mortgage loans:
 One- to four-family...........................          9                --                 27              395
                                                   -------           -------            -------          -------
    Total loans purchased......................          9                --                 27              395
                                                   -------           -------            -------          -------

Loan principal repayments......................      2,555             2,238              9,038            9,929

Net loan activity..............................        391              (876)             2,724           (2,890)
                                                   -------           -------            -------          -------

Gross loans at end of period...................    $56,009           $52,018            $55,618          $52,894
                                                   =======           =======            =======          =======


     Loan Commitments. The Savings Bank issues commitments to originate loans conditioned upon the occurrence of certain events. Such commitments are made on specified terms and conditions and, in most cases, are honored for up to 60 days from the date of loan approval. Commitments in excess of 60 days are charged an additional fee. The Savings Bank had outstanding loan commitments of approximately $1.1 million at March 31, 1997.

     Loan Origination and Other Fees. The Savings Bank, in most instances, receives loan origination fees. Loan fees are a fixed dollar amount or a percentage of the principal amount of the mortgage loan that is charged to the borrower for funding the loan. Current accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid are recognized as income or expense at the time of prepayment. The Savings Bank had $57,000 of net deferred loan origination costs at March 31, 1997. In addition to loan origination fees, the Savings Bank receives income from fees in connection with loan modifications, late payments and for various services related to its loans.

     Loan Servicing. The Savings Bank has sold most of its servicing rights with respect to loans held by others, with the last sale occurring in 1994. At March 31, 1997, the Savings Bank was servicing $472,000 of loans for others. Loan servicing includes processing payments, accounting for loan funds and collecting and paying real estate taxes, hazard insurance and other loan-related items, such as private mortgage insurance. When the Savings Bank receives the gross mortgage payment from individual borrowers, it remits to the investor in the mortgage a predetermined net amount based on the yield on that mortgage. The difference between the coupon on the underlying mortgage and the predetermined net amount paid to the investor is the gross loan servicing fee.

Delinquencies and Classified Assets

     Delinquent Loans. When a borrower fails to make a required payment when due, the Savings Bank institutes collection procedures. Contact is generally made 16 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, the loan and payment history is reviewed and efforts are made to collect the loan. While the Savings Bank prefers to work with borrowers to resolve delinquencies, the Savings Bank will institute foreclosure or other proceedings, as necessary, to minimize any loss. The Savings Bank generally initiates proceedings when a loan becomes 90 days delinquent.

     Loans are generally placed on nonaccrual status when they become 90 days delinquent or when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income. Loans may be reinstated to accrual status when they become less than 90 days delinquent and, in the opinion of management, collection of the remaining balance can be reasonably expected.

     The following table sets forth information with respect to the Savings Bank's nonperforming assets and restructured loans within the meaning of SFAS No. 15 at the dates indicated.

                                                      At March 31,         At December 31,
                                                                        --------------------
                                                         1997           1996            1995
                                                         ----           ----            ----
                                                              (Dollars in Thousands)

Loans accounted for on a nonaccrual
 basis:
  Mortgage loans:
   One- to four-family......................           $  462           $  432          $156
   Multi-family.............................              134              149            20
   Commercial real estate...................              403              407           425
  Consumer loans:
   Mobile home..............................               21               33            15
   Other....................................                2                3             8
  Commercial................................               86               86            26
                                                       ------           ------        ------
    Total...................................            1,108            1,110           650
                                                       ------           ------        ------

Accruing loans which are contractually
 past due 90 days or more:
  Mortgage loans:
   One- to four-family......................               15               --            80
  Consumer loans:
   Mobile home..............................               --               --            22
                                                       ------           ------        ------
    Total...................................               15               --           102
                                                       ------           ------        ------

Total of nonaccrual and 90 days past
  due loans.................................            1,123            1,110           752

Real estate owned...........................               13               13           940
Other repossessed assets....................               39               31            24
                                                       ------           ------        ------

   Total nonperforming assets...............           $1,175           $1,154        $1,716
                                                       ======           ======        ======

Restructured loans..........................           $   16               --            --

Total loans delinquent 90 days
  or more as a percent of net loans.........             2.03%            2.03%         1.43%

Total loans delinquent 90 days
  or more as a percent of total assets......             1.36%            1.36%         0.92%

Total nonperforming assets as a percent of
  total assets..............................             1.42%            1.41%         2.10%

     Interest income that would have been recorded for the three months ended March 31, 1997 and the year ended December 31, 1996 had nonaccruing loans been current in accordance with their original terms amounted to approximately $29,000 and $120,000, respectively. The amount of interest included in interest income on such loans for the three months ended March 31, 1997 and the year ended December 31, 1996 amounted to approximately $14,000 and $69,000, respectively.

     Real Estate Owned and Other Repossessed Assets. Real estate acquired by the Savings Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned ("REO") until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, REO is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At March 31, 1997, the Savings Bank had $52,000 of REO and other repossessed assets, net of specific reserves, which consisted of one building and five mobile homes.

     Asset Classification. The OTS has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are classified as special mention and monitored by the Savings Bank.

     The aggregate amounts of the Savings Bank's classified assets at the dates indicated were as follows:


                                                      At December 31,
                                 At March 31,      ---------------------
                                     1997          1996             1995
                                     ----          ----             ----
                                             (In Thousands)
Loss..........................      $   --         $   --         $   --
Doubtful......................          --             --             --
Substandard assets............       1,455          1,352          2,167
Special mention...............          --             --             --

     At March 31, 1997, classified assets consisted of $366,000 of ten one- to four-family mortgage loans, $52,000 of REO and other repossessed assets, two loans to one borrower totalling $283,000 that are secured by a small office building and the borrower's personal residence, two loans to related borrowers totalling $403,000 that are secured by a small office building, one of the borrower's personal residence and a parcel of vacant land, five loans to related borrowers totalling $265,000 that are secured by non-owner-occupied, one- to four-family residential real estate, and $86,000 of lease pools.

     Allowance for Loan Losses. The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's periodic evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to changes in the near term.

     At March 31, 1997, the Savings Bank had an allowance for loan losses of $420,000. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in establishing the allowance.

     While the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Savings Bank's loan portfolio, will not request the Savings Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Savings Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Savings Bank's allowance for loan losses at and for the periods indicated.

                                                Three Months
                                                    Ended                             Year Ended
                                                   March 31,                         December 31,
                                         -----------------------               -----------------------
                                         1997               1996               1996               1995
                                         ----               ----               ----               ----
                                                          (Dollars in Thousands)
Allowance at beginning of period.....    $415               $276               $276               $268

Provision for loan losses............      28                 29                239                 64
Recoveries:
  Mortgage loans:
   One- to four-family...............       1                 --                  4                  1
  Consumer loans:
   Other.............................       3                 --                  5                  8
  Commercial loans...................       1                 --                  2                  1
                                        -----              -----              -----              -----
    Total recoveries.................       5                 --                 11                 10
                                        -----              -----              -----              -----

Charge-offs:
  Mortgage loans:
   One- to four-family...............     (22)                (6)               (24)               (40)
  Consumer loans:
   Mobile home.......................      (3)                --                (69)                --
   Other.............................      (3)                (4)               (12)               (11)
  Commercial loans...................      --                 --                 (6)               (15)
                                        -----              -----              -----              -----
    Total charge-offs................     (28)               (10)              (111)               (66)
                                        -----              -----              -----              -----

 Net charge-offs.....................     (23)               (10)              (100)               (56)
                                        -----              -----              -----              -----

 Balance at end of period............    $420               $295               $415               $276
                                         ====               ====               ====               ====

 Allowance  for loan losses
 as a percent of total
 loans receivable....................    0.75%              0.57%              0.75%              0.52%

 Net charge-offs to
 average loans outstanding...........    0.04%              0.02%              0.19%              0.10%

-----------
(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Three months Ended March 31, 1997 and 1996 -- Provisions for Loan Losses" and "-- Comparison of Operating Results for the Years Ended December 31, 1996 and 1995 -- Provisions for Loan Losses" for a discussion of the factors responsible for changes in the Savings Bank's provision for loan losses between the periods.

     The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                                                At December 31,
                                            At March 31,         ------------------------------------------------
                                                1997                     1996                      1995
                                       --------------------      --------------------      ----------------------
                                                   % of                      % of                        % of
                                                   Loans in                  Loans in                    Loans in
                                                   Category                  Category                    Category
                                                   to Total                  to Total                    to Total
                                       Amount      Loans         Amount      Loans         Amount        Loans
                                       ------      --------      ------      ---------     ------        --------
                                                      (Dollars in Thousands)

Mortgage loans:
 One- to four-family.............        $112        76.16%        $115         75.10%        $80          74.63%
 Multi-family....................          85        10.34           84         10.21          61          10.17
 Construction....................          17         3.01           17          3.10           1           2.62
 Commercial real estate..........          58         5.22           62          5.93          62           6.03
Consumer loans:
 Mobile home.....................         103         4.10          105          4.41          67           5.98
 Other...........................          11         1.02           15          1.10           1           0.31
Commercial loans.................          34         0.15           17          0.15           4           0.26
                                         ----       ------         ----        ------       -----         ------

   Total allowance for
     loan losses.................        $420       100.00%        $415        100.00%       $276         100.00%
                                         ====       ======         ====        ======        ====         ======


Investment Activities
---------------------

     The Savings Bank is permitted under federal law to invest in various types of assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Pittsburgh, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Savings Bank may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Savings Bank are also required to maintain an investment in FHLB stock. The Savings Bank is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources." The Savings Bank's policies generally limit investments to U.S. Government and agency securities, municipal bonds, banker's acceptances, corporate bonds, commercial paper, mutual funds, federal funds and certificates of deposit. Investment in mortgage-backed and mortgage related securities is also authorized, and includes securities issued and guaranteed by Federal Home Loan Mortgage Corporation ("FHLMC"), FNMA, Government National Mortgage Association ("GNMA") and privately-issued collateralized mortgage-backed securities that have the highest rating by two national rating services. A high credit rating indicates only that the rating agency believes there is a low risk of default. However, all of the Savings Bank's investment securities, including those that have high credit ratings, are subject to market risk insofar as increases in market rates of interest may cause a decrease in their market value. The Savings Bank's policies prescribe risk limits and certain other restrictions and provide that investment purchases be reviewed at monthly Board of Directors meetings. From time to time, investment levels may be increased or decreased depending upon the yields on investment alternatives and upon management's judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management's projections as to the short-term demand for funds to be used in the Savings Bank's loan origination and other activities.

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." Such securities are reported at fair value, and unrealized gains and losses on such securities would be included in earnings. The Savings Bank does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." Such securities are reported at fair value, and unrealized gains and losses on such securities are excluded from earnings and reported as a net amount in a separate component of equity. Of the $21.7 million of investment and mortgage-backed securities at March 31, 1997, $3.1 million, or 14.5%, were classified as available for sale.

     Mortgage-Backed Securities. The Savings Bank purchases mortgage-backed securities in order to: (i) generate positive interest rate spreads on large principal balances with minimal administrative expense; (ii) lower the credit risk of the Savings Bank as a result of the guarantees provided by FHLMC, FMNA, and GNMA; (iii) increase the Savings Bank's liquidity; and (iv) control interest rate risk. The Savings Bank invests in both adjustable- and fixed-rate mortgage-backed securities with maturities up to 15 years. The Savings Bank has invested primarily in federal agency securities, principally FNMA, FHLMC and GNMA. The Savings Bank also invests in CMOs. At March 31, 1997, mortgage-backed securities totaled $19.7 million, or 23.8% of total assets of which $6.2 million consisted of CMOs. At March 31, 1997, 26.1% of the mortgage-backed securities were adjustable-rate and 73.9% were fixed-rate.

     Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) typically represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on these mortgages are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and resell the participation interests in the form of securities, to investors such as the Savings Bank.
Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, FNMA and the GNMA. Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that fall within a specific range and have varying maturities. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. In addition, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Savings Bank. These types of securities also permit the Savings Bank to optimize its regulatory capital because they have low risk weighting.

     CMOs are generally classified as derivative financial instruments because they are created by redirecting the cash flows from the pool of mortgages or mortgage-backed securities underlying these securities to create two or more classes (or tranches) with different maturity or risk characteristics designed to meet a variety of investor needs and preferences. Management believes these securities may represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available. Consistent with the guidelines of the OTS, the current investment policy of the Savings Bank prohibits the purchase of high risk CMOs. CMOs may be sponsored by private issuers, such as mortgage bankers or money center banks, or by U.S. Government agencies and government sponsored entities. The privately issued CMOs held by the Savings Bank carry the highest credit rating offered by either Moody's or Standard and Poor's. The Savings Bank generally purchases CMOs in order to shorten the average life of its investment portfolio and to assist in asset/liability management. The Savings Bank evaluates its mortgage-related securities portfolio quarterly for compliance with applicable regulatory requirements, including testing for identification of high risk investments pursuant to Federal Financial Institutions Examination Council standards.

     Derivatives also include "off balance sheet" financial products whose value is dependent on the value of an underlying financial asset, such as a stock, bond, foreign currency, or a reference rate or index. Such derivatives include "forwards," "futures," "options" or "swaps." The Savings Bank has not invested in these "off balance sheet" derivative instruments, although the Savings Bank's investment policies authorize such investments.

     Of the Savings Bank's $19.7 million mortgage-backed securities portfolio at March 31, 1997, $6.1 million with a weighted average yield of 6.80% had contractual maturities within ten years and $13.5 million with a weighted average yield of 7.31% had contractual maturities over ten years. However, the actual maturity of a mortgage-backed security may be less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and may result in a loss of any premiums paid and thereby reduce the net yield on such securities. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of declining mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, the Savings Bank may be subject to reinvestment risk because, to the extent that the Savings Bank's mortgage-backed securities amortize or prepay faster than anticipated, the Savings Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate. In contrast to mortgage-backed securities in which cash flow is received (and hence, prepayment risk is shared) pro rata by all securities holders, the cash flow from the mortgages or mortgage-backed securities underlying CMOs are segmented and paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of CMOs may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches.

     The following table sets forth the composition of the Savings Bank's investment and mortgage-backed securities portfolios at the dates indicated.


                                                                                      At December 31,
                                              At March 31,          ---------------------------------------------------
                                                 1997                       1996                        1995
                                        -----------------------     -----------------------     -----------------------
                                        Carrying     Percent of     Carrying     Percent of     Carrying     Percent of
                                         Value       Portfolio       Value       Portfolio       Value       Portfolio
                                        --------     ----------     --------     ----------     --------     ----------
                                                                    (Dollars in Thousands)

Investment Securities
Available for sale:
  U.S. Government obligations.........   $   497       24.94%        $   498        18.15%       $     -             -%
  U.S. Government agency obligations..       322       16.15             328        11.95            398         12.11
  CMO residuals.......................         -           -               -            -            249          7.58
                                         -------      ------         -------       ------        -------        ------
   Total available for sale...........       819       41.09             826        30.10            647         19.69
                                         -------      ------         -------       ------        -------        ------
Held to maturity:
  U.S. Government agency obligations..       689       34.57             446        16.25          1,513         46.04
  Corporate securities................       485       24.34           1,472        53.65          1,126         34.27
                                         -------      ------         -------       ------        -------        ------
    Total held to maturity............     1,174       58.91           1,918        69.90          2,639         80.31
                                         -------      ------         -------       ------        -------        ------

    Total investment securities.......   $ 1,993      100.00%        $ 2,744       100.00%       $ 3,286        100.00%
                                         =======      ======         =======       ======        =======        ======



Mortgage-backed securities
Available for sale:
  GNMA................................   $   441        2.24%        $   472         2.41%       $     -            - %
  FHLMC...............................       716        3.64             782         4.00          1,006          4.72
  FNMA................................       644        3.27             664         3.40            784          3.68
  CMOs................................       516        2.62             512         2.62            508          2.39
                                         -------      ------         -------       ------        -------        ------
    Total available for sale..........     2,317       11.77           2,430        12.43          2,298         10.79
                                         -------      ------         -------       ------        -------        ------
Held to maturity:
  GNMA................................     1,544        7.85           1,025         5.24            288          1.35
  FHLMC...............................     1,375        6.99           1,448         7.40          1,971          9.26
  FNMA................................     8,757       44.50           9,335        47.73         11,296         53.06
  CMOs................................     5,686       28.89           5,319        27.20          5,438         25.54
                                         -------      ------         -------       ------        -------        ------
    Total held to maturity............    17,362       88.23          17,127        87.57         18,993         89.21
                                         -------      ------         -------       ------        -------        ------

    Total mortgage-backed securities..   $19,679      100.00%        $19,557       100.00%       $21,291        100.00%
                                         =======      ======         =======       ======        =======        ======

     The following table sets forth the maturities and weighted average yields of the debt securities in the Savings Bank's investment and mortgage-backed securities portfolio at March 31, 1997.

                                                                        Over                 Over
                                                   Less Than           One to               Five to            Over Ten
                                                   One Year          Five Years            Ten Years             Years
                                                ---------------     ---------------     ---------------     ----------------
                                                Amount    Yield     Amount    Yield     Amount    Yield     Amount     Yield
                                                ------   ------     ------   ------     ------   ------     ------    ------
                                                                           (Dollars in Thousands)
Investment Securities
Available for sale:
  U.S. Government obligations.........            $ --      --%     $  497    6.75%     $   --      --%    $    --       --%
  U.S. Government agency obligations..              --      --          --      --          --      --         322     6.60
                                                  ----              ------              ------             -------
    Total available for sale..........              --      --         497    6.75          --      --         322     6.60
                                                  ----              ------              ------             -------
Held to maturity:
  U.S. Government agency obligations..              --      --          --      --         250    7.20         439     7.66
  Corporate securities................             485    5.55          --      --          --      --          --       --
                                                  ----              ------              ------             -------
    Total held to maturity............             485    5.55          --      --         250    7.20         439     7.66
                                                  ----              ------              ------             -------

    Total investment securities.......            $485    5.55      $  497    6.75      $  250    7.20     $   761     7.21
                                                  ====              ======              ======             =======

Mortgage-backed securities
Available for sale:
  GNMA................................            $ --      --%     $   --      --%     $   --      --%    $   441     6.88%
  FHLMC...............................              --      --         298    5.35          --      --         418     6.73
  FNMA................................              --      --          --      --          --      --         644     6.04
  CMOs................................              --      --          --      --          --      --         516     6.76
                                                  ----              ------              ------             -------
    Total available for sale..........              --      --         298    5.35          --      --       2,019     6.55
                                                  ----              ------              ------             -------
Held to maturity:
  GNMA................................               2   13.25          --      --          --      --       1,542     6.95
  FHLMC...............................              --      --         659    6.64         144    7.44         572     8.00
  FNMA................................              --      --          --      --       2,329    7.64       6,428     7.94
  CMOs................................             231    5.75       2,240    6.30         246    6.09       2,969     6.52
                                                  ----              ------              ------             -------
    Total held to maturity............             233    5.81       2,899    6.37       2,719    7.49      11,511     7.45
                                                  ----              ------              ------             -------

    Total mortgage-backed securities..            $233    5.81      $3,197    6.28      $2,719    7.49     $13,530     7.31
                                                  ====              ======              ======             =======


Deposit Activities and Other Sources of Funds

     General. Deposits and loan repayments are the major sources of the Savings Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings through the FHLB-Pittsburgh are used to compensate for reductions in the availability of funds from other sources and at times for asset and liability management. Currently, the Savings Bank has no other borrowing arrangements.

     Deposit Accounts. Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for its general business purposes. Substantially all of the Savings Bank's depositors are residents of Pennsylvania. Deposits are attracted from within the Savings Bank's primary market area through the offering of a broad selection of deposit instruments, including NOW checking accounts, money market deposit accounts, regular savings accounts, certificates of deposit and retirement savings plans. Deposit account terms vary, according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Savings Bank considers current market interest rates, profitability to the Savings Bank, matching deposit and loan products and its customer preferences and concerns. The Savings Bank reviews its deposit mix and pricing weekly. Currently, the Savings Bank does not accept brokered deposits, nor has it aggressively sought jumbo certificates of deposit, although the Savings Bank has in the past accepted brokered certificates of deposit. At March 31, 1997, certificates of deposit that are scheduled to mature in less than one year totalled $26.2 million. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     The Savings Bank currently offers certificates of deposit for terms not exceeding 60 months and will consider requests for longer terms. As a result, the Savings Bank believes that it is better able to match the repricing of its liabilities to the repricing of its loan portfolio. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the Holding Company, as the sole stockholder of the Savings Bank.

    The following table sets forth information concerning the Savings Bank's deposits at March 31, 1997.

Weighted                                                                                Percentage
Average                                                      Minimum                    of Total
Interest Rate   Term          Category                       Amount       Balance       Deposits
-------------   ----          ------------------------       ------       -------       ----------
                                                                       (In Thousands)
0.00%            --           Non-interest-bearing checking      $0      $   405          0.62%
1.46             --           NOW accounts                      200        2,631          4.06
3.10             --           Passbook and club accounts         25       11,881         18.34
3.72             --           Premium savings                   200          792          1.22
3.81             --           Money market deposit accounts   2,500        5,885          9.09
                              Certificates of Deposit
                              -----------------------
5.06            3 mos         Fixed term, fixed rate          1,000          547          0.84
5.19            6 mos         Fixed term, fixed rate          1,000        6,399          9.88
5.10            9 mos         Fixed term, fixed rate          1,000           10          0.02
5.38            12 mos        Fixed term, fixed rate            500       14,742         22.76
5.84            24 mos        Fixed term, fixed rate            500        2,527          3.90
5.73            30 mos        Fixed term, fixed rate            500        2,821          4.36
5.93            36 mos        Fixed term, fixed rate            500        7,439         11.48
5.98            60 mos        Fixed term, fixed rate            500        6,229          9.62
6.35            over 60 mos   Fixed term, fixed rate            500        2,468          3.81
                                                                         -------        ------
                                                                         $64,776        100.00%
                                                                         =======        ======


     The following table indicates the amount of the Savings Bank's jumbo certificates of deposit by time remaining until maturity as of March 31, 1997. Jumbo certificates of deposit are certificates in amounts of $95,000 or more.

      Maturity Period                Amount
      ---------------            --------------
                                 (In Thousands)

Three months or less............        $1,100
Over three through six months...           599
Over six through 12 months......           706
Over 12 months..................         3,985
                                        ------
   Total jumbo certificates
    of deposit..................        $6,390
                                        ======

    Deposit Flow. The following table sets forth the balances (inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Savings Bank between the dates indicated.


                                                At March 31,                         At December 31,
                                       -----------------------------  ------------------------------------------------
                                                   1997                           1996                     1995
                                       -----------------------------  -----------------------------  -----------------
                                                Percent                        Percent                        Percent
                                                   of      Increase               of      Increase               of
                                       Amount    Total    (Decrease)  Amount    Total    (Decrease)  Amount    Total
                                       -------  --------  ----------  -------  --------  ----------  -------  --------
                                                                   (Dollars in Thousands)

Non-interest-bearing checking........  $   405     0.63%    $    93   $   312     0.49%     $   79   $   233     0.36%
Interest-bearing demand..............    8,516    13.15        (123)    8,639    13.44         890     7,749    11.89
Savings accounts.....................   12,673    19.56        (161)   12,834    19.96        (564)   13,398    20.56
Fixed-rate certificates which
 mature:
  Within 1 year......................   26,177    40.41      (1,138)   27,315    42.48      (5,424)   32,739    50.24
  After 1 year, but within 2 years...    6,828    10.54       1,488     5,340     8.31        (303)    5,643     8.66
  After 2 years, but within 5 years..   10,165    15.69         313     9,852    15.32       4,478     5,374     8.25
  Certificates maturing thereafter...       12     0.02          10         2     0.00         (22)       24     0.04
                                       -------   ------     -------   -------   ------      ------   -------   ------

     Total...........................  $64,776   100.00%    $   482   $64,294   100.00%      ($866)  $65,160   100.00%
                                       =======   ======     =======   =======   ======      ======   =======   ======

    Time Deposits by Rates. The following table sets forth the time deposits in the Savings Bank categorized by rates at the dates indicated.


                      At March 31,          At December 31,
                      ------------       ---------------------
                          1997           1996             1995
                          ----           ----             ----
                                     (Dollars in Thousands)

2.00 - 3.99%........   $    25       $    25          $   586
4.00 - 5.99%........    32,387        32,154           25,026
6.00 - 7.99%........    10,702        10,264           18,009
8.00 - 8.99%........        68            66              159
                       -------       -------          -------
 Total..............   $43,182       $42,509          $43,780
                       =======       =======          =======

 The following table sets forth the amount and maturities of time deposits at March 31, 1997.

                                             Amount Due
                        ----------------------------------------------------
                                                                                                Percent
                                                                                                of Total
                        Less Than     1-2        2-3        3-4       After                    Certificate
                        One Year     Years      Years      Years     4 Years       Total        Accounts
                        --------     -----      -----      -----     -------       -----        --------
                                              (Dollars in Thousands)
2.00 - 3.99%........    $     1     $   24     $   --     $   --     $   --      $    25            0.06%
4.00 - 5.99%........     23,855      5,214      1,293      1,025      1,000       32,387           75.00
6.00 - 7.99%........      2,281      1,585      3,231        261      3,344       10,702           24.78
8.00 - 8.99%........         40          5         --         23         --           68            0.16
                        -------     ------     ------     ------     ------      -------          ------
 Total..............    $26,177     $6,828     $4,524     $1,309     $4,344      $43,182          100.00%
                        =======     ======     ======     ======     ======      =======          ======

       Deposit Activity. The following table sets forth the deposit activities of the Savings Bank for the periods indicated.


                              Three Months Ended         Year Ended
                                   March 31,            December 31,
                              -------------------     -----------------
                                1997         1996       1996       1995
                                ----         ----       ----       ----
                                            (In Thousands)

Beginning balance...........  $64,294     $65,160     $65,160     $60,836

Net increase (decrease)
  before interest credited..     (272)        920      (3,913)      1,259
Interest credited...........      754         800       3,047       3,065
                              -------     -------     -------     -------

Net increase (decrease)
  in savings deposits.......      482       1,720        (866)      4,324
                              -------     -------     -------     -------

Ending balance..............  $64,776     $66,880     $64,294     $65,160
                              =======     =======     =======     =======

       Borrowings. The Savings Bank utilizes advances from the FHLB-Pittsburgh to supplement its supply of funds, to meet deposit withdrawal requirements and for asset and liability management. The FHLB-Pittsburgh functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Pittsburgh, the Savings Bank is required to own capital stock in the FHLB-Pittsburgh and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. The Savings Bank is currently authorized to borrow from the FHLB up to an amount equal to approximately 50% of total assets.

       In 1987, the Savings Bank incorporated Spring Hill Funding Corporation ("SHFC") for the purpose of issuing a CMO to various investors. In 1987, SHFC issued a CMO with a total par value of $32.1 million comprised of three classes of bonds with different stated maturity dates ranging from July 1, 2002 to December 1, 2017. The net proceeds of the CMO offering amounted to $27.8 million, reflecting issuance costs and the original issue discount. The collateral and source of cash flows for the principal and interest payments on the CMO consisted of certain mortgage-backed securities transferred from the Savings Bank to SHFC. As a result of the lower interest rate environment prevailing since the issuance of the CMO bonds, the mortgage-backed securities that were used to collateralize the CMO paid off faster than originally projected, and the CMO balance was likewise reduced in advance of the original schedule of stated maturities. In 1993, the class A bonds of the CMO were paid off. In March 1997, the class C bonds of the CMO with a par value of $4.8 million were repurchased and extinguished. At March 31, 1997, class B bonds with a principal balance of $2.6 million remained outstanding. See Note 11 of the Notes to Consolidated Financial Statements for additional information concerning the CMO.

       The following tables sets forth certain information regarding borrowings by the Savings Bank at the dates and for the periods indicated:


                                                        At
                                        At         December 31,
                                     March 31,     -------------
                                       1997        1996     1995
                                       ----        ----     ----
                                        (Dollars in Thousands)
Weighted average rate paid on:
 FHLB advances................          6.47%       6.63%    7.04%
 Collateralized mortgage
  obligation..................         11.60       12.30    11.83

Balance outstanding:
 FHLB advances................        $9,254      $3,772   $1,778
 Collateralized mortgage
  obligation..................         2,454       6,937    8,251



                                       Three Months Ended        Year Ended
                                            March 31,           December 31,
                                        ----------------     -----------------
                                        1997        1996     1996         1995
                                        ----        ----     ----         ----
                                                 (Dollars in Thousands)

Maximum amount of borrowings
 outstanding at any month end
 during the period:
  FHLB advances...................    $9,254      $1,778   $6,378       $5,800
  FHLB agreements to repurchase
   securities previously sold.            --          --       --        1,325
  Collateralized mortgage
   obligation.....................     6,836       8,156    8,156        9,460

Average amount of borrowings
 outstanding during the period:
  FHLB advances...................     5,221       1,777    2,629        3,975
  FHLB agreements to repurchase
   securities previously sold.            --          --       --          407
  Collateralized mortgage
   obligation.....................     5,875       8,151    7,565        8,968

Approximate weighted average
 interest rate during the period:
  FHLB advances...................      6.44%       7.43%    6.50%        7.04%
  FHLB agreements to repurchase
   securities previously sold.            --          --       --         6.89
  Collateralized mortgage
   obligation.....................     11.71       12.12    12.31        11.83

Competition

       The Savings Bank operates in a competitive market for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks, credit unions and other thrifts operating in its primary market area. The Savings Bank's competitors include large regional and superregional banks. These institutions are significantly larger than the Savings Bank and therefore have greater financial and marketing resources than the Savings Bank. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. In recent years, the Savings Bank has experienced an increased level of competition for deposits from securities firms, insurance companies and other investment vehicles, such as mutual funds. The Savings Bank's competition for loans comes from commercial banks and other thrifts operating in its market as well as from mortgage bankers and brokers and consumer finance companies. Such competition for deposits and the origination of loans may limit the Savings Bank's growth and profitability in the future.

Subsidiary Activities

       The Savings Bank has one operating subsidiary, Spring Hill Funding Corporation, which was created in 1987 for the purpose of issuing a CMO. See "-- Deposit Activities and Other Sources of Funds -- Borrowings." At March 31, 1997, the Savings Bank's equity investment in its subsidiary was $1.2 million.

       Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that any amount in excess of 2% is used primarily for community, inner-city and community development projects. The Savings Bank did not have any service corporations at March 31, 1997.

Personnel

       As of March 31, 1997, the Savings Bank had 23 full-time and four part-time employees. The employees are not represented by a collective bargaining unit and the Savings Bank believes its relationship with its employees to be good.

Legal Proceedings

       Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. In the opinion of management, the Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

Properties

       The Savings Bank operates three full-service facilities in Pittsburgh, Pennsylvania. The Savings Bank owns its Spring Hill and Beechview offices and leases its North Shore office. The lease expires in December 1999. The Savings Bank is currently evaluating the prospect of relocating its North Shore office in late 1997 to a facility of comparable size and cost. At March 31, 1997, the net book value of the properties (including land and buildings) and the Savings Bank's fixtures, furniture and equipment was $776,000.

       The following sets forth certain information regarding the offices of the Savings Bank.

                                              Square            Deposits
Location                  Year Acquired       Footage       at March 31, 1997
--------                  -------------      ---------      -----------------
                                                             (In Thousands)

North Shore Office             1987             4,909            $14,672
112 Federal Street
Pittsburgh, PA 15212

Spring Hill Office             1960             6,776             31,171
Itin and Rhine Streets
Pittsburgh, PA 15212

Beechview Office               1977             1,770             18,933
1609 Broadway Avenue
Pittsburgh, PA 15216

                       MANAGEMENT OF THE HOLDING COMPANY

       The Board of Directors of the Holding Company consists of five persons divided into three classes, each of which contains approximately one third of the Board. The Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. One class of Directors, consisting of Mr. Guy Dille, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. George C. Dorsch and Edward W. Preskar, has a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Thomas F. Angotti and James G. Caliendo, has a term of office expiring at the third annual meeting of stockholders. The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

       The following individuals hold the offices set forth opposite their names below.

       Name                     Position held with Holding Company
       ----                     ----------------------------------
       Thomas F. Angotti        President and Chief Executive Officer
       Vincent C. Ashoff        Executive Vice President and Chief Financial Officer
       Joanne C. Wienand        Corporate Secretary

       Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years is set forth under "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."


                         MANAGEMENT OF THE SAVINGS BANK

Directors and Executive Officers

       The Board of Directors of the Savings Bank is presently composed of five members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Savings Bank. The executive officers of the Savings Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Savings Bank.

                                   Directors

                                                                                        Current
                                 Position with                           Director       Term
Name                  Age (1)    Savings Bank                            Since          Expires
----                  -------    -------------------                     --------       -------
Guy Dille                  67    Director, Corporate Secretary           1988           1998
George C. Dorsch           63    Director                                1980           1999
Edward W. Preskar          68    Chairman of the Board                   1976           1999
Thomas F. Angotti          49    President, Chief Executive              1989           2000
                                  Officer and Director
James G. Caliendo          44    Director                                1993           2000

                   Executive Officers Who Are Not Directors

Name                     Age(1)       Position with Savings Bank
----                                  --------------------------
Vincent C. Ashoff           37        Senior Vice President/Operations, Chief
                                      Financial Officer and Treasurer

Paul F. Hoyson              48        Senior Vice President/Retail Banking

----------------
(1)  As of March 31, 1997.

Biographical Information

       Set forth below is certain information regarding the Directors and executive officers of the Savings Bank. Unless otherwise stated, each Director and executive officer has held his current occupation for the last five years.

       Guy Dille is a retired business man. Prior to his retirement, Mr. Dille had been associated for 34 years with Williams & Company, Inc., a distributor of ferrous and nonferrous metals, and welding, commercial refrigeration and air conditioning equipment and supplies, where from 1986 through 1992 he served as Vice-President, Finance, Treasurer and Chief Financial Officer. Mr. Dille currently serves as the Savings Bank's Corporate Secretary.

       George C. Dorsch retired in 1991 as a construction engineer for the Department of Transportation of the Commonwealth of Pennsylvania. From 1991 to 1995, Mr. Dorsch worked as a Quality Assurance Engineer for Mcguire Engineering on various bridge and highway projects.

       Edward W. Preskar spent 30 years as a registered architect in private practice. Mr. Preskar was then employed by the School District of Pittsburgh as Director of Facilities from 1983 to 1995.

       Thomas F. Angotti joined the Savings Bank in 1987 as Operations Manager after 12 years with the OTS, formerly known as the Federal Home Loan Bank Board and the Examination Division of the Federal Home Loan Bank. In 1989 he became the President of the Savings Bank and joined the Board of Directors. In April 1997, Mr. Angotti added the title of Chief Executive Officer.

       James G. Caliendo is a partner at the management consulting and skill development firm of Solutions 21. Previously, Mr. Caliendo was the Firm Administrator for Meyer, Unkovic & Scott and held the position of Senior Vice President-Chief Administrative Officer at Landmark Savings Association of Pittsburgh. At Landmark Savings Association, he spent 20 years concentrating mainly in Retail Banking, Marketing and Operations.

       Vincent C. Ashoff has been affiliated with the Savings Bank since
1990. Since 1995, he has served as Senior Vice President/Operations, Chief Financial Officer and Treasurer. Prior to that time, he served in varied capacities including Vice President/Finance and Treasurer. Prior to joining the Savings Bank, he served as a consultant to the thrift industry for seven years.

       Paul F. Hoyson has been the Senior Vice President in charge of retail banking operations for the Savings Bank since August 1995. From August 1993 to August 1995, Mr. Hoyson performed independent financial consulting services. Prior to that time, Mr Hoyson spent 20 years in the banking and financial services industry, including various management positions with Allegheny Valley Bank, Landmark Savings Association, and Gateway Lessor, Inc.

Meetings and Committees of the Board of Directors

       The business of the Savings Bank is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended December 31, 1996, the Board of Directors held 24 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

       The Audit Committee, consisting of Directors Dille and Dorsch and the Vice President-Lending and Controller, meets with the Savings Bank's outside auditor to discuss the results of the annual audit. The Audit Committee met six times during the fiscal year ended December 31, 1996.

       In April 1997, the Board of Directors designated the entire Board to act as the Compensation/Personnel Committee. The Compensation/Personnel Committee is responsible for determining compensation for all employees and handling other personnel related matters.

       The Board of Directors also maintains a standing Corporate Strategy Committee.

Directors' Compensation

       Directors currently receive a monthly retainer of $750. It is currently anticipated that, after completion of the Conversion, directors' fees will continue to be paid by the Savings Bank and no separate fees will be paid for service on the Board of Directors of the Holding Company.

Executive Compensation

       Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Savings Bank for the year ended December 31, 1996. No executive officers of the Savings Bank received salary and bonus in excess of $100,000 during the year ended December 31, 1996.

                                    Annual Compensation(1)
                     ------------------------------------------------------
Name and                                                    Other Annual            All Other
Position             Year      Salary($)    Bonus($)     Compensation($)(2)     Compensation($)(3)
--------             ----      ---------    --------     ------------------     ------------------
Thomas F. Angotti    1996      $72,500      $15,365             --                   $2,548

--------------------
(1) Compensation information for fiscal years ended December 31, 1995 and 1994 has been omitted as the Savings Bank was not a public company nor a subsidiary thereof at such time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3)    Includes employer contribution to 401(k) plan.

       Employment Agreements. In connection with the Conversion, the Holding Company and the Savings Bank (collectively, the "Employers") will enter into three-year employment agreements with Mr. Angotti and Mr. Ashoff. Under the agreements the initial salary level for Mr. Angotti will be $______ and for Mr. Ashoff will be $______, which amounts will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the agreements, the term of the agreements may be extended for an additional year. The agreements are terminable by the Employers at any time, or by Mr. Angotti or Mr. Ashoff if either executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Savings Bank would be

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

required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits for a period of six months.

       The employment agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

       The severance payment from the Employers will equal three times the executive's average annual compensation during the five-year period preceding the change in control. Such amount will be paid in a lump sum within ten business days following the termination of employment. Assuming that a change in control had occurred at December 31, 1996, Mr. Angotti and Mr. Ashoff would be entitled to severance payments of approximately $_______ and $_______, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which equal or exceed three times the base compensation of the individual for the most recently completed five taxable years are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

       The agreement restricts the executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if he voluntarily terminates employment, except in the event of a change in control.

       The Board of Directors of the Holding Company or the Savings Bank may, from time to time, also enter into employment or severance agreements with other senior executive officers.

       Severance Agreements. In connection with the Conversion, the Holding Company and the Savings Bank will enter into severance agreements with ___ senior officers of the Savings Bank who will not receive employment agreements. On each anniversary of the commencement date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the severance agreements will have an initial term of __________.

       The severance agreements will provide for severance payments and continuation of employee benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the

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

Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

       Assuming that the severance agreements had been entered into and that a change in control had occurred at March 31, 1997, and excluding any other benefits due under the severance agreements, the aggregate value of the benefits payable under the severance agreements would have been approximately $___________.

Benefits

       General. The Savings Bank currently pays the premiums for medical, dental, life and disability insurance benefits for full-time employees, subject to certain deductibles.

       Employee Severance Compensation Plan. In connection with the Conversion, the Board of Directors of the Savings Bank intends to adopt the Severance Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank. In general, all employees (except for officers who enter into separate employment or severance agreements with the Holding Company and the Savings Bank) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Savings Bank, eligible employees, who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Savings Bank. However, the maximum payment for any eligible employee would be equal to __ weeks of their current compensation. The Severance Plan also provides that employees who have not met the _________ year service requirement for participation would receive a payment equal to ___ weeks' compensation. Assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $___ million.

       401(k) Plan. The Savings Bank maintains a 401(k) Plan (the "401(k) Plan") for the benefit of eligible employees of the Savings Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Savings Bank who have completed six months of service and who have attained age 18 are eligible to participate in the 401(k) Plan. Participants may contribute a portion of their annual compensation to the 401(k) Plan through a salary reduction election in an amount not in excess of 15% of compensation and applicable Code limits. The limit for 1997 is $9,500.

       The Savings Bank currently matches 50% of participant contributions up to 6% of salary and may make additional discretionary profit sharing contributions. The amount of matching contributions are subject to review and approval by the Board of Directors on an annual basis. Participants are at all times 100% vested in salary reduction contributions, but matching contributions vest at the rate of 20% per year beginning with the participant's second year of service, with full vesting after six years of service.

       For the fiscal year ended December 31, 1996, the Savings Bank incurred total contribution-based expenses of $61,000, $48,000 as profit sharing contributions and $13,000 as matching contributions.

       In general, the investment of 401(k) Plan assets is directed by plan participants. In connection with the Conversion, participants will have the opportunity to direct the investment of up to 100% of their vested account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

       Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Savings Bank of an ESOP for employees of the Savings Bank to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the

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

Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Full-time employees of the Holding Company and the Savings Bank who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 19 will be eligible to participate in the ESOP.

       In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. If, for any reason, the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, it is anticipated that the ESOP will acquire shares not obtained through the Offering in open market purchases. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated seven-year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion. See "PRO FORMA DATA." In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

       Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

       Participants will vest in their accrued benefits under the ESOP upon the completion of five years of service. Benefits may be payable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

       It is anticipated that the members of the Compensation/Personnel Committee will be appointed by the Board of Directors of the Savings Bank to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

       Pursuant to SOP 93-6, the Savings Bank will record compensation expense in an amount equal to the fair value of shares committed to be released to employees from the ESOP and will exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and earnings per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released.

       If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

       The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Savings Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Savings Bank expects that a favorable determination letter will be received by the ESOP.

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

       Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

       The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as a incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. Stock options are valuable only to the extent that they are exercisable and to the extent that the market price for the underlying share of Common Stock exceeds the exercise price. An option effectively eliminates the market risk of holding the underlying security since the option holder pays no consideration for the option until it is exercised. Therefore, the option holder may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

       A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Conversion will be reserved for future issuance under the Stock Option Plan (71,300 shares based on the issuance of 713,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Committee to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

       The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Subject to applicable OTS regulations, the Committee will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

       Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employee could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the Stock Option Plan.

       It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option Plan is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options will also be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the Stock Option Plan is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

       Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

       Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

       Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

       Management Recognition Plan. Following the Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Savings Bank, subject to shareholder approval. The MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS.

       Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Conversion.

       The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Conversion (28,520 shares based on the issuance of 713,000 shares in the Conversion at the maximum of the Estimated Valuation Range); provided, however, that if the Savings Bank's tangible capital ratio under OTS guidelines is less than 10% at the time the MRP is implemented, the MRP will acquire a number of shares equal to 3% of the Common Stock issued in connection with the Conversion. Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

       A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

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

       Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. Allocations under the MRP will be at no cost to recipients. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the MRP is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

       A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

       Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Stock Conversion, (i) no officer or employee could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30%, of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Savings Bank

       Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank is therefore prohibited from making any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000, or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Associations -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors was $9,000 at December 31, 1996.

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

                                 REGULATION

General

       The Savings Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Savings Bank's mortgage documents. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Savings Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Savings Bank and its operations.

Federal Regulation of Savings Banks

       Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

       Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs, to ensure that the FHLBs carry out their housing finance mission, to ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets, and to ensure that the FHLBs operate in a safe and sound manner. The Savings Bank, as a member of the FHLB-Pittsburgh, is required to acquire and hold shares of capital stock in the FHLB-Pittsburgh in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or
(ii) 1/20 of its advances (i.e., borrowings) from the FHLB-Pittsburgh. The Savings Bank is in compliance with this requirement with an investment in FHLB-Pittsburgh stock of $607,000 at March 31, 1997. Among other benefits, the FHLB-Pittsburgh provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Pittsburgh.

       Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Savings Bank's deposits, the FDIC has examination, supervisory and enforcement authority over the Savings Bank.

       The Savings Bank's accounts are insured by the SAIF to the maximum extent permitted by law. The Savings Bank pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken.

       Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Savings Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of .065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately
 .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

       The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Savings Bank.

       The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Savings Bank.

       Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable accounts plus short-term borrowings. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

       Prompt Corrective Action. Under the FDIA, each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I

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risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

       A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. (The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

       An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

       At March 31, 1997, the Savings Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

       Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; (v) asset growth; (vi) asset quality; (vii) earnings; and (viii) compensation, fees and benefits ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

       Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either convert to a national bank charter or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

       Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or

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indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae.
Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At March 31, 1997, the qualified thrift investments of the Savings Bank were approximately 94.3% of its portfolio assets.

       Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.

       OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "--Federal Regulation of Savings Associations -- Prompt Corrective Action."

       Savings associations also must maintain "tangible capital" not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

       Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

       The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a

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

conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

       The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and
                               ----
outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

       See "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Savings Bank's historical amounts and percentages at March 31, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

       Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

       A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (i.e., the amount of capital in excess of its fully
                           ----
phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. Tier 3 associations are savings associations with capital below the minimum capital requirement (either before or after the proposed capital distribution). Tier 3 associations may not make any capital distributions without prior approval from the OTS.

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

       The Savings Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

       Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Savings Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At March 31, 1997, the Savings Bank's regulatory limit on loans to one borrower was $667,000. At March 31, 1997, the Savings Bank's largest aggregate amount of loans to one borrower was $804,000.

       Activities of Associations and Their Subsidiaries. A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and service corporation subsidiaries to engage in certain preapproved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

       The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

       Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same
extent as if the savings association were a Federal Reserve member bank.   A
savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Savings Bank to an affiliate must be secured by collateral in accordance with Section 23A.

       Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

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

       The Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

       Community Reinvestment Act. Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

Savings and Loan Holding Company Regulation

       Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

       Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution, (iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

       Qualified Thrift Lender Test. The HOLA requires any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Associations --Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.

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

                                   TAXATION

Federal Taxation

      General. The Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company.

     Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "Qualifying real property loans, " which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience in recent years, the Savings Bank generally recognized a bad debt deduction based on actual loss experience.

     In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). Because the Savings Bank has no post-1987 bad debt reserves, the recapture rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to subject to provision of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions from the balance of its bad debt reserve as of December 31, 1987 (or a letter amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" AND "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference

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

item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax ("AMT") is paid.

       Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

       Audits. The Savings Bank's federal income tax returns have not been audited within the past five years.

State Taxation

       The Savings Bank is subject to the Mutual Thrift Institutions Tax of the Commonwealth of Pennsylvania based on the Savings Bank's financial net income determined in accordance with generally accepted accounting principles with certain adjustments. The tax rate under the Mutual Thrift Institutions Tax is 11.5%. Interest on Commonwealth of Pennsylvania and Federal obligations is excluded from net income. An allocable portion of net interest expense incurred to carry the obligations is disallowed as a deduction. Three year carryforwards of losses are allowed.

       The Company is subject to the Corporate Net Income Tax and the Capital Stock Tax of the Commonwealth of Pennsylvania.

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

                                 THE CONVERSION

     The OTS has given approval to the Plan subject to the Plan's approval by the members of the Savings Bank entitled to vote on the matter and subject to the satisfaction of certain other conditions imposed by the OTS in its approval. OTS approval, however, does not constitute a recommendation or endorsement of the Plan.

General

     On April 16, 1997, the Board of Directors of the Savings Bank unanimously adopted the Plan of Conversion, pursuant to which the Savings Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank. All of the capital stock of the Savings Bank will be held by the Holding Company, a newly formed Pennsylvania corporation. The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Savings Bank's Proxy Statement and is available from the Savings Bank upon request. The OTS has approved the Plan of Conversion subject to the Plan's approval by the members of the Savings Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on ___________, 1997, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     The Conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Savings Bank. As part of the Conversion, the Savings Bank will transfer all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for up to 85% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that: (i) the Savings Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in the Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Savings Bank to be issued in connection with the Conversion. The Conversion will be effected only upon completion of the sale of at least $5,270,000 of Common Stock to be issued pursuant to the Plan of Conversion.

     Consummation of the Conversion is subject to the approval of the Plan of Conversion by the Savings Bank's members and the approval by the OTS of the Plan of Conversion and the Holding Company's acquisition of the Savings Bank. The Holding Company has received approval from the OTS to become the holding company of the Savings Bank, subject to the satisfaction of certain conditions, and to acquire all of the common stock of the Savings Bank to be issued in the Conversion in exchange for up to 85% of the net proceeds from the sale of Common Stock in the Offerings. The Conversion will be effected only upon completion of the sale of the shares of Common Stock to be issued by the Holding Company pursuant to the Plan of Conversion.

     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of June 30, 1997); and (iv) Other Members (depositors of the Savings Bank as of _____ __, 1997 and borrowers of the Savings Bank with mortgage loans outstanding as of __________, 1997).

     Shares of Common Stock not sold in the Subscription and Direct Community Offering may be offered in the Syndicated Community Offering. Regulations require that the Direct Community and Syndicated Community

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

Offerings be completed within 45 days after completion of the Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings, unless the Plan of Conversion is approved by the members of the Savings Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Savings Bank would be required to charge all Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 527,000 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Conversion closes. If the Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion is terminated.

Purposes of Conversion

     Management of the Savings Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Savings Bank in that it is intended: (i) to improve the overall competitive position of the Savings Bank in its market area and to support possible future expansion and diversification of operations (currently there are no specific plans, arrangements or understandings, written or oral, regarding any such activities); (ii) to afford members of the Savings Bank and others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank; and (iii) to provide future access to capital markets.

     The Savings Bank's Board of Directors has formed the Holding Company to serve upon consummation of the Conversion as a holding company with the Savings Bank as its subsidiary. The Savings Bank, as a federal mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the stock form of organization, the Holding Company and the Savings Bank will be structured in the form used by holding companies of commercial banks and by a large number of savings institutions.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     Voting Rights. Savings members and borrowers will have no voting rights in the Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Savings Bank. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common

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

Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of its Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

       Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. Feldman Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has indicated that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from S.R. Snodgrass A.C., Wexford, Pennsylvania, that, assuming the Conversion does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Pennsylvania income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and S.R. Snodgrass A.C. and the letter from Feldman Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value

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

of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Conversion, holders of withdrawable deposit(s) in the Savings Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, pursuant to OTS regulations, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to December 31, 1995 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or June 30, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or June 30, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

The Subscription, Direct Community and Syndicated Community Offerings

     The Subscription and Direct Community Offering will expire at 12:00 Noon, Eastern Time, on the Expiration Date, unless extended or continued by the Holding Company and the Savings Bank, with the approval of the OTS, if necessary.

     Subscription Offering. In accordance with the Plan, nontransferable Subscription Rights to purchase the Common Stock have been issued to all persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

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

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $50,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 8% of the shares of Common Stock issued in the Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of June 30, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $50,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal to 100 shares or the number of shares actually subscribed for, whichever is less. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the qualifying deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the qualifying deposits of all Supplemental Eligible Account Holders.

     Category 4: Other Members. Each depositor of the Savings Bank as of the Voting Record Date and each borrower with a mortgage loan outstanding as of the Voting Record Date will receive nontransferable Subscription Rights to purchase up to $50,000 of Common Stock to the extent shares are available following subscriptions by Eligible Account Holders, the Savings Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated among subscribing Other Members proportionately, based on the amounts of their respective subscriptions.

     Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the OTS or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED,

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

SUBSCRIPTION ORDERS CANNOT BE REVOKED OR MODIFIED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

     The Subscription Offering and all Subscription Rights under the Plan will expire at 12:00 Noon, Eastern Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to ______ __, 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the sale of Common Stock is not completed within such period, all funds received will be promptly returned with interest at the Savings Bank's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Concurrently with the Subscription Offering, the Holding Company is offering shares of Common Stock to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $50,000 of Common Stock. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated among prospective purchases proportionally, based on the amounts of their respective orders. The Direct Community Offering will terminate at 12:00 Noon, Eastern Time, on the Expiration Date unless extended by the Holding Company and the Savings Bank, with approval of the OTS, if necessary. Any extensions beyond 45 days after the close of the Subscription Offering would require a resolicitation of orders, wherein subscribers would be given the opportunity to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Savings Bank to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan provides that, if necessary, all shares of Common Stock not purchased in the Subscription and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Ryan, Beck acting as agent of the Holding Company. Ryan, Beck may be included as a member of the selling group. The Holding Company and the Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. Neither Ryan, Beck nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Ryan, Beck has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering will be sold at the $10.00 Purchase Price, the same price as all other shares in the Offering. See "-- Stock Pricing and Number of Shares to be Issued." No person will be permitted to subscribe in the Syndicated Community Offering for more than $50,000 of Common Stock. See "--Marketing and Underwriting Arrangements" for a description of the commission to be paid to the selected dealers and to Ryan, Beck.

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

     Payments made in the form of a check, money order or in cash will earn interest at the Savings Bank's passbook rate from the date such payment is actually received by the Savings Bank until completion or termination of the Conversion.

     Ryan, Beck may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. If a syndicate of broker-dealers is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Savings Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon of the next business day following the debit date will send order forms and funds to the Savings Bank for deposit in a segregated account. If such alternative procedure is employed, purchasers' funds are not required to be in their accounts with selected dealers until the debit date.

     Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

     The Syndicated Community Offering may terminate no more than 45 days following the expiration of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan. If the Conversion is not completed within 45 days after the close of the Subscription Offering, either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled).

     Persons in Non-Qualified States. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which: (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; (ii) the granting of Subscription Rights or offer or sale of shares of Common Stock to such persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify the Common Stock for sale in such state; or (iii) such registration or qualification would be impractical for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common stock in such state on a number of factors, including the size of accounts held by account holders in the state and the cost of registering or qualifying the shares.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to purchase 8% of the shares of Common Stock issued in the Conversion, no person or entity may purchase more than $50,000 of Common Stock in the Conversion; and no person or entity, together with associates of and persons acting in concert with such person or entity, may purchase in the aggregate more than $85,000 of Common Stock in the Conversion. Officers, directors and their associates may not purchase, in the aggregate, more than 34% of the shares of Common Stock offered in the Conversion. For purposes of the Plan, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Savings Bank's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation, all persons who subscribed for the maximum number of shares will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan to mean: (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another other party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     The term "associate" of a person is defined in the Plan to mean: (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and
(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person, and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common Stock purchased pursuant to the Conversion will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by National Association of Securities

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

Dealers, Inc. ("NASD") members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Marketing and Underwriting Arrangements

     The Savings Bank and the Holding Company have engaged Ryan, Beck as a consultant and financial advisor in connection with the offering of the Common Stock, and Ryan, Beck has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offerings. Ryan, Beck is not obligated to take or purchase any shares of Common Stock in the Offerings. Based upon negotiations with the Savings Bank and the Holding Company concerning fee structure, Ryan, Beck will receive an advisory and management fee of $25,000 in consideration for providing certain advisory and administrative services in connection with the Conversion and a marketing fee equal to 1.5% of the aggregate Purchase Price of Common Stock sold in the Subscription Offering and a marketing fee of 1.5% of the aggregate Purchase Price of Common Stock sold in the Community Offering. No fees will be paid to Ryan, Beck on purchases in the Subscription Offering or in the Direct Community Offering by any director, officer or employee of the Holding Company or the Savings Bank or members of their immediate families or by the ESOP. In the event that a selected dealers agreement is entered into in connection with a Syndicated Community Offering, the Savings Bank will pay a fee to such selected dealers of 5.5% for shares sold by an NASD member firm pursuant to a selected dealers agreement. The minimum fee payable to Ryan, Beck is $100,000 and the maximum marketing fee payable for shares sold in the Subscription and Direct Community Offering is 1.5% of aggregate Purchase Price at the midpoint of the Estimated Valuation Range. Fees to Ryan, Beck and to any other broker dealer may be deemed to be underwriting fees and Ryan, Beck and such broker dealers may be deemed to be underwriters. Ryan, Beck will also be reimbursed for its reasonable out-of-pocket expenses in an amount not to exceed $7,500 without the prior approval of the Holding Company and the Savings Bank, and for legal fees of its counsel up to $30,000. The Holding Company and the Savings Bank have agreed to indemnify Ryan, Beck for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act. Ryan, Beck has received advances towards its fees totalling $25,000. Total marketing fees to Ryan, Beck are expected to be approximately $100,000 and $118,000 at the minimum and the maximum of the Estimated Valuation Range, respectively. See "PRO FORMA DATA" for the assumptions used to arrive at these estimates.

Description of Sales Activities

     The Common Stock will be offered in the Subscription and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Savings Bank's Stock Information Center at its main office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription and Direct Community Offering. It is expected that at any particular time, one or more Ryan, Beck employees will be working at the Stock Information Center. Such employees of Ryan, Beck will be responsible for mailing materials relating to the Subscription and Direct Community Offering, responding to questions regarding the Conversion and the Subscription and Direct Community Offering and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Ryan, Beck or by the selected dealers managed by Ryan, Beck. The management and employees of the Savings Bank may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Savings Bank may answer questions regarding the business of the Savings Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Holding Company and the Savings Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

     No officer, director or employee of the Savings Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion.

     None of the Savings Bank's personnel participating in the Subscription and Direct Community Offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Savings Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offering

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on Order Forms.

     To purchase shares in the Subscription and Direct Community Offering, an executed Order Form and certification form with the required full payment for each share subscribed for, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Savings Bank by 12:00 Noon, Eastern Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or without appropriate withdrawal instructions) are not required to be accepted. In addition, the Savings Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (June 30, 1997) and/or the Voting Record Date (_____ __, 1997) must list all accounts on the Order Form giving all names in each account and the account number. Failure to list an account could result in fewer shares being allocated in the event of an oversubscription than if all accounts had been disclosed.

     Full payment for subscriptions may be made (i) in cash if delivered in person at the Savings Bank, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. At the completion or termination of the Conversion, the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Savings Bank to withdraw the amount of the aggregate Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of Conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     Individual Retirement Accounts ("IRAs") maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Holding Company's Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in a Bank IRA to purchase Common Stock should contact the Stock Information Center at the Savings Bank as soon as practicable so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offering make such purchases for the exclusive benefit of IRAs.

      Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms or to the last address of such persons appearing on the records of the Savings Bank as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to purchasers, purchasers may not be able to sell the shares of Common Stock which they purchased, even though trading of the Common Stock may have commenced.

Stock Pricing and Number of Shares to be Issued

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the Conversion be based upon an estimated pro forma value of the Holding Company and the Savings Bank as converted (i.e.,
                                                                      ----
taking into account the expected receipt of proceeds from the sale of securities in the Conversion), as determined by an independent appraisal. The Savings Bank and the Holding Company have retained Feldman Financial to prepare an appraisal of the pro forma market value of the Holding Company and the Savings Bank as converted, as well as a business plan. Feldman Financial will receive a fee expected to total approximately $12,500 for its appraisal services and preparation of a business plan, plus reimbursement for reasonable out-of-pocket expenses incurred in connection with the appraisal. The Savings Bank has agreed to indemnify Feldman Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     Feldman Financial has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank as converted taking into account the formation of the Holding Company as the holding company for the Savings Bank. For its analysis, Feldman Financial undertook substantial investigations to learn about the Savings Bank's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Feldman Financial reviewed the Savings Bank's Form AC Application for Approval of Conversion and the Holding Company's Form SB-2 Registration Statement. Furthermore, Feldman Financial visited the Savings Bank's facilities and had discussions with the Savings Bank's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Savings Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company and the Savings Bank as converted, as required by applicable regulatory guidelines, Feldman Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. Feldman Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, Feldman Financial reviewed, among other factors, the economic make-up of the Savings Bank's primary market area, the Savings Bank's financial performance and condition in relation to publicly-traded institutions that Feldman Financial deemed comparable to the Savings Bank, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Conversion, conditions of securities markets in general, and the market for thrift institution common stocks in particular. Feldman Financial's analysis provides an approximation of the pro forma market value of the Holding Company and the Savings Bank as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Conversion that were utilized in determining the appraised value. These assumptions included expenses as described under "PRO FORMA DATA," an assumed after-tax rate of return on the net Conversion proceeds of 3.71%, purchases by the ESOP of 8% of the stock sold in the Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the stock sold in the Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield somewhat different results.

     On the basis of the foregoing, Feldman Financial has advised the Holding Company and the Savings Bank that, in its opinion, as of June 23, 1997, the aggregate estimated pro forma market value of the Holding Company and the Savings Bank as converted and, therefore, the Common Stock was within the valuation range of $5,270,000 to $7,130,000 with a midpoint of $6,200,000.
After reviewing the methodology and the assumptions used by Feldman Financial in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range, which is equal to the valuation range of $5,270,000 to $7,130,000 with a midpoint of $6,200,000. In determining the reasonableness and adequacy of the appraisal, consistent with OTS regulations and policies, the Board of Directors reviewed the methodology and reasonableness of the assumptions utilized by Feldman Financial in the preparation of the appraisal. Assuming that the shares are sold at $10.00 per share in the Conversion, the estimated number of shares would be between 527,000 and 713,000 with a midpoint of 620,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Savings Bank and the Holding Company and Ryan, Beck, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock and (ii) desired liquidity in the Common Stock subsequent to the Conversion. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Savings Bank, regulatory guidelines or national or local economic conditions.

     Feldman Financial's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, Feldman Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Savings Bank as converted, as of the close of the Subscription Offering.

     No sale of the shares will take place unless prior thereto Feldman Financial confirms to the OTS that, to the best of Feldman Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Savings Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. In the event the total amount of shares issued is less than 527,000 or more than 819,950 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $5,270,000 or more than $8,199,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by Feldman Financial, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Savings Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan will terminate.

     In formulating its appraisal, Feldman Financial relied upon the truthfulness, accuracy and completeness of all documents the Savings Bank furnished it. Feldman Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Feldman Financial believes this information to be reliable, Feldman Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Savings Bank and the Holding Company or independently value the assets or liabilities of the Holding Company and the Savings Bank. The appraisal by Feldman Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Conversion or of purchasing shares of Common Stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase such shares in the Conversion will later be able to sell shares thereafter at prices at or above the Purchase Price.

Restrictions on Repurchase of Stock

     Upon consummation of the Conversion, the Board of Directors of the Holding Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements, including the OTS regulations applicable for three years from the date of consummation of the Conversion. Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of: (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion although the OTS may consider repurchases in the second six months after conversion on a case-by-case basis. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that (x) no more than 5% of the outstanding common stock is to be purchased during any 12-month period, (y) the repurchases do not cause the association to become undercapitalized as defined under the OTS prompt corrective action regulations and (z) the repurchase would not adversely affect the financial condition of the association.

Shares to be Purchased by Management Pursuant to Subscription Rights

     The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Savings Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases. Directors and officers of the Savings Bank and their associates may not purchase in excess of 34% of the shares sold in the Conversion and, therefore, actual purchases could be more or less than indicated below. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.

                                                                                 Percent of        Percent of
                                                                                 Shares at         Shares at
                                                                                 Minimum of        Maximum of
           Name and              Anticipated Number of    Anticipated Dollar     Estimated         Estimated
           Position               Shares Purchased(1)      Amount Purchased   Valuation Range   Valuation Range
------------------------------  ------------------------  ------------------  ----------------  ----------------

Thomas F. Angotti                         8,500               $ 85,000             1.61%             1.19%
  President, Chief Executive
  Officer and Director

Guy Dille                                 5,000                 50,000             0.95              0.70
  Director

George C. Dorsch                          5,000                 50,000             0.95              0.70
  Director

Edward W. Preskar                         5,000                 50,000             0.95              0.70
  Director

James G. Caliendo                           200                  2,000             0.04              0.04
  Director

Vincent C. Ashoff                         8,500                 85,000             1.61              1.19
  Chief Financial Officer

Paul F. Hoyson
  Senior Vice President                   5,000                 50,000             0.95              0.70
                                         ------               --------             ----              ----

  Total                                  37,200               $372,000             7.06%             5.22%
                                         ======               ========             ====              ====

---------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. For a description of the number of shares to be purchased by the ESOP and issued or reserved under the MRP and Stock Option Plan, see "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction, and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers.
Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of

Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.


               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Pennsylvania corporate law, as well as the Articles of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of the Holding Company. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

Conversion Regulations

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an association (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

Change of Control Regulations

     OTS Regulations. Under the Change in Bank Control Act, no person may acquire control of an insured federal savings association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

      Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Pennsylvania Corporate Law

     In addition to provisions which may be contained in the Holding Company's Articles of Incorporation, the PBCL includes certain provisions applicable to Pennsylvania corporations, such as the Holding Company, which may be deemed to have an anti-takeover affect. Such provisions include (i) rights of stockholders to receive the fair value of their shares of stock following a control transaction from a controlling person or group and (ii) requirements relating to certain business combinations.

     The PBCL allows holders of voting shares of a business corporation that become the subject of a control transaction to object to such transaction and demand they be paid the fair value of their shares unless: (1) the articles or bylaws (in specified circumstances) of such corporation explicitly provided otherwise; or (2) the articles of such corporation are amended prior to the control transaction to provide that such anti-takeover provisions are not applicable, which amendment would require the affirmative vote of the holders of at least 80% of the outstanding stock (or, if the board of directors has approved the amendment, by the holders of at least 50% of the outstanding stock). "Fair value" for purposes of these provisions means an amount not less than the highest price per share paid by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus any incremental value that may not be reflected in such price. A "control transaction" for purposes of these provisions means the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of the corporation.

     Under the PBCL, a Pennsylvania corporation may not engage in a "Business Combination" with an "Interested Shareholder" except for the following types of Business Combinations: (i) a Business Combination approved by the corporation's Board of Directors prior to the date on which the Interested Shareholder became an Interested Shareholder ("Share Acquisition Date"), (ii) a Business Combination approved by the affirmative vote of the holders of at least a majority of the outstanding voting stock, not including any shares owned by the Interested Shareholder or affiliate or associate thereof, at a meeting called for such purpose no earlier than three months after the Interested Shareholder became an Interested Shareholder, and provided that at the time of such meeting the Interested Shareholder is the Beneficial Owner of at least 80% of the outstanding voting stock, and provided that the Business Combination satisfies the requirements of clauses (a) through (e) of clause (iv) below; (iii) a Business Combination approved by the holders of at least a majority of the outstanding voting stock, not including any voting shares owned by the Interested Shareholder, at a meeting called for such purpose no earlier than five years after the Share Acquisition Date; or (iv) a Business Combination approved at a stockholders meeting called for such purpose no earlier than five years after the Share Acquisition Date that meets all of the following conditions: (a) the consideration received per share by holders of the outstanding common stock is at least equal to the higher of (I) the highest price per share paid by the Interested Shareholder after he became a 5% stockholder within five years prior to the earlier of the date of the public announcement of the Business Combination ("Announcement Date") or the Share Acquisition Date, plus interest less dividends paid during such period up to the amount of such interest, or (II) the market value per common share on the Announcement Date or the Interested Shareholder's Share Acquisition Date, whichever is higher, plus interest and less dividends up to the amount of such interest; (b) similar conditions to those set forth in clause (iv)(a) above in the case of classes of stock other than common stock; (c) the consideration to be received in the Business Combination by the holders of any class of the Corporation's stock must be in cash or the same form as the consideration used by the Interested Shareholder to acquire the largest number of shares of such class previously acquired by it; (d) the holders of all outstanding shares not beneficially owned by the Interested Shareholder are entitled to receive in the Business Combination consideration meeting the requirements of clauses (iv)(a),
(b) and (c) above; and (e) after the Share Acquisition Date and prior to the consummation of the Business Combination, the Interested Shareholder has not acquired any additional voting shares except as part of the transaction in which the Interested Shareholder became an Interested Shareholder, stock dividends or stock splits which apply equally to all stockholders or certain other specified conditions.

     The PBCL defines a "Business Combination" generally to include, with respect to a corporation, certain sales, purchases, exchanges, leases, mortgages, pledges, transfers or dispositions of assets, mergers or consolidations, certain issuances or reclassification of securities, liquidations or dissolutions or certain loans, guarantees or financial assistance, pursuant to an agreement or understanding between such corporation or any subsidiaries, on the one hand, and an Interested Shareholder or an "Affiliate" or "Associate" thereof, on the other hand. An "Interested Shareholder" is defined generally to include any individual, partnership, association or corporation which is the beneficial owner (as defined) of at least 20% of the outstanding voting stock of the corporation or which is an affiliate or associate of such corporation and at any time within the five year period prior to the date in question was the beneficial owner of at least 20% of the outstanding voting stock.

     Furthermore, under the PBCL, unless explicitly provided for otherwise in a corporation's bylaws or articles of incorporation, shares acquired by a person in excess of 20% of a class of securities of a qualified Pennsylvania corporation ("control shares") cannot be voted until approval is received from a majority of the disinterested stockholders. In addition, the PBCL provides that the voting rights may lapse in certain instances, and the corporation is also given the option to redeem such control shares in certain instances.

     The PBCL also provides certain protection to qualified Pennsylvania corporations from being exposed to and paying "greenmail" (generally defined as offering to purchase at least 20% of the voting shares of a corporation or threatening to wage or waging a proxy contest and thereafter disposing of such securities at a profit prior to consummating the proposed transactions). Generally, the PBCL provides that a qualified corporation can recover any "profit" realized by such controlling person or group due to the disposition of the securities of the corporation within a certain time after obtaining the control shares.

     Furthermore, the PBCL requires acquiring persons to pay a minimum severance salary to any eligible employee, as defined, whose employment is terminated, other than for willful misconduct, due to a business combination or control-share acquisition.

Anti-takeover Provisions in the Holding Company's Articles of Incorporation and Bylaws and Pennsylvania Law

     A number of provisions of the Holding Company's Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. The Articles of Incorporation of the Holding Company provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit, unless permitted by a resolution adopted by a majority of the board of directors. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act and includes shares beneficially owned by such person or any of such person's affiliates (as defined in the Articles of Incorporation), shares which such person or such person's affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and such person's affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of the Savings Bank or Holding Company or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by the Holding Company to be beneficially, owned by such person and his or her affiliates.

     Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. The members of each class shall be elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors are elected each year. The Holding Company's Articles of Incorporation provide that the size of the Board shall be as set forth in the Bylaws. The Bylaws set the initial number of directors at five. The Articles of Incorporation provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of a majority of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Articles of Incorporation of the Holding Company provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 75% of the outstanding shares of voting stock. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire Board, but only with cause, and replace it with persons of such holders' choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Articles of Incorporation do not provide for cumulative voting for any purpose. Moreover, the Articles of Incorporation provide that special meetings of stockholders of the Holding Company may be called only by the Board of Directors, Chairman or President of the Holding Company and that stockholders may take action by written consent only if signed by all of the stockholders entitled to vote at a meeting called for such purpose.

     Authorized Shares. The Articles of Incorporation authorize the issuance of 10,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, restricted stock grants and the exercise of stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with fiduciary duties, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Holding Company, and thereby assist members of management to retain their positions. The Holding Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares of Common Stock upon exercise of stock options and in connection with the MRP.

     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. The Articles of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock to approve certain "Business Combinations" (as defined therein) involving a "Related Person" (as defined therein) except in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person. The term "Related Person" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company or an affiliate of such person or entity. This provision of the Articles of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Holding Company with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiaries to a Related Person; (iii) any merger or consolidation of a Related Person with or into the Holding Company or a subsidiary of the Holding Company; (iv) any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a Related Person to the Holding Company or a subsidiary of the Holding Company; (v) the issuance of any securities of the Holding Company or a subsidiary of the Holding Company to a Related Person; (vi) the acquisition by the Holding Company or a subsidiary of the Holding Company of any securities of a Related Person; (vii) any reclassification of common stock of the Holding Company or any recapitalization involving the common stock of the Holding Company; or (viii) any agreement or other arrangement providing for any of the foregoing.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to the Holding Company's Articles of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 75% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Articles of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by the Holding Company and amendment of the Holding Company's Bylaws and Articles of Incorporation. The Holding Company's Bylaws may be amended by its Board of Directors or by the stockholders, provided, however, that an affirmative vote of at least 75% of the total votes eligible to be voted at a duly constituted meeting of stockholders is necessary to amend certain provisions relating to the conduct of stockholders meetings, directors and amendment of the Bylaws.

     Stockholder Nominations and Proposals. The Articles of Incorporation of the Holding Company require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a stockholder meeting to give not less than 30 nor more than 60 days' advance notice to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

     Purpose and Takeover Defensive Effects of the Holding Company's Articles of Incorporation and Bylaws. The Board of Directors of the Savings Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Savings Bank in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Savings Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for Exchange Act deregistration.

     Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted for a Pennsylvania business corporation. The Holding Company and the Savings Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.


     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws of the Holding Company and in Federal and Pennsylvania law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.


                          DESCRIPTION OF CAPITAL STOCK
                             OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 10,000,000 shares of Common Stock having a par value of $.01 per share and 5,000,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 713,000 shares of Common Stock and no shares of preferred stock in the Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     The Common Stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

     Dividends. The Holding Company can pay dividends as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Stock Repurchases. The Plan and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -
- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     Voting Rights. Upon Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Pennsylvania law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a super-majority vote of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federal mutual savings bank, corporate powers and control of the Savings Bank are vested in its Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."


                           REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.


                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the Pennsylvania tax consequences of the Offerings have been opined upon by S.R. Snodgrass A.C., Wexford, Pennsylvania. Breyer & Aguggia and S.R. Snodgrass A.C. have consented to the references herein to their opinions.

Certain legal matters will be passed upon for Ryan, Beck by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.


                                    EXPERTS

     The consolidated financial statements of the Savings Bank as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been audited by S.R. Snodgrass, A.C., independent auditors, as stated in its report appearing herein, and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

     Feldman Financial has consented to the publication herein of the summary of its report to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Savings Bank as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.


                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-_____) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Registration Statement is publicly available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The Savings Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Savings Bank's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Northeast Regional Office of the OTS, 10 Exchange Plaza, 18th Floor, Jersey City, New Jersey 07302.

                   Index To Consolidated Financial Statements
                         Spring Hill Savings Bank, FSB


                                                                  Pages
Independent Auditors' Report.....................................  F-1

Consolidated Statement of Financial Condition as of
 March 31, 1997 (unaudited) and December 31, 1996 and 1995.......  F-2

Consolidated Statement of Operations for Three Months
 Ended March 31, 1997 and 1996 (unaudited) and the Years Ended
 December 31, 1996 and 1995......................................   18

Consolidated Statement of Retained Earnings for
 the Three Months Ended March 31, 1997 (unaudited)
 and the Years Ended December 31, 1996 and 1995..................  F-3

Consolidated Statement of Cash Flows for the Three
 Months Ended March 31, 1997 and 1996 (unaudited) and the Years
 Ended December 31, 1996 and 1995................................  F-4

Notes to Consolidated Financial Statements.......................  F-6

                                   *   *   *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements on the Holding Company have not been included since it will not engage in material transactions, if any, until after the Conversion. The Holding Company, which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities.

                        REPORT OF INDEPENDENT AUDITORS
                        ------------------------------






Board of Directors
Spring Hill Savings Bank, FSB

We have audited the accompanying consolidated statement of financial condition of Spring Hill Savings Bank, FSB and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spring Hill Savings Bank, FSB and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, effective January 1, 1995, the Bank changed its method of accounting for the impairment of loans and the related allowance for loan losses.



/s/ S. R. Snodgrass, A.C.


Wexford, PA
March 21, 1997, except for the
second paragraph of Note 20,
as to which date is April 16, 1997

                         SPRING HILL SAVINGS BANK, FSB
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION


                                                                  March 31,                    December 31,
                                                                    1997                 1996                1995
                                                              ------------------  -------------------  ------------------
                                                                 (Unaudited)
ASSETS
Cash and due from banks                                         $       652,410     $        584,634     $       419,061
Interest-bearing deposits with other banks                            2,377,517            1,516,281           1,284,179
Investment securities available for sale                                818,743              826,407             646,903
Investment securities held to maturity  (market
        value of $1,171,808, $1,918,242 and $2,651,993)               1,173,968            1,917,929           2,639,418
Mortgage-backed securities available for sale                         2,316,544            2,430,439           2,298,085
Mortgage-backed securities held to maturity (market
        value of $17,350,302, $17,249,409 and
        $19,368,898)                                                 17,362,329           17,126,963          18,992,674
Loans receivable (net of allowance for loan losses of
        $419,581, $415,426 and $276,212)                             55,267,734           54,789,033          52,525,935
Accrued interest receivable                                             488,422              498,502             536,297
Real estate owned                                                        12,500               12,500             940,232
Premises and equipment                                                  775,988              787,378             286,854
Federal Home Loan Bank stock                                            607,022              594,722             591,300
Other assets                                                            956,178              603,153             495,063
                                                                ---------------     ----------------     ---------------

        TOTAL ASSETS                                            $    82,809,355     $     81,687,941     $    81,656,001
                                                                ===============     ================     ===============

LIABILITIES
Deposits                                                        $    64,776,108     $     64,294,119     $    65,160,207
Advances by borrowers for taxes and insurance                         1,175,654            1,062,206           1,152,544
Collateralized mortgage obligation                                    2,453,663            6,937,405           8,250,537
Borrowed funds                                                        9,253,951            3,772,036           1,778,000
Accrued interest payable                                                155,187              161,240             169,104
Other liabilities                                                       545,361              620,918             704,981
                                                                ---------------     ----------------     ---------------
        TOTAL LIABILITIES                                            78,359,924           76,847,924          77,215,373
                                                                ---------------     ----------------     ---------------

RETAINED EARNINGS
Retained earnings-substantially restricted                            4,502,097            4,889,486           4,496,742
Net unrealized loss on securities                                        (9,558)              (6,361)             (4,622)
Pension adjustment                                                      (43,108)             (43,108)            (51,492)
                                                                ---------------     ----------------     ---------------
        TOTAL RETAINED EARNINGS                                       4,449,431            4,840,017           4,440,628
                                                                ---------------     ----------------     ---------------

        TOTAL LIABILITIES AND RETAINED
              EARNINGS                                          $    82,809,355     $     81,687,941     $    81,656,001
                                                                ===============     ================     ===============

See accompanying notes to the consolidated financial statements.

                         SPRING HILL SAVINGS BANK, FSB
                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS


                                                                   Net Unrealized
                                                 Retained            Gain (Loss)           Pension
                                                 Earnings           on Securities         Adjustment             Total
                                             ------------------   ------------------  -------------------  ------------------
Balance, December 31, 1994                     $     4,265,681              (82,350)             (31,992)          4,151,339

        Net income                                     231,061                                                       231,061
        Net unrealized gain on securities                                    77,728                                   77,728
        Unfunded pension loss                                                                    (19,500)            (19,500)
                                               ---------------      ---------------     ----------------     ---------------

Balance, December 31, 1995                           4,496,742               (4,622)             (51,492)          4,440,628

        Net income                                     392,744                                                       392,744
        Net unrealized loss on securities                                    (1,739)                                  (1,739)
        Unfunded pension gain                                                                      8,384               8,384
                                               ---------------      ---------------     ----------------     ---------------

Balance, December 31, 1996                           4,889,486               (6,361)             (43,108)          4,840,017

        Net loss (unaudited)                          (387,389)                                                     (387,389)
        Net unrealized loss on securities                                    (3,197)                                  (3,197)
                                               ---------------      ---------------     ----------------     ---------------

Balance, March 31, 1997
   (unaudited)                                 $     4,502,097      $        (9,558)    $        (43,108)    $     4,449,431
                                               ===============      ===============     ================     ===============

See accompanying notes to the consolidated financial statements.

                         SPRING HILL SAVINGS BANK, FSB
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      Three Months Ended March 31,              Year Ended December 31,
                                                         1997                1996                 1996                1995
                                                    ---------------      --------------      ---------------      --------------
                                                                (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                  $       (387,389)    $        60,149     $        392,744     $       231,061
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
    Provision for losses on loans and
     real estate owned                                       27,943              42,109              260,612              90,031
    Depreciation and amortization                            75,020              94,110              385,884             375,878
    Net securities (gains) losses                          (116,541)                  -             (902,488)              7,971
    Loss on extinguishment of debt                          963,062                   -                    -                   -
    Net (gains) losses on sale of real
     estate owned                                                 -             (31,772)              12,981              33,171
    Deferred income taxes                                  (406,156)            (24,923)            (124,280)            (97,290)
    Decrease in accrued interest
     receivable                                              10,080               2,621               37,795              30,025
    Increase (decrease) in accrued
     interest payable                                        (6,053)              3,279               (7,864)            (29,005)
    Other, net                                             (127,393)           (218,068)             (88,276)            257,889
                                                    ---------------      --------------      ---------------      --------------
    Net cash provided by (used for)
     operating activities                                    32,573             (72,495)             (32,892)            899,731
                                                    ---------------      --------------      ---------------      --------------
INVESTING ACTIVITIES
Investment securities available for sale:
    Purchases                                              (497,500)                  -             (500,547)                  -
    Proceeds from sales                                     617,079                   -            1,122,351             976,094
    Maturities and repayments                                 6,654              24,851               98,104              57,644
Investment securities held to maturity:
    Purchases                                              (499,531)         (2,967,105)          (4,954,808)         (2,250,000)
    Maturities and repayments                             1,243,492           2,144,269            5,676,297           1,126,409
Mortgage-backed securities available for sale:
    Purchases                                                     -                   -             (510,170)         (1,148,881)
    Maturities and repayments                               103,793              28,091              368,845             724,327
Mortgage-backed securities held to maturity:
    Purchases                                            (1,386,878)         (2,199,502)          (2,890,899)         (1,215,382)
    Maturities and repayments                             1,147,150           1,186,630            4,734,188           2,734,189
Net (increase) decrease in loans
 receivable                                                (506,644)          1,971,832           (1,629,778)          2,007,992
Purchase of Federal Home Loan
 Bank stock                                                 (12,300)             (3,422)              (3,422)            (31,000)
Purchase of premises and
 equipment, net                                              (4,518)            (26,137)            (563,157)           (130,253)
Proceeds from sales of real estate
 owned                                                            -              24,424               40,819             183,359
Other, net                                                        -                   -              (20,000)             28,742
                                                    ---------------      --------------      ---------------      --------------
    Net cash provided by
     investing activities                                   210,797             183,931              967,823           3,063,240
                                                    ---------------      --------------      ---------------      --------------


See accompanying notes to the consolidated financial statements.

                         SPRING HILL SAVINGS BANK, FSB
               CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

                                                        Three Months Ended March 31,               Year Ended December 31,
                                                          1997                1996                 1996                1995
                                                    ----------------     ---------------     ----------------     ---------------
                                                                 (Unaudited)
FINANCING ACTIVITIES
Net increase (decrease) in deposits                $        481,989     $     1,392,557     $       (866,088)    $     4,324,360
Increase (decrease) in advances by
  borrowers for taxes and insurance                         113,448              65,559              (90,338)           (111,686)
Collateralized mortgage obligation
  payments                                                 (462,710)           (347,480)          (1,574,866)         (1,554,601)
Extinguishment of debt                                   (4,929,000)                  -                    -                   -
Decrease in short-term borrowings                                 -                   -                    -          (4,813,000)
Proceeds from borrowed funds                              5,500,000                   -            3,000,000                   -
Repayment of borrowed funds                                 (18,085)                  -           (1,005,964)           (722,000)
                                                    ----------------     ---------------     ----------------     ---------------
    Net cash provided by (used for)
     financing activities                                   685,642           1,110,636             (537,256)         (2,876,927)
                                                    ----------------     ---------------     ----------------     ---------------

    Increase in cash and cash
     equivalents                                            929,012           1,222,072              397,675           1,086,044

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD                                  2,100,915           1,703,240            1,703,240             617,196
                                                    ----------------     ---------------     ----------------     ---------------

CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                                        3,029,927     $     2,925,312     $      2,100,915     $     1,703,240
                                                    ================     ===============     ================     ===============


SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid during the year for:
    Interest on deposits and
      borrowings                                   $      1,024,332     $     1,084,643     $      4,163,078     $     4,488,546
    Income taxes                                            135,000             203,250              461,000              76,000
Non-cash items:
    Loans transferred to real estate
      owned                                                       -               9,380              112,541             181,121
    Loans to facilitate the sale of
      real estate owned                                           -             794,559              985,231              34,412
    Transfer of investment and
      mortgage-backed securities from
      held to maturity to available
      for sale                                                    -                   -                    -             751,963



See accompanying notes to the consolidated financial statements.

                          SPRING HILL SAVINGS BANK, FSB
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
         (ALL DATA RELATED TO MARCH 31, 1997 AND THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 ARE UNAUDITED)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Spring Hill Savings Bank, FSB (the "Bank") is a federally chartered mutual savings bank located in Pittsburgh, Pennsylvania. The Bank's principal sources of revenue emanate from its investment, mortgage-backed securities, and mortgage loan portfolios. The Bank is supervised by the Office of Thrift Supervision. Spring Hill Funding Corporation ("SHFC") is a wholly-owned limited purpose finance subsidiary formed to issue bonds collateralized by Federal National Mortgage Association mortgage-backed securities (the "FNMAs").

    Basis of Presentation
    ---------------------

    The accounting policies followed by the Bank and its wholly-owned subsidiary and the methods of applying these principles conform with generally accepted accounting principles and with general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

    A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:

    Principles of Consolidation
    ---------------------------

    The consolidated financial statements include the accounts of Spring Hill Savings Bank, FSB and its wholly-owned limited purpose finance subsidiary, Spring Hill Funding Corporation. All significant intercompany accounts and transactions have been eliminated.

    Investment Securities Including Mortgage-Backed Securities
    ----------------------------------------------------------

    Debt securities, including mortgage-backed securities and collateralized mortgage obligations, acquired with the intent and ability to hold to maturity are stated at cost and adjusted for amortization of premium and accretion of discount, which are computed using a level yield method and are recognized as adjustments of interest income. Certain other debt securities have been classified as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of retained earnings, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

    CMO residuals were carried at estimated market value. Total cash flows expected to be received over the estimated life of the investment is allocated between principal and interest. At the date of purchase, an effective yield was calculated based on the purchase price and anticipated future cash flows. In the initial accounting period, interest income was accrued on the investment balance using that rate. Cash received on the investment is first applied to accrued interest with any excess reducing the recorded investment balance. At each reporting date, the effective yield is recalculated based on the amortized cost of the investment and the then current estimate of future cash flows. This procedure continues until all cash flows from the investment have been received. The amortized balance of the investment at the end of each period will equal the present value of the estimated future cash flows discounted at the newly calculated effective yield.

    ----------------------------------------------------------------------

    Common stock of the Federal Home Loan Bank (the "FHLB") represents ownership in an institution which is wholly-owned by other financial institutions. This equity security is accounted for at cost and reported separately on the accompanying statement of financial condition.

    Loans Receivable
    ----------------

    Loans receivable are stated at their unpaid principal amounts net of any unearned income. Interest on loans is credited to income as earned. Interest accrued on loans more than 90 days delinquent is generally offset by a reserve for uncollected interest and is not recognized as income.

    Loan Origination Fees
    ---------------------

    Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the contractual life of the related loans.

    Allowance for Loan Losses
    -------------------------

    Effective January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118. Under this Standard, the Bank estimates credit losses on impaired loans based on the present value of expected cash flows or fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Prior to 1995, the credit losses related to these loans were estimated based on undiscounted cash flows or the fair value of the underlying collateral. Statement 118 amends Statement 114 to permit a creditor to use existing methods for recognizing interest income on impaired loans eliminating the income recognition provisions of Statement 114. The adoption of these statements did not have a material effect on the Bank's financial position or results of operation.

    Impaired loans are commercial and commercial real estate loans for which it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Bank individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. The Bank may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired if the loan is not a commercial or commercial real estate loan. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.

    Mortgage loans on one-to-four family properties and all consumer loans are large groups of smaller balance homogeneous loans and are measured for impairment collectively. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed.

    ------------------------------------------------------

    Allowance for Loan Losses (Continued)
    -------------------------------------

    The allowance for loan losses represents the amount which management estimates is adequate to provide for potential losses in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's periodic evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to changes in the near term.

    Premises and Equipment
    ----------------------

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

    Debt Discount and Issue Costs
    -----------------------------

    Discounts and issue costs related to the issuance of collateralized mortgage obligations are amortized to interest expense on the interest method.

    Real Estate Owned
    -----------------

    Real estate owned, acquired in settlement of foreclosed loans, is carried at the lower of cost or fair value minus estimated cost to sell. Valuation allowances for estimated losses are provided when the carrying value exceeds the fair value. Direct costs incurred on such properties are recorded as expenses of current operations.

    Federal Income Taxes
    --------------------

    Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

    Cash and Cash Equivalents
    -------------------------

    The Bank has defined cash and cash equivalents as those cash and due from banks, overnight deposits with the FHLB, and federal funds sold.

    Reclassification of Comparative Amounts
    ---------------------------------------

    Certain comparative account balances for 1995 have been reclassified to conform to the 1996 classifications. Such reclassifications did not effect net income.

        Recent Accounting Pronouncements

        In June 1996, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. This statement applies prospectively in fiscal years beginning after December 31, 1996, and establishes new standards that focus on control whereas, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. The Bank does not expect adoption of Statement 125 to have a material impact on the Bank's results of operations or financial position.

        In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." Statement 127 defers for one year the effective date of portions of Statement 125 that address secured borrowings and collateral for all transactions. Additionally, Statement 127 defers for one year the effective date of transfers of financial assets that are part of repurchase agreements, securities lending and similar transactions. The Bank does not expect adoption of Statement 127 to have a material impact on the Bank's results of operations or financial position.

2.      INTEREST-BEARING DEPOSITS WITH OTHER BANKS

        Interest-bearing deposits with other banks is comprised of the following:

                                                                         March 31,                    December 31,
                                                                           1997                 1996                1995
                                                                     -----------------   ------------------   -----------------
             Overnight deposits                                      $      2,352,517    $       1,491,281    $      1,259,179
             Federal funds sold                                                25,000               25,000              25,000
                                                                     -----------------   ------------------   -----------------

                       Total                                         $      2,377,517    $       1,516,281    $      1,284,179
                                                                     =================   ==================   =================

3.      INVESTMENT SECURITIES

                                                                          Gross                Gross              Estimated
                                                     Amortized          Unrealized           Unrealized             Market
                                                       Cost               Gains                Losses               Value
                                                ------------------   -----------------   ------------------    ----------------
            March 31, 1997
            Available for Sale
              U. S. Treasury securities         $         497,541    $              -    $            (666)    $       496,875
              Securities of U.S. Government
                    agencies                              320,267               1,601                    -             321,868
                                                ------------------   -----------------   ------------------    ----------------

                              Total             $         817,808    $          1,601    $            (666)    $       818,743
                                                ==================   =================   ==================    ================

            Held to Maturity
            Securities of U.S. Government
                    agencies                    $         689,029    $            500    $          (2,660)    $       686,869
              Corporate securities                        484,939                   -                    -             484,939
                                                ------------------   -----------------   ------------------    ----------------

                              Total             $       1,173,968    $            500    $          (2,660)    $     1,171,808
                                                ==================   =================   ==================    ================

                                                                          Gross               Gross               Estimated
                                                    Amortized           Unrealized          Unrealized             Market
                                                       Cost               Gains               Losses                Value
                                                -----------------    ----------------    -----------------    ----------------
              1996
              Available for Sale
              U. S. Treasury securities         $        500,538     $             -     $         (2,728)    $       497,810
              Securities of U.S. Government
                    agencies                             326,962               1,635                    -             328,597
                                                -----------------    ----------------    -----------------    ----------------

                              Total             $        827,500     $         1,635     $         (2,728)    $       826,407
                                                =================    ================    =================    ================

              Held to Maturity
              Securities of U.S. Government
                    agencies                    $        446,288     $           313     $              -     $       446,601
              Corporate securities                     1,471,641                   -                    -           1,471,641
                                                -----------------    ----------------    -----------------    ----------------

                              Total             $      1,917,929     $           313     $              -     $     1,918,242
                                                =================    ================    =================    ================
                                                                          Gross               Gross               Estimated
                                                    Amortized           Unrealized          Unrealized             Market
                                                       Cost               Gains               Losses                Value
                                                -----------------    ----------------    -----------------    ----------------
              1995
              Available for Sale
              Securities of U.S. Government
                    agencies                    $        396,451     $         1,982     $              -     $       398,433
              Collateralized mortgage
                    obligation residuals                 248,470                   -                    -             248,470
                                                -----------------    ----------------    -----------------    ----------------

                              Total             $        644,921     $         1,982     $              -     $       646,903
                                                =================    ================    =================    ================

              Held to Maturity
              Securities of U.S. Government
                    agencies                    $      1,513,244     $        12,575     $              -     $     1,525,819
              Corporate securities                     1,126,174                   -                    -           1,126,174
                                                -----------------    ----------------    -----------------    ----------------

                              Total             $      2,639,418     $        12,575     $              -     $     2,651,993
                                                =================    ================    =================    ================

        The amortized cost and estimated market value of investment securities by contractual maturity are shown below.

                                                                                   March 31, 1997
                                                           Available for Sale                         Held to Maturity
                                                   ----------------------------------------------------------------------------
                                                                            Estimated                               Estimated
                                                       Amortized             Market             Amortized            Market
                                                         Cost                 Value               Cost                Value
                                                   -----------------    ----------------    -----------------    --------------
              Due within one year                  $              -     $             -     $        484,939     $      484,939
              Due after one year through
                   five years                               497,541             496,875                    -                  -
              Due after five years through
                   ten years                                      -                   -              250,000            247,343
              Due after ten years                           320,267             321,868              439,029            439,526
                                                   -----------------    ----------------    -----------------    --------------

                        Total                      $        817,808     $       818,743     $      1,173,968     $    1,171,808
                                                   =================    ================    =================    ===============
                                                                                December 31, 1996
                                                           Available for Sale                       Held to Maturity
                                                 -------------------------------------------------------------------------------
                                                                            Estimated                               Estimatedd
                                                       Amortized             Market             Amortized            Market
                                                         Cost                 Value               Cost                Value
                                                   -----------------    ----------------    -----------------    --------------
              Due within one year                  $              -     $             -     $      1,477,013     $    1,477,013
              Due after one year through
                   five years                               500,538             497,810              250,000            250,313
              Due after ten years                           326,962             328,597              190,916            190,916
                                                   -----------------    ----------------    -----------------    ---------------

                        Total                      $        827,500     $       826,407     $      1,917,929     $    1,918,242
                                                   =================    ================    =================    ===============

        Securities of U.S. Government agencies with an amortized cost of $250,000 and estimated market value of $250,313 and $259,295 at December 31, 1996 and 1995, respectively, were pledged to secure public funds.

        Proceeds from sales of investment securities available for sale and gross gains and losses realized on those sales were as follows:

                                               Three Months Ended March 31,                Year Ended December 31,
                                                 1997                1996                 1996                1995
                                          -----------------    ----------------    -----------------    ----------------
              Proceeds from sales         $        617,079     $             -     $      1,122,351     $       976,094
              Gross gains                          121,063                   -              902,488                   -
              Gross losses                           4,522                   -                    -               7,971

        During 1996, four collateralized mortgage obligation ("CMO") residuals were either sold or redeemed at a price which significantly exceeded the Bank's recorded investment in the securities. Throughout the holding period, as the amortized cost of these securities exceeded the fair market value, permanent impairment losses were recognized. The estimated market value of the CMO residuals had been based upon the present value of estimated future cash flows of the underlying mortgage collateral, discounted at a risk-free interest rate.

        During 1996, two CMO residuals were sold at a gain of $38,358. The remaining gain of $864,130 was the Bank's portion, based on its ownership interest, of the proceeds from the early redemption of two CMO residuals. In 1996, favorable market conditions had a positive impact on the valuation of the underlying mortgage collateral and those owning the right to call the CMO issues exercised their option. The underlying collateral was sold at a premium resulting in a significant gain to the Bank.

        A gain of $121,063 was realized in the first quarter of 1997 from the early redemption of the last remaining CMO residual owned by the Bank as an investment. This gain resulted from the exercise of the early call provisions of the Trust Indenture and the collateral value exceeding the debt obligations secured by the collateral. The Bank received its proportionate interest in the premium realized from the sale of the collateral that had been held by the Trustee to secure the CMO bonds. At December 31, 1996, this security had no carrying value as a result of previous impairment charges and principal repayments. There was no indicated market value for this security due to uncertainty in both timing and amount of proceeds from the exercise of the early redemption.

        In December, 1995, in accordance with the Financial Accounting Standards Board Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," the Bank reclassified certain investment and mortgage-backed securities from the held to maturity classification to the available for sale classification with an amortized cost of $751,963 and an estimated market value of $756,435.

4.      MORTGAGE-BACKED SECURITIES

                                                                         Gross                Gross              Estimated
                                                   Amortized           Unrealized           Unrealized             Market
                                                     Cost                Gains                Losses               Value
                                               -----------------    ----------------    -----------------    ----------------
            March 31, 1997
            Available for Sale
                   GNMA                        $        438,766     $         2,132     $              -     $       440,898
                   FHLMC                                727,486                   -              (11,439)            716,047
                   FNMA                                 661,845                   -              (18,108)            643,737
                  Collateralized mortgage
                        obligations                     505,745              10,117                    -             515,862
                                               -----------------    ----------------    -----------------    ----------------

                                  Total        $      2,333,842     $        12,249     $        (29,547)    $     2,316,544
                                               =================    ================    =================    ================

             Held to Maturity
                   GNMA                        $      1,543,762     $         8,073     $        (12,292)    $     1,539,543
                   FHLMC                              1,375,331              15,114              (14,854)          1,375,591
                   FNMA                               8,757,067              45,001              (49,907)          8,752,161
                   Collateralized mortgage
                        obligations                   5,686,169              21,574              (24,736)          5,683,007
                                               -----------------    ----------------    -----------------    ----------------

                                  Total        $     17,362,329     $        89,762     $       (101,789)    $    17,350,302
                                               =================    ================    =================    ================

                                                                            Gross               Gross              Estimated
                                                      Amortized           Unrealized          Unrealized             Market
                                                        Cost                Gains               Losses               Value
                                                  -----------------    ----------------    -----------------    ----------------
              1996
              Available for Sale
                     GNMA                         $        471,867     $           108     $              -     $       471,975
                     FHLMC                                 787,724                 238               (5,977)            781,985
                     FNMA                                  675,365                   -              (11,622)            663,743
                    Collateralized mortgage
                          obligations                      505,279               7,457                    -             512,736
                                                  -----------------    ----------------    -----------------    ----------------
                                    Total         $      2,440,235     $         7,803     $        (17,599)    $     2,430,439
                                                  =================    ================    =================    ================


               Held to Maturity
                     GNMA                         $      1,024,906     $         3,230     $         (7,178)    $     1,020,958
                     FHLMC                               1,447,707              21,194              (10,866)          1,458,035
                     FNMA                                9,334,750             129,981                 (872)          9,463,859
                     Collateralized mortgage
                          obligations                    5,319,600              13,306              (26,349)          5,306,557
                                                  -----------------    ----------------    -----------------    ----------------
                                    Total         $     17,126,963     $       167,711     $        (45,265)    $    17,249,409
                                                  =================    ================    =================    ================

                                                                            Gross               Gross              Estimated
                                                      Amortized           Unrealized          Unrealized             Market
                                                        Cost                Gains               Losses               Value
                                                  -----------------    ----------------    -----------------    ----------------
              1995
              Available for Sale
                     FHLMC                        $      1,017,191     $             -     $        (11,621)    $     1,005,570
                     FNMA                                  787,297               1,434               (4,181)            784,550
                    Collateralized mortgage
                          obligations                      503,493               4,472                    -             507,965
                                                  -----------------    ----------------    -----------------    ----------------

                                    Total         $      2,307,981     $         5,906     $        (15,802)    $     2,298,085
                                                  =================    ================    =================    ================

               Held to Maturity
                     GNMA                         $        288,221     $         1,820     $         (5,031)    $       285,010
                     FHLMC                               1,971,029              33,222               (8,464)          1,995,787
                     FNMA                               11,295,467             351,646                    -          11,647,113
                     Collateralized mortgage
                          obligations                    5,437,957              28,226              (25,195)          5,440,988
                                                  -----------------    ----------------    -----------------    ----------------

                                    Total               18,992,674             414,914              (38,690)         19,368,898
                                                  =================    ================    =================    ================

        The amortized cost and estimated market value of mortgage-backed securities by contractual maturity are shown below. Mortgage-backed securities provide for periodic payments of principal and interest. Due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.

                                                                                March 31, 1997
                                                         Available for Sale                        Held to Maturity
                                                 -------------------------------------    -------------------------------------
                                                                         Estimated                                Estimated
                                                     Amortized            Market              Amortized             Market
                                                       Cost                Value                Cost                 Value
                                                 -----------------    ----------------    -----------------    ----------------
              Due within one year                $              -     $             -     $        233,348     $       233,372
              Due after one year through
                   five years                             306,212             297,731            2,898,862           2,879,856
              Due after five years through
                   ten years                                    -                   -            2,718,643           2,691,378
              Due after ten years                       2,027,630           2,018,813           11,511,476          11,545,696
                                                 -----------------    ----------------    -----------------    ----------------

                             Total               $      2,333,842     $     2,316,544     $     17,362,329     $    17,350,302
                                                 =================    ================    =================    ================
                                                                               December 31, 1996
                                                         Available for Sale                        Held to Maturity
                                                 -------------------------------------    -------------------------------------
                                                                         Estimated                                Estimatedd
                                                     Amortized            Market              Amortized             Market
                                                       Cost                Value                Cost                 Value
                                                 -----------------    ----------------    -----------------    ----------------
              Due within one year                $              -     $             -     $         80,360     $        80,635
              Due after one year through
                   five years                             315,851             309,874            3,299,516           3,285,033
              Due after five years through
                   ten years                                    -                   -            2,961,314           2,975,455
              Due after ten years                       2,124,384           2,120,565           10,785,773          10,908,286
                                                 -----------------    ----------------    -----------------    ----------------

                             Total               $      2,440,235     $     2,430,439     $     17,126,963     $    17,249,409
                                                 =================    ================    =================    ================

        FNMA mortgage-backed securities with an amortized cost of $7,242,912, $7,766,886 and $9,362,853 and an estimated market value of $7,214,208,
        $7,857,979 and $9,656,852 at March 31, 1997 and December 31, 1996 and
        1995, respectively, are pledged as collateral for the collateralized mortgage obligation bonds issued by SHFC.

5.  LOANS RECEIVABLE

    Loans receivable consist of the following:

                                                           March 31,                    December 31,
                                                             1997                  1996                 1995
                                                         --------------        -------------        ------------
    Mortgage loans:
        1 - 4 family units                              $   42,653,965        $  41,767,116        $ 39,475,086
        Multi-family units                                   5,791,690            5,676,859           5,379,957
        Construction loans                                   1,686,820            1,726,819           1,383,921
        Commercial real estate                               2,924,901            3,295,934           3,191,426
                                                          -------------        -------------        ------------
                                                            53,057,376           52,466,728          49,430,390
                                                          -------------        -------------        ------------
    Consumer loans:
        Mobile home                                          2,296,916            2,454,431           3,160,706
        Other                                                  568,175              610,847             166,801
                                                          -------------        -------------        ------------
                                                             2,865,091            3,065,278           3,327,507
                                                          -------------        -------------        ------------

    Commercial loans                                            86,070               86,070             135,743
                                                          -------------        -------------        ------------

    Less:
        Undisbursed portion of loans                           389,974              509,053             321,667
        Deferred premiums                                      (11,732)             (11,032)            (13,319)
        Deferred loan origination costs, net                   (57,020)             (84,404)           (216,855)
        Allowance for loan losses                              419,581              415,426             276,212
                                                         --------------       --------------       -------------
                                                               740,803              829,043             367,705
                                                         --------------       --------------       -------------

                         Total                          $   55,267,734       $   54,789,033       $  52,525,935
                                                         ==============       ==============       =============

    The Bank's primary business activity is with customers located within its local trade area. Commercial, residential, and personal loans are granted. The repayment of these loans is dependent upon the local economic conditions in its immediate trade area. The mobile home loan portfolio at December 31, 1996 and 1995, consists primarily of loans granted to individuals outside of the Bank's immediate trade area.

    Activity in the allowance for loan losses is as follows:

                                              Three Months Ended March 31,                Year Ended December 31,
                                                  1997                1996                 1996                1995
                                           -----------------    ----------------    -----------------    ----------------
          Balance, at beginning of
            period                        $         415,426    $        276,212    $         276,212    $        267,726

          Loans charged off                         (28,238)            (10,382)            (111,458)            (65,783)
          Recoveries                                  4,450                  78               11,302              10,269
                                           -----------------    ----------------    -----------------    ----------------

          Net loans charged off                     (23,788)            (10,304)            (100,156)            (55,514)
          Provision for loan losses                  27,943              29,528              239,370              64,000
                                           -----------------    ----------------    -----------------    ----------------

          Balance, at end of period       $         419,581    $        295,436    $         415,426    $        276,212
                                           =================    ================    =================    ================

    The recorded investment in loans which are considered to be impaired in accordance with Statement 114 was $619,316 at March 31, 1997 and $648,569 and $424,768 at December 31, 1996 and 1995, respectively. All impaired loans were on a nonaccrual basis. At March 31, 1997 and December 31, 1996, $63,408 and $64,870 of the allowance for loan losses has been allocated for impaired loans. At December 31, 1995, no allowance for loan losses has been allocated due to the loans being collateral dependent and the fair value of the collateral exceeding the recorded investment in the related loans.

    The average recorded investment in impaired loans at March 31, 1997 and December 31, 1996 and 1995 was $621,873, $659,317 and $177,995,
    respectively. For the three month period ended March 31, 1997 and the years ended December 31, 1996 and 1995, interest income totaling $9,564, $53,042 and $9,835 was recognized using the cash basis method of income recognition.

    The Bank also had nonaccrual loans of $489,028, $462,057 and $198,650 at March 31, 1997, December 31, 1996 and 1995, respectively, which in management's opinion did not meet the definition of impaired in accordance with Statement 114. Interest income on loans would have been increased by $8,151, $25,203 and $10,134, respectively, if these loans had performed in accordance with their original terms.

6.  ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable consists of the following:

                                                                 March 31,                   December 31,
                                                                   1997                 1996               1995
                                                               ------------         ------------       -------------
          Investment securities                               $     28,800         $     26,357        $     43,570
          Mortgage-backed securities                               129,405              130,171             141,881
          Loans receivable                                         330,217              341,974             350,846
                                                               ------------         ------------        ------------

                       Total                                  $    488,422         $    498,502        $    536,297
                                                               ============         ============        ============

7.  REAL ESTATE OWNED

    Real estate owned consists of the following:

                                                                 March 31,                   December 31,
                                                                   1997                 1996               1995
                                                               ------------         ------------       -------------
          Real estate acquired through foreclosure            $     12,500         $     12,500        $    955,263
          Less allowance for estimated losses                            -                    -              15,031
                                                               ------------         ------------        ------------

                      Total                                   $     12,500         $     12,500        $    940,232
                                                               ============         ============        ============

    Activity in the allowance for estimated losses on real estate owned is as follows:

                                                   Three Months Ended March 31,               Year Ended December 31,
                                                     1997                1996                  1996               1995
                                                -------------        ------------          -------------      -------------
              Balance, at beginning of
                  period                       $           -        $     15,031          $      15,031      $       6,009
              Add provision charged to
                 operations                                -              12,581                 21,242             26,031
              Less charge-offs                             -              15,031                 36,273             17,009
                                                -------------        ------------          -------------      -------------

              Balance, at end of period        $           -        $     12,581          $           -      $      15,031
                                                =============        ============          =============      =============

8.      PREMISES AND EQUIPMENT

        Premises and equipment consists of the following:

                                                                 March 31,                   December 31,
                                                                   1997                 1996               1995
                                                               ------------         ------------       -------------

              Land and improvements                           $    106,313         $     106,313       $     69,763
              Buildings and improvements                           733,322               724,822            289,195
              Furniture and equipment                              739,698               738,678            835,034
              Leasehold improvements                                58,747                58,747             63,427
                                                               ------------         -------------       ------------
                                                                 1,638,080             1,628,560          1,257,419
              Less accumulated depreciation                        862,092               841,182            970,565
                                                               ------------         -------------       ------------

                             Total                            $    775,988         $     787,378       $    286,854
                                                               ============         =============       ============

    Depreciation expense for the three months ended March 31, 1997 and 1996, and the years ended December 31, 1996 and 1995 was $20,908, $12,324, $62,633,
    and $23,578, respectively.

9.  FEDERAL HOME LOAN BANK STOCK

    The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh, at cost, in an amount not less than the greater of 1% of its outstanding home loans or 5% of its outstanding notes payable to the Federal Home Loan Bank of Pittsburgh as calculated at December 31 of each year.

10.  DEPOSITS

    Comparative details of deposits are as follows:


                                                March 31,                                  December 31,
                                                  1997                         1996                         1995
                                       ----------------------------   -------------------------     -----------------------

                                         Amount           %              Amount           %            Amount          %
                                      ------------   ----------       ------------   ---------      ------------   --------
    Non-interest-bearing              $    404,824          0.6%      $    311,628         0.5%     $    232,859        0.3%
    Interest-bearing
          Savings                       12,672,501         19.6         12,834,398        20.0        13,397,909       20.6
          NOW checking                   2,631,481          4.1          2,731,846         4.2         2,816,257        4.3
          Money market                   5,884,995          9.1          5,906,940         9.2         4,933,307        7.6
                                      ------------   ----------       ------------   ---------      ------------   --------
                                        21,593,801         33.4         21,784,812        33.9        21,380,332       32.8
                                      ------------   ----------       ------------   ---------      ------------   --------

    Time certificates of deposit
          2.00 - 3.99%                      24,856          -               24,648         -             586,165        0.9
          4.00 - 5.99%                  32,386,977         50.0         32,154,297        50.0        25,026,190       38.5
          6.00 - 7.99%                  10,702,700         16.5         10,263,820        16.0        18,009,062       27.6
          8.00 - 9.99%                      67,774          0.1             66,542         0.1           158,458        0.2
                                      ------------   ----------       ------------   ---------      ------------   --------
                                        43,182,307         66.6         42,509,307        66.1        43,779,875       67.2
                                      ------------   ----------       ------------   ---------      ------------   --------

                    Total             $ 64,776,108        100.0%      $ 64,294,119       100.0%     $ 65,160,207      100.0%
                                      ============   ==========       ============   =========      ============   =========

       The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $3,826,538, $3,515,097, and $3,231,467 at
       March 31, 1997 and December 31, 1996 and 1995, respectively.

       The scheduled maturities of time certificates of deposit are as follows:


                                                                             March 31,                 December 31,
                                                                                1997                       1996
                                                                            -----------                -----------
              With one year                                                 $26,177,446                $27,315,014
              Beyond one year but within two years                            6,827,779                  5,340,199
              Beyond two years but within three years                         4,524,874                  5,043,149
              Beyond three years but within four years                        1,308,629                    809,352
              Beyond four years                                               4,343,579                  4,001,593
                                                                            -----------                -----------

                        Total                                               $43,182,307                $42,509,307
                                                                            ===========                ===========

    Interest expense by deposit category is as follows:

                                               Three Months Ended March 31,             Year Ended December 31,
                                                  1997               1996               1996                1995
                                             -------------      --------------      -------------      --------------
    Savings                                  $     97,983       $     104,751       $    416,202       $     438,979
    NOW and money market                           66,053              56,885            245,025             225,307
    Time certificates of deposit                  594,338             642,732          2,379,069           2,411,194
                                             -------------      --------------      -------------      --------------

                      Total                  $    758,374       $     804,368       $  3,040,296       $   3,075,480
                                             =============      ==============      =============      ==============

11. COLLATERALIZED MORTGAGE OBLIGATION

    The bonds are collateralized by a pledge of the FNMAs and are identified as follows:

                                                                                 March 31, 1997
                                                                      --------------------------------------
                                                      Original
                                                         Par                Par                 Carrying
                                Class                   Value              Value                 Value
                             ------------          ---------------      ---------------      ---------------
                                  A                $   14,420,000       $            -       $            -
                                  B                    12,847,000            2,560,918            2,453,663
                                  C                     4,800,000                    -                    -
                                                   ---------------      ---------------      --------------

                                                   $   32,067,000       $    2,560,918       $    2,453,663
                                                   ===============      ===============      ==============

                                                                                    December 31,
                                                                  1996                                       1995
                                                   ------------------------------------      ------------------------------------
                                 Original
                                   Par                   Par                Carrying               Par                Carrying
           Class                  Value                 Value                 Value               Value                Value
        ------------         ----------------      ---------------      ---------------      ---------------      ---------------
             A               $    14,420,000       $            -       $            -       $            -       $            -
             B                    12,847,000            3,023,659            2,881,510            4,598,524            4,291,295
             C                     4,800,000            4,800,000            4,055,895            4,800,000            3,959,242
                             ----------------      ---------------      ---------------      ---------------      ---------------

                             $    32,067,000       $    7,823,659       $    6,937,405       $    9,398,524       $    8,250,537
                             ================      ===============      ===============      ===============      ===============

Following are the stated interest rates and maturities of the bonds:

                                                       Interest              Stated
                                   Class                 Rate               Maturity
                              ---------------        ------------         ------------
                                     A                   7.80%            July 1, 2002
                                     B                   7.90             July 1, 2015
                                     C                   7.95           December 1, 2017

     The FNMAs will remain pledged until the collateralized mortgage obligation bonds are fully satisfied. The amount of monthly payments on the bonds is based upon the timing of cash receipts from the FNMAs. Interest is paid monthly. All principal payments on the bonds will be allocated among the bonds in the order of their respective stated maturities.

     Effective March 7, 1997, the Bank purchased the Class C bonds at a loss of $963,062, as discussed in Note 20.

12.  BORROWED FUNDS

     Borrowed funds consist of credit arrangements with the Federal Home Loan Bank of Pittsburgh. FHLB borrowings are subject to annual renewal, incur no service charges, and are secured by a blanket security agreement on certain investment and mortgage-backed securities, outstanding residential mortgages and the Bank's investment in FHLB stock. As of December 31, 1996, the Bank's maximum borrowing capacity with the FHLB was $47.5 million.

     FHLB "Flexline" advances are short-term borrowings that mature within one year, bear a variable rate of interest that adjusts daily and are not subject to prepayment penalties. Included in the $47.5 million maximum borrowing capacity with the FHLB is a $4.7 million credit line available under the Flexline. As of March 31, 1997 and December 31, 1996 and 1995, there were no outstanding Flexline borrowings.

     The following tables present the scheduled repayments of the outstanding advances:

                             Weighted
                             Interest            March 31,
             Maturity          Rate                 1997
             --------        --------            ---------
               1998              7.05%        $  1,000,000
               2000              5.89              778,000
               2001              6.06              500,000
               2002              6.31            2,000,000
               2006              6.28            1,475,951
               2007              6.66            3,500,000
                                              ------------

                               Total          $  9,253,951
                                              ============


                             Weighted                                 Weighted
                             Interest         December 31,            Interest          December 31,
             Maturity          Rate              1996                   Rate                1995
             --------        --------         ------------            ---------         -------------
               1996                 - %       $         -                7.69%          $   1,000,000
               1998              7.05           1,000,000                7.53                 500,000
               2000              5.89             778,000                6.10                 278,000
               2001              6.06             500,000                   -                       -
               2006              6.29           1,494,036                   -                       -
                                              -----------                               --------------

                               Total          $ 3,772,036                               $    1,778,000
                                              ===========                               ==============

13.  SAVINGS ASSOCIATION INSURANCE FUNDS RECAPITALIZATION

     On September 30, 1996, the President signed into law legislation which included, among other things, recapitalization of the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") by a one time charge to SAIF-insured institutions of 65.7 basis points per one hundred dollars of insurable deposits. The gross effect to the Bank amounted to $414,305, which is reflected in the financial results of the Bank for the year ended December 31, 1996.

14.  INCOME TAXES

     The components of income tax expense are summarized as follows:


                                    Three Months Ended March 31,        Year Ended December 31,
                                        1997            1996            1996               1995
                                   -------------    ------------    -------------      ------------
     Current payable
         Federal                   $      92,372    $     57,404    $     296,656      $    189,943
         State                            22,351          10,362           58,871            19,050
                                   -------------    ------------    -------------      ------------
                                         114,723          67,766          355,527           208,993
     Deferred taxes                       (5,619)        (24,923)        (124,280)          (97,290)
                                   -------------    ------------    -------------      ------------

          Total                    $     109,104    $     42,843    $     231,247      $    111,703
                                   =============    ============    =============      ============

     Income taxes (benefit) applicable to net securities gains (losses) were $44,798 for the three months ended March 31, 1997, and $346,916 and $(3,064) for the years ended December 31, 1996 and 1995, respectively.

     On August 20, 1996, The Small Business Job Protections Act (the "Act") was signed into law. The Act eliminated the percentage of taxable income bad debt deduction for thrift institutions for tax years beginning after December 31, 1995. The Act provides that bad debt reserves accumulated prior to 1988 be exempt from recapture. Bad debt reserves accumulated after 1987 are subject to recapture. The Bank has not accumulated any additional bad debt reserves since 1987; therefore, the impact of this legislation will not have a material effect on the Bank's financial statements.

     The following temporary differences gave rise to the net deferred tax assets (liabilities):

                                                                               March 31,              December 31,
                                                                                 1997            1996              1995
                                                                            ------------    -------------      ------------
     Deferred Tax Assets:
           Net unrealized loss on securities                                $      6,805    $       4,529      $      3,292
           Pension adjustment                                                     30,695           30,695            36,664
           Allowance for loan losses                                             154,967          148,528           103,289
           Investment in SHFC                                                    152,989          152,989           152,989
           Deferred loan origination costs, net                                   26,842           35,500            42,972
           Loss on extinguishment of debt                                        400,537                -                 -
           Other                                                                  30,071           34,515            22,315
                                                                            ------------    -------------      ------------
                         Total gross deferred tax assets                         802,906          406,756           361,521
                                                                            ------------    -------------      ------------

     Deferred Tax Liabilities:
           Discount on mortgage-backed securities                                208,339          210,926           285,706
           SHFC debt issuance costs                                               45,495           47,082            57,137
           Other                                                                  20,984           29,092            24,539
                                                                            ------------    -------------      ------------
                         Total gross deferred tax liabilities                    274,818          287,100           367,382
                                                                            ------------    -------------      ------------

                         Net deferred tax assets (liabilities)              $    528,088    $     119,656      $     (5,861)
                                                                            ============    =============      ============

        No valuation allowance was established at March 31, 1997 or December 31, 1996 and 1995, in view of the Bank's ability to carryback taxes paid in previous years and to a lesser extent future anticipated taxable income.

        The reconciliation of the federal statutory rate and the Bank's effective income tax rate is as follows:


                                                                  Three Months Ended March 31,
                                                           1997                                     1996
                                            ----------------------------------------------------------------------------
                                                                     % of                                       % of
                                                                    Pre-tax                                    Pre-tax
                                                Amount              Income               Amount                Income
                                            ---------------      -------------          --------              ----------
        Provision at statutory rate        $         96,642               34.0%   $       35,017                    34.0%
        State tax expense, net of
              federal tax benefit                    11,387                4.0             5,161                     5.0
        Other, net                                    1,075                0.4             2,665                     2.6
                                            ---------------      -------------          --------              ----------

              Actual tax expense
                 and effective rate        $        109,104               38.4%   $       42,843                    41.6%
                                            ===============      =============          ========              ==========


                                                                    Year Ended December 31,
                                                           1996                                     1995
                                            ----------------------------------------------------------------------------
                                                                     % of                                       % of
                                                                    Pre-tax                                    Pre-tax
                                                Amount              Income               Amount                Income
                                            ---------------      -------------          --------              ----------
        Provision at statutory rate        $        212,157               34.0%    $      116,540                   34.0%
        State tax expense, net of
              federal tax benefit                    26,572                4.3             12,573                    3.7
        Other, net                                   (7,482)              (1.2)           (17,410)                  (5.1)
                                            ---------------      -------------          ---------             ----------
              Actual tax expense
                 and effective rate        $        231,247               37.1%    $      111,703                   32.6%
                                            ===============      =============          =========             ==========

15.     EMPLOYEE BENEFITS

        The Bank sponsors a trusteed, defined benefit pension plan covering substantially all employees and officers. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Bank and compensation rates near retirement. The plan was amended in 1992 to suspend funding of future benefits. Accordingly, accrued benefits earned to that point were frozen. The Bank's funding policy is to make annual contributions as needed based upon the funding formula developed by the plan's actuary. Net periodic pension cost is comprised of the following:


                                                                              Year Ended December 31,
                                                                            1996                   1995
                                                                        ------------           -----------
              Service cost of the current period                       $           -          $          -
              Interest cost on projected benefit obligation                    9,159                 6,627
              Actual return on plan assets                                    (6,660)               (6,501)
              Net amortization and deferral                                    7,720                 5,331
                                                                        ------------           -----------

                      Net periodic pension cost                        $      10,219          $      5,457
                                                                        ============           ===========

        The actuarial present value of accumulated benefit obligations at December 31, 1996 and 1995, was $133,376 and $130,850, the entire amounts being vested for both years. The following table sets forth the funded status and amounts recognized in the statement of financial condition:


                                                                         December 31,
                                                                  1996               1995
                                                              -------------      ------------
              Plan assets at fair value                       $     100,406      $     89,579
              Projected benefit obligation                          133,376           130,850
                                                              -------------      ------------

              Funded status                                         (32,970)          (41,271)
              Unrecognized net loss                                  73,803            88,156
              Additional minimum liability                          (73,803)          (88,156)
                                                              -------------      ------------

                      Net pension liability                   $     (32,970)     $    (41,271)
                                                              =============      ============

        In preparing the above information for the years ended December 31, 1996 and 1995, a 7% discount rate and 7% expected long-term rate of return on plan assets was assumed. Plan assets are invested primarily in certificates of deposit of the Bank.

        The Bank also sponsors a contributory defined contribution 401(k) plan in which substantially all employees participate. The Bank recorded expense of $60,820 and $5,826 in 1996 and 1995, respectively.

16.     COMMITMENTS AND CONTINGENT LIABILITIES

        Commitments
        -----------

        In the normal course of business, the Bank makes various commitments which are not reflected in the accompanying financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is represented by the contractual amounts as disclosed. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures, and collateral requirements, as deemed necessary.

        The off-balance sheet commitments were comprised of the following:

                                                         March 31,             December 31,
                                                          1997            1996              1995
                                                      ------------    -------------      ------------
             Commitments to extend credit:
              Fixed Rate                              $    867,550    $     346,500      $    731,000
              Variable Rate                                244,000          520,500                 -
             Standby letters of credit                      13,676           13,000            35,000
                                                      ------------    -------------      ------------

                             Total                    $  1,125,226    $     880,000      $    766,000
                                                      ============    =============      ============

        Contingent Liabilities
        ----------------------

        In the normal course of business, the Bank is involved in various legal proceedings primarily involving the collection of outstanding loans. None of these proceedings are expected to have a material effect on the consolidated financial position or operations of the Bank.

17.     CAPITAL REQUIREMENTS

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. The Office of Thrift Supervision sets forth capital standards applicable to all thrifts. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Capital adequacy guidelines involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by the regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier I capital (as defined in the regulations) to risk-weighted assets, and of tangible and core capital (as defined in the regulations) to adjusted assets (as defined). Management believes as of December 31, 1996 that the Bank meets all capital adequacy requirements to which they are subject.

        As of December 31, 1996, the most recent notification from the Bank's primary regulator categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum tangible, core, and risk-based ratios. There have been no conditions or events since that notification that management believes have changed the Bank's category.

        Actual capital levels of the Bank and minimum required levels are as follows:


                                                                 March 31,                             December 31,
                                                                   1997                      1996                       1995
                                                       ----------------------------   ----------------------------------------------
                                                           Amount        Ratio         Amount     Ratio         Amount        Ratio
                                                       -------------  -------------   --------- ---------   --------------  --------
           Total Capital to Risk-Weighted Assets
           -------------------------------------

           Actual                                    $    4,878,570      12.46%   $   5,261,804    13.39%   $   4,721,462     12.37%
           For Capital Adequacy Purposes                  3,132,320       8.00        3,144,880     8.00        3,054,348      8.00
           To be "Well Capitalized"                       3,915,400      10.00        3,931,100    10.00        3,817,935     10.00

           Tier I Capital to Risk-Weighted Assets
           --------------------------------------

           Actual                                    $    4,458,989      11.39%   $   4,846,378    12.33%   $   4,445,250     11.64%
           For Capital Adequacy Purposes                  1,566,160       4.00        1,572,440     4.00        1,527,174      4.00
           To be "Well Capitalized"                       2,349,240       6.00        2,358,660     6.00        2,290,761      6.00

           Core Capital to Adjusted Assets
           -------------------------------

           Actual                                    $    4,458,989       5.38%   $   4,846,378     5.93%   $   4,445,250      5.44%
           For Capital Adequacy Purposes                  2,484,772       3.00        2,450,965     3.00        2,449,917      3.00
           To be "Well Capitalized"                       4,141,286       5.00        4,084,942     5.00        4,083,196      5.00

           Tangible Capital to Adjusted Assets
           -----------------------------------

           Actual                                    $    4,458,989       5.38%   $   4,846,378     5.93%   $   4,445,250      5.44%
           For Capital Adequacy Purposes                  1,242,386       1.50        1,225,482     1.50        1,224,959      1.50
           To be "Well Capitalized"                         N/A            N/A           N/A        N/A            N/A         N/A


        Prior to the enactment of The Small Business Job Protection Act discussed in Note 14, the Bank accumulated approximately $4,475,000 of retained earnings at December 31, 1996, which amount represents allocations of income to bad debt deductions for tax purposes only. Since this amount represents the accumulated bad debt reserves prior to 1988, no provision for federal income tax has been made for such amount. If any portion of this amount is used other than to absorb loan losses (which is not anticipated), the amount will be subject to federal income tax at the current corporate rate.

18.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        The estimated fair values of the Bank's financial instruments at December 31, are as follows:

                                                                   1996                                     1995
                                                    ----------------------------------      -----------------------------------
                                                       Carrying              Fair              Carrying               Fair
                                                         Value               Value              Value                 Value
                                                    ---------------      -------------      -------------         -------------
        Financial assets:
            Cash and due from banks,
             interest-bearing deposits
             in other banks                         $     2,100,915      $   2,100,915      $   1,703,240         $   1,703,240
            Investment securities
             available for sale                             826,407            826,407            646,903               646,903
            Investment securities
             held to maturity                             1,917,929          1,923,721          2,639,418             2,651,993
            Mortgage-backed securities
             available for sale                           2,430,439          2,430,439          2,298,085             2,298,085
            Mortgage-backed securities
             held to maturity                            17,126,963         17,249,409         18,992,674            19,368,898
            FHLB stock                                      594,722            594,722            591,300               591,300
            Loans receivable                             54,789,033         55,769,000         52,525,935            54,063,000
            Accrued interest receivable                     498,502            498,502            536,297               536,297
                                                    ---------------      -------------      -------------         -------------

             Total                                  $    80,284,910      $  81,393,115      $  79,933,852         $  81,859,716
                                                    ===============      =============      =============         =============
        Financial liabilities:
            Deposits                                $    64,294,119      $  64,262,119      $  65,160,207         $  65,500,332
            Advances by borrowers
             for taxes and insurance                      1,062,206          1,062,206          1,152,544             1,152,544
            CMOs                                          6,937,405          7,925,000          8,250,537             9,725,000
            Borrowed funds                                3,772,036          3,734,000          1,778,000             1,808,000
            Accrued interest payable                        161,240            161,240            169,104               169,104
                                                    ---------------      -------------      -------------         -------------

             Total                                  $    76,227,006      $  77,144,565      $  76,510,392         $  78,354,980
                                                    ===============      =============      =============         =============

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

        If no readily available market exists, the fair value estimates for financial instruments are based upon management's judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

        As certain assets, such as deferred tax assets and premises and equipment, are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Bank.

        The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

        Cash and Due From Banks, Interest-bearing Deposits with Other Banks,
        --------------------------------------------------------------------
        Accrued Interest Receivable, FHLB Stock, Advances By Borrowers For Taxes
        ------------------------------------------------------------------------
        and Insurance, and Accrued Interest Payable
        -------------------------------------------

        The fair value is equal to the current carrying value.

        Investment Securities and Mortgage-Backed Securities
        ----------------------------------------------------

        The fair value of these securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

        Loans Receivable, Deposits, Collateralized Mortgage Obligation, and
        -------------------------------------------------------------------
        Borrowed Funds
        --------------

        The fair value of loans is estimated by discounting the future cash flows using a simulation model which estimates future cash flows based upon current market rates adjusted for prepayment risk and credit quality. Savings, checking, and money market deposit accounts are valued at the amount payable on demand as of year end. Fair values for time deposits, collateralized mortgage obligation, and borrowed funds are estimated using a discounted cash flow calculation that applies contractual costs currently being offered in the existing portfolio to current market rates being offered for deposits and notes of similar remaining maturities.

        Commitments to Extend Credit and Commercial Letters of Credit
        -------------------------------------------------------------

        These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 16.

20.     SUBSEQUENT EVENTS

        Debt Extinguishment
        -------------------

        On March 7, 1997, the Bank purchased the Class C bond of the Collateralized Mortgage Obligation issued by SHFC from a third party investor. The bond was purchased for $4,929,000 and had a carrying value of $4,073,151. The Bank also accelerated the recognition of deferred debt issuance costs by $107,213 in connection with this transaction. As a result, the Bank recorded a loss on the extinguishment of the Class C bond of $562,525, net of related taxes of $400,537.

        Plan of Conversion
        ------------------

        On April 16, 1997, the Board of Directors of the Bank, subject to regulatory approval and approval by the members of the Bank, adopted a Plan of Conversion (the "Plan") to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of a holding company for the Bank. The Plan provides that the holding company will offer nontransferable subscription rights to purchase common stock of the holding company. The rights will be offered first to eligible account holders, the Bank's tax-qualified employee stock benefits plans, supplemental eligible account holders, and directors, officers, and employees. Any shares remaining may then be offered to the general public.

        Conversion costs will be deferred and deducted from the proceeds of the stock offering. If the offering is unsuccessful for any reason, the deferred costs will be charged to operations. At December 31, 1996, no costs have yet been deferred.

        At the date of conversion, the Bank will establish a liquidation account in an amount equal to its retained earnings reflected in the statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation will be reduced annually to the extent these account holders have reduced their qualifying deposits. In the event of a complete liquidation, each eligible savings account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

        The Bank may not declare or pay a cash dividend on, or repurchase any of its common shares if the effect thereof would cause the Bank's shareholders' equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements for insured institutions.

21.     SPRING HILL FUNDING CORPORATION

        Condensed financial statements for Spring Hill Funding Corporation are presented below:


                        STATEMENT OF FINANCIAL CONDITION

                                                                             March 31,               December 31,
                                                                               1997              1996             1995
                                                                          --------------    --------------    -------------
        ASSETS
           Cash                                                           $    229,995      $    176,918      $      1,000
           Investments                                                         484,939           477,120           629,159
           Mortgage-backed securities                                        6,785,024         7,259,729         8,675,903
           Other assets                                                        455,656           468,555           466,511
                                                                          --------------    --------------    --------------

              Total assets                                                $  7,955,614      $  8,382,322      $  9,772,573
                                                                          ==============    ==============    ==============
        LIABILITIES
           Collateralized mortgage obligation                             $  6,535,570      $  6,937,405      $  8,250,537
           Accrued interest payable                                             96,143           102,620           123,378
           Other liabilities                                                   103,517           102,266            98,800
                                                                          --------------    -------------     -------------
              Total liabilities                                              6,735,230         7,142,291         8,472,715
                                                                          --------------    -------------     -------------
        STOCKHOLDER'S EQUITY
           Capital stock                                                         1,000             1,000             1,000
           Additional paid-in capital                                        1,500,037         1,500,037         1,500,037
           Retained deficit                                                   (280,653)         (261,006)         (201,179)
                                                                          --------------    -------------     -------------
              Total stockholder's equity                                     1,220,384         1,240,031         1,299,858
                                                                          --------------    -------------     -------------

              Total liabilities and stockholder's equity                  $  7,955,614      $  8,382,322      $  9,772,573
                                                                          ==============    =============     =============



                             STATEMENT OF OPERATIONS


                                                           Three Months Ended March 31,      Year Ended December 31,
                                                              1997             1996             1996             1995
                                                         --------------    ------------    -------------    --------------
        Interest income                                  $     200,966    $    224,709    $     872,176      $  1,025,875
        Interest expense                                       206,557         246,624          930,669         1,060,807
                                                         --------------    ------------    -------------    --------------

                 Net interest loss                              (5,591)        (21,915)         (58,493)          (34,932)

        Other expenses                                          14,056          10,931           43,774            43,774
                                                         --------------    ------------    -------------    --------------

                 Loss before income taxes                      (19,647)        (32,846)        (102,267)          (78,706)
        Income tax benefit                                           -               -          (42,441)          (32,734)
                                                         --------------    ------------    -------------    --------------

                 Net loss                                $     (19,647)    $   (32,846)   $     (59,826)     $    (45,972)
                                                         ==============    ============    =============    ==============

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by SHS Bancorp, Inc. or Spring Hill Savings Bank, F.S.B. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of SHS Bancorp, Inc. or Spring Hill Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.


              Table of Contents                        Page
              -----------------                        ----
Prospectus Summary...................................
Selected Consolidated Financial Information..........
Risk Factors.........................................
SHS Bancorp, Inc.....................................
Spring Hill Savings Bank, F.S.B .....................
Use of Proceeds......................................
Dividend Policy......................................
Market for Common Stock..............................
Capitalization.......................................
Historical and Pro Forma Capital Compliance..........
Pro Forma Data.......................................
Spring Hill Savings Bank and Subsidiary
 Consolidated Statements of Income...................
Management's Discussion and Analysis of Financial
 Condition and Results of Operations..................
Business of the Holding Company......................
Business of the Savings Bank.........................
Management of the Holding Company....................
Management of the Savings Bank.......................
Regulation...........................................
Taxation.............................................
The Conversion.......................................
Restrictions on Acquisition of the Holding Company...
Description of Capital Stock of the Holding Company..
Registration Requirements............................
Legal and Tax Opinions...............................
Experts..............................................
Additional Information...............................
Index to Consolidated Financial Statements...........

Until the later of ___________, 1997, or 25 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                               SHS BANCORP, INC.

                                     [Logo]

        (Proposed Holding Company for Spring Hill Savings Bank, F.S.B.)



                               713,000 Shares of
                                  Common Stock


                                ----------------

                                   Prospectus

                                ----------------



                                Ryan, Beck & Co.



                               ___________, 1997

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Officers and Directors

    Article 9 of the Articles of Incorporation requires indemnification of directors, officers and employees as follows:

    Article 9.  Indemnification, etc. of Officers, Directors, Employees and
Agents.

    A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

    B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

    C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

    D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    E. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

    F. Security, Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

    G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this
Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

    H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Spring Hill Savings Bank, F.S.B.

    Section 545.121 of the Regulations for Federal Savings Associations provides that any person against whom any action is brought or threatened by reason of the fact that such person is or was a director or officer of the Savings Bank shall be indemnified by such Savings Bank for reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action; any amount of which such person becomes liable by reason of any judgment in such action; and reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, which results in a final judgment on the merits in favor of the director or officer, the Savings Bank may make the indemnification provided in the preceding sentence if a majority of the directors of the Savings Bank determine that such director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the best interests of the Savings Bank or its stockholders or members. In which event, regulations require a 60 day notice to the OTS. Additionally, Section 545.121(d) authorizes the obtaining of insurance to protect against such losses.

Item 25.  Other Expenses of Issuance and Distribution(1)

  Legal fees and expenses........................  $100,000
  Securities marketing legal fees................    30,000
  EDGAR, copying, printing, postage and mailing..   100,000
  Appraisal and business plan preparation........    12,500
  Accounting fees................................    45,000
  Securities marketing fees and expenses (2).....   105,000
  Data processing fees and expenses..............    10,000
  SEC registration fee...........................     2,485
  Blue Sky filing fees and expenses..............    20,000
  OTS filing fees................................     8,400
  Other expenses.................................    16,615
                                                   --------
      Total......................................  $450,000
                                                   ========
-------------------------

(1) Assumes all of the Common Stock will be sold in the Subscription and Direct Community Offerings.
(2) Based on the sale of Common Stock at the midpoint of the Estimated Valuation Range.

Item 26. Recent Sales of Unregistered Securities.

         Not Applicable

Item 27. Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

 1.1   --       Form of proposed Agency Agreement among SHS Bancorp, Inc.,
                Spring Hill Savings Bank, F.S.B. and Ryan Beck (a)

 1.2   --       Engagement Letter between Spring Hill Savings Bank, F.S.B. and
                Ryan Beck

 2     --       Plan of Conversion of Spring Hill Savings Bank, F.S.B. (attached as an exhibit to the Proxy Statement included as Exhibit 99.5)

 3.1   --       Articles of Incorporation of SHS Bancorp, Inc.

 3.2   --       Bylaws of SHS Bancorp, Inc.

 4     --       Form of Certificate for Common Stock

 5     --       Opinion of Breyer & Aguggia regarding legality of securities registered

 8.1   --       Form of Federal Tax Opinion of Breyer & Aguggia

 8.2   --       Form of State Tax Opinion of S.R. Snodgrass, A.C.

 8.3   --       Opinion of Feldman Financial as to the value of subscription rights

 10.1   --      Proposed Form of Employment Agreement for Senior Officers

 10.2   --      Proposed Form of Severance Agreement for Key Officers

 10.3   --      Proposed Form of Employee Severance Compensation Plan

 10.4   --      Proposed Form of Employee Stock Ownership Plan

 10.5   --      Spring Hill Savings Bank, F.S.B. 401(k) Profit Sharing Plan (a)

 21     --      Subsidiaries of SHS Bancorp, Inc.

 23.1   --      Consent of S.R. Snodgrass, A.C.

 23.2   --      Consent of Breyer & Aguggia (contained in opinion included as
                Exhibit 5 )

 23.3   --      Consent of Breyer & Aguggia as to its Federal Tax Opinion

 23.4   --      Consent of Feldman Financial Advisors, Inc.

 24     --      Power of Attorney (contained in signature page)

 27     --      Financial Data Schedule

 99.1   --      Order Form

 99.2   --      Solicitation and Marketing Materials

 99.3   --      Appraisal Agreement with Feldman Financial Advisors, Inc.

 99.4   --      Appraisal Report of Feldman Financial Advisors, Inc. (a)

 99.5   --      Proxy Statement for Special Meeting of Members of Spring Hill
                Savings Bank, F.S.B.

---------------------
(a)  To be filed by amendment.

Item 28. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania on the 27th day of June, 1997.


                              SHS BANCORP, INC.



                              By: /s/  Thomas F. Angotti
                                  -----------------------
                                  Thomas F. Angotti
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of SHS Bancorp, Inc., do hereby severally constitute and appoint Thomas F. Angotti and Vincent C. Ashoff, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Thomas F. Angotti and Vincent C. Ashoff may deem necessary or advisable to enable SHS Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form SB-2 relating to the offering of SHS Bancorp, Inc.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Thomas F. Angotti and Vincent C. Ashoff shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                               Title                                     Date
----------                               -----                                     ----

/s/  Thomas F. Angotti                   Chief Executive Officer and Director      June 27, 1997
----------------------------------       (Principal Executive Officer)
Thomas F. Angotti


/s/  Vincent C. Ashoff                   Chief Financial Officer                   June 27, 1997
----------------------------------       (Principal Financial
Vincent C. Ashoff                        and Accounting Officer)


/s/  Guy Dille                           Director                                  June 27, 1997
----------------------------------
Guy Dille


/s/  George C. Dorsch                    Director                                  June 27, 1997
----------------------------------
George C. Dorsch



/s/  Edward W. Preskar                   Director                                  June 27, 1997
----------------------------------
Edward W. Preskar



/s/  James G. Caliendo                   Director                                  June 27, 1997
----------------------------------
James G. Caliendo

                               INDEX TO EXHIBITS

1.1    -      Form of proposed Agency Agreement among SHS Bancorp, Inc., Spring
              Hill Savings Bank, F.S.B. and Ryan Beck (a)

1.2    -      Engagement Letter between Spring Hill Savings Bank, F.S.B. and
              Ryan Beck

2      -      Plan of Conversion of Spring Hill Savings Bank, F.S.B. (attached as and exhibit to the Proxy Statement included as Exhibit 99.5)

3.1    -      Articles of Incorporation of SHS Bancorp, Inc.

3.2    -      Bylaws of SHS Bancorp, Inc.

4      -      Form of Certificate for Common Stock

5      -      Opinion of Breyer & Aguggia regarding legality of securities registered

8.1    -      Form of Federal Tax Opinion of Breyer & Aguggia

8.2    -      Form of State Tax Opinion of S.R. Snodgrass, A.C. (a)

8.3    -      Opinion of Feldman Financial as to the value of subscription rights

10.1   -      Proposed Form of Employment Agreement with Senior Officers

10.2   -      Proposed Form of Severance Agreement for Key Officers

10.3   -      Proposed Form of Employee Severance Compensation Plan

10.4   -      Proposed Form of Employee Stock Ownership Plan

10.5   -      Spring Hill Savings Bank, F.S.B. 401(k) Profit Sharing Plan (a)

21     -      Subsidiaries of SHS Bancorp, Inc.

23.1   -      Consent of S.R. Snodgrass, A.C.

23.2   -      Consent of Breyer & Aguggia (contained in opinion included as
              Exhibit 5)

23.3   -      Consent of Breyer & Aguggia as to its Federal Tax Opinion

23.4   -      Consent of Feldman Financial Advisors, Inc.

24     -      Power of Attorney (contained in signature page)

27     -      Financial Data Schedule

99.1   -      Order Form

99.2   -      Solicitation and Marketing Materials

99.3   -      Appraisal Agreement with Feldman Financial Advisors, Inc.

99.4   -      Appraisal Report of Feldman Financial Advisors, Inc. (a)

99.5   -      Proxy Statement for Special Meeting of Members of Spring Hill
              Savings Bank, F.S.B.
-----------------

(a)  To be filed by amendment.